As filed with the Securities and Exchange Commission on January 24, 2003
Registration No. 333-101511

SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM SB-2/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BEAR CREEK MINING CORPORATION
 (FORMERLY EVEOLUTION VENTURES INC.)
 (Name of small business issuer in its charter)

British Columbia (State or Other Jurisdiction of Organization)	21222 (Primary Standard Industrial Classification Code)	- (IRS Employer Identification #)

Bear Creek Mining Corporation Suite 410, 625 Howe Street Vancouver, BC, Canada V6C 2T6 (604) 921-6269 (Address and telephone of registrant’s executive office)	Paul A. Visosky 3400 – 666 Burrard Street Vancouver, BC, Canada V6C 2X8 (604) 639-3131 (Name, address and telephone number of agent for service)

Copies of all communications and notices to:

Cheryl Wheeler (President and CEO) Bear Creek Mining Corporation Suite 410, 625 Howe Street Vancouver, BC, Canada V6C 2T6 Tel: (604) 921-6269 Fax: (604) 925-9353	Robert Diercks Foster Pepper & Shefelman PLLC 1111 Third Avenue, Suite 3400 Seattle, WA 98101-3299 Tel: (206) 447-8924 Fax: (206) 749-1926

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

The later of the effective date of this registration statement and the Canadian Prospectus in British Columbia, Alberta and Ontario.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box. [ X ]

If this Form is filed to register additional securities for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of each Class	Number of	Proposed Offering
of Securities to be	Units/Shares to be	Price Per Unit or	Proposed Aggregate	Amount of
Registered	Registered	Share	Offering Price	Registration Fee

Units consisting of:
One common share and One half of one Series C warrant	11,000,000	$0.50	$5,500,000
Common shares	8,942,489 (1)	(2)	(3)

Totals	19,942,489	(2)	(3)	$1,617.09 (3)

(1)	This number consists of: 5,500,000 shares issuable upon exercise of series C share purchase warrants; and the following shares to be offered by the selling shareholders: 1,320,000 shares issuable upon exercise of agent’s warrants; 1,743,542 shares issuable as transaction shares; and 378,947 shares which will be released to certain selling shareholders in accordance with the escrow and pooling provisions.

(2)	Estimated solely for the purposes of determining the registration fee. In accordance with Rule 457(o) and (g) under the Securities Act of 1933, the calculation is based upon the offering price per unit to be offered by the registrant, the $0.75 exercise price for the shares issuable upon an exercise of the series C warrants, the $0.50 exercise price for the 1,320,000 shares issuable upon an exercise of the agent’s warrants; $0.50 per share for the 1,800,000 shares issuable upon conversion of loan units; $0.50 per share for the 900,000 shares issuable upon conversion of loan unit series A warrants; $0.75 per share for the 900,000 shares issuable upon conversion of loan unit series B warrants; $0.50 per share for the 66,666 shares issuable as loan bonus shares based upon the offering price per unit to be offered by the registrant; $0.50 per share for the 8,600,000 shares issuable as transaction shares based upon the offering price per unit to be offered by the registrant; and $0.50 per share for the 3,000,000 shares which will be released to certain selling shareholders in accordance with the escrow provisions based upon the offering price per unit to be offered by the registrant.

(3)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(o) and (g) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING UNDER SAID SECTION 8(a) MAY DETERMINE.

Prospectus

Bear Creek Mining Corporation
(formerly EVEolution Ventures Inc.)

11,000,000 Units
Consisting of One Common Share, and One Half of One Series C Warrant
and 8,942,489 Common Shares

We are offering 11,000,000 units and certain of our shareholders, including shareholders who receive shares in connection with the merger transaction described in this prospectus and as agent’s compensation, and in the United States we are offering up to 8,942,489 common shares consisting of 378,947 previously issued common shares (“transfer shares”) and 1,743,542 common shares (“transaction shares”) as consideration for the acquisition of Bear Creek Mining Company (“BCMC”) and Peru Exploration Venture LLLP (“PeruEx”), 5,500,000 common shares on the exercise of series “C” warrants, 1,320,000 common shares on the exercise of agent’s. No secondary shares will be sold until the sale of the units is completed and applicable escrow periods have expired. We will not receive any proceeds from the sale of secondary shares by the selling shareholders.

We are offering 11,000,000 units in the Canadian provinces of Ontario, British Columbia and Alberta through Haywood Securities Inc. (“Haywood”) and in the states of California, Arizona, Utah, Nevada and New York through Haywood Securities (USA), Inc. as our underwriters. Our offering is on a best efforts all-or-none basis and is conditioned upon the completion of a merger in which we will acquire all the assets and liabilities of PeruEx and BCMC (the “proposed transaction”). All proceeds of this offering will be returned unless the merger is completed simultaneously with the closing of this offering. Our offering will commence on the later of the effective date of this registration statement and our Canadian prospectus in Ontario, British Columbia and Alberta and will continue for a period of 90 days from the later of the date of issue of receipts for the Canadian prospectus and this prospectus becoming effective. Certain of our shares are also being registered to permit the selling shareholders to sell the secondary shares from time to time in the public market.

The underwriter will retain all subscription funds until closing.

Our common shares are listed on the Canadian TSX Venture Exchange under the symbol “EVE”. On April 30, 2002, the day prior to trading in our common shares being halted pending completion of this offering and the proposed transaction, the last reported sale price of our common shares was C$0.30. Investing in our common shares involves risks.

		Agent's	Net Proceeds
	Price to Public	Commission(1)	to Us(2)

Per Unit:	$0.50	$0.0375 (2)	$0.4625
Total Offering:	$5,500,000	$412,500	$5,087,500

(1)	We will pay a cash commission equal to 7 1/2% of the gross proceeds to Haywood on closing of the offering. We will also issue agent’s warrants to Haywood, entitling them to purchase 1,320,000 shares.

(2)	Before deducting expenses of the offering, estimated at $270,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. The date of this prospectus is January 24, 2003.

PROSPECTUS SUMMARY
OUR OFFERING
Determination of Offering Price
Selling Shareholders Offering
Bear Creek Mining Corporation
Our Proposed Transaction
Peru Exploration Venture LLLP
PeruEx’s business purpose has been:
Bear Creek Mining Company
Note to Readers
Our Prospective Business
OUR RISK FACTORS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
FUNDS TO BE AVAILABLE AND USE OF OFFERING PROCEEDS
Funds To Be Available
Planned Use of the Available Funds
CAPITALIZATION
DILUTION OF THE PRICE YOU PAID FOR YOUR UNITS
PLAN OF DISTRIBUTION: TERMS OF THE OFFERING
Stabilization Activities
Section 15(g) of the Exchange Act
BEAR CREEK MINING CORPORATION
Our Current Business
Our Proposed Transaction
Our Submission of Matters to a Vote of Security Holders
Liquidity and Capital Resources
Our Legal Proceedings
Our Current Executive Officer, Directors and Principal Shareholders
Executive Compensation
Options, Stock Appreciation Rights and Other Rights to Purchase Securities
Other Plans and Benefits
Employment Contracts
Termination of Employment
Indebtedness of Directors and Officers
Our Current Employees
Our Current Trademarks
Our Current Administrative Properties
Our Management’s Discussion and Analysis
Legal Proceedings
Auditors
Description of Securities Distributed
Principal Shareholders
Escrowed Securities
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
PERU EXPLORATION VENTURE LLLP
Current Business
Current Trademarks
Current Administrative Properties
Current Mineral Property Interests
Abandoned Mineral Property Interests
Current Legal Proceedings
Recent Submission of Matters to a Vote of Security Holders
Current Directors and Executive Officers
Market for Partnership Units and Related Unit Holder Matters
Management’s Discussion and Analysis
Planned Capital Expenditures
Other Matters
BEAR CREEK MINING COMPANY
Current Business
Current Trademarks
Current Administrative Properties
Current Legal Proceedings
Recent Submission of Matters to a Vote of Security Holders
Current Directors and Officers
Executive Compensation
Compensation of Directors of BCMC
Other Plans and Benefits
Indebtedness of Directors and Officers
Current Employees
Current Significant Consultants
Market for Common Equity and Related Shareholder Matters
Prior Sales
Management’s Discussion and Analysis
Planned Capital Expenditures
Other Matters
BEAR CREEK MINING CORPORATION — UPON COMPLETION OF THE PROPOSED TRANSACTION AND OFFERING
Directors, Executive Officers and Control Persons
Proposed Compensation
Other Consultants
Stock Option Grants
Incentive Stock Option Plan
Corporate Cease Trade Orders or Bankruptcies
Penalties or Sanctions
Personal Bankruptcies
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXPERTS
LEGAL MATTERS
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
FINANCIAL STATEMENTS
Amended Sponsorship & Agency Agreement
Amended Warrant Indenture
Opinion of Nexus Venture Capital Lawyers
Opinion of Lackowicz & Shier
Consulting Agreements
Yuri Mineral Rights Letter Agreement
Term Sheet For The Ataspaca Property
Letter Of Intent La Pampa
List Of Subsidiaries
Amended Consent of Semple & Cooper
Amended Consent Of Staley Okada & Partners
Consent of Adolfo Santa Cruz Miranda
Consent of Author For Geological Reports
TSX Preliminary Approval Letter
Consulting Agreement New Caledonia
Letter Of Agreement Pacific Rim-Bear Creek

TABLE OF CONTENTS	IV
PROSPECTUS SUMMARY	1
OUR OFFERING	1
Determination of Offering Price	2
Selling Shareholders Offering	2
Bear Creek Mining Corporation	2
Our Proposed Transaction	2
Peru Exploration Venture LLLP	3
Bear Creek Mining Company	4
Note to Readers	4
Our Prospective Business	4
OUR RISK FACTORS	5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	8
FUNDS TO BE AVAILABLE AND USE OF OFFERING PROCEEDS	9
Funds To Be Available	9
Planned Use of the Available Funds	9
CAPITALIZATION	11
DILUTION OF THE PRICE YOU PAID FOR YOUR UNITS	12
PLAN OF DISTRIBUTION: TERMS OF THE OFFERING	13
Stabilization Activities	14
Section 15(g) of the Exchange Act	14
BEAR CREEK MINING CORPORATION	15
Our Current Business	15
Our Proposed Transaction	15
Our Submission of Matters to a Vote of Security Holders	16
Liquidity and Capital Resources	18
Our Legal Proceedings	19
Our Current Executive Officer, Directors and Principal Shareholders	19
Executive Compensation	21
Options, Stock Appreciation Rights and Other Rights to Purchase Securities	21
Other Plans and Benefits	22
Employment Contracts	22
Termination of Employment	22
Indebtedness of Directors and Officers	22
Our Current Employees	23
Our Current Trademarks	23
Our Current Administrative Properties	23
Our Management’s Discussion and Analysis	23
Legal Proceedings	27
Auditors	27
Description of Securities Distributed	27
Principal Shareholders	29
Escrowed Securities	29
SELLING SHAREHOLDERS	34
Selling Shareholders	34
PLAN OF DISTRIBUTION	36
PERU EXPLORATION VENTURE LLLP	36
Current Business	36
Current Trademarks	42
Current Administrative Properties	42
Current Mineral Property Interests	42
Abandoned Mineral Property Interests	72
Current Legal Proceedings	72
Recent Submission of Matters to a Vote of Security Holders	73
Current Directors and Executive Officers	73
Market for Partnership Units and Related Unit Holder Matters	73
Management’s Discussion and Analysis	73
Planned Capital Expenditures	76
Other Matters	76
BEAR CREEK MINING COMPANY	79
Current Business	79
Current Trademarks	79
Current Administrative Properties	79
Current Legal Proceedings	79
Recent Submission of Matters to a Vote of Security Holders	79
Current Directors and Officers	79
Executive Compensation	81
Compensation of Directors of BCMC	81
Other Plans and Benefits	81
Indebtedness of Directors and Officers	82
Current Employees	82
Current Significant Consultants	82
Market for Common Equity and Related Shareholder Matters	82
Prior Sales	82
Management’s Discussion and Analysis	82
Planned Capital Expenditures	85
Other Matters	85
BEAR CREEK MINING CORPORATION — UPON COMPLETION OF THE PROPOSED TRANSACTION AND OFFERING	87
Directors, Executive Officers and Control Persons	87
Proposed Compensation	89
Other Consultants	90
Stock Option Grants	90
Incentive Stock Option Plan	90
Corporate Cease Trade Orders or Bankruptcies	92
Penalties or Sanctions	92
Personal Bankruptcies	92
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	92
EXPERTS	94
LEGAL MATTERS	94
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	94
FINANCIAL STATEMENTS	94

PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before purchasing units. You should read the entire prospectus carefully, including risk factors and our audited financial statements and the notes to those financial statements and the other financial information appearing elsewhere in this prospectus, before you decide to purchase units. In the following, “BCMC” means Bear Creek Mining Company (an Arizona corporation) and “PeruEx” means Peru Exploration Venture LLLP. Terms like “we”, “our” and “us” mean Bear Creek Mining Corporation (a Yukon corporation). All dollar amounts are in US dollars unless stated otherwise.

OUR OFFERING

Units Offered:	11,000,000 units.

Price Per Unit:	$0.50 per unit.

Unit Description:	Each unit will consist of one (1) share in our capital and one-half of one (1/2) non-transferable series C warrant. Each whole series C warrant will entitle the holder to purchase one share at a price of $0.75 for a period of one year from the date on which this offering closes.

Gross Proceeds to us:	$5,500,000.

Completion:	The offering will be completed with the simultaneous completion of the proposed transaction.

Conditions to the Offering:	This offering is conditional upon the closing of the proposed transaction and the sale of all of the units offered under this prospectus.

Agent:	In Alberta, British Columbia, and Ontario:	Haywood Securities Inc. Suite 2000, 400 Burrard Street Vancouver, B.C. V6C 3A6

	In the United States:	Haywood Securities (USA) Inc. Suite 2000, 400 Burrard Street Vancouver, B.C. V6C 3A6

Nature of Offering:	All or none: commercially reasonable efforts.

Agent’s Commission:	7.5% of the gross offering proceeds, equal to $412,500.

Agent’s Warrants:	Upon the closing of this offering, we will issue the agent’s warrants to Haywood entitling it to purchase 1,320,000 shares at a price of $0.50 per share for a period of one year from the date on which this offering closes. These agent’s warrants are being registered for distribution pursuant to this prospectus.

Plan of Distribution:	Haywood will offer the units, on our behalf, in the Canadian provinces of British Columbia, Alberta and Ontario and in the states of California, Arizona, Nevada, Utah and New York through Haywood Securities (USA) Inc.

For Canadian securities law purposes, this prospectus also qualifies the distribution of 8,600,000 transaction shares, 1,800,000 shares issued as repayment of the BCMC loan, 1,800,000 shares on exercise of the series A and series B warrants forming part of the repayment of the BCMC loan and 66,666 bonus shares to be issued to the lenders under the EVE loan.

Use of Proceeds:	Funds from the sale will be used to cover our costs of planned mineral exploration activities in Peru. Some of the funds will also be used to pay accrued costs of the proposed transaction.

Determination of Offering Price

The price of the units we are offering was determined arbitrarily through negotiations between Haywood and ourselves in order for us to raise $5,500,000 in this offering. This offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value, and we cannot assure you will be able to resell the shares comprised in the units, or any shares you may obtain upon exercise of the series C warrants, above the offering price of the units, or at all. Spouses of two of the directors are registered investment advisors of Haywood however are not involved or influential in negotiations between Haywood and us.

Selling Shareholders Offering

In the United States, this prospectus also covers up to 8,942,489 secondary shares to be sold from time to time by the selling shareholders identified in this prospectus. The selling shareholders may sell all or a portion of the secondary shares at fixed prices that may be changed, at market prices prevailing at the time of sale, or at prices related to such market prices or at negotiated prices. Selling shareholders may sell secondary shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their secondary shares. Sale of secondary shares by selling shareholders will not commence until the offering is completed and applicable escrow requirements have expired.

After the offering is completed we will have issued 25,466,666 shares.

Bear Creek Mining Corporation

We were incorporated in British Columbia, Canada on August 31, 1999. Our principal place of business is at Suite 410, 625 Howe Street, Vancouver, British Columbia, V6C 2T6.

We are listed on the TSX Venture Exchange as a capital pool company and our sole business to date has been to identify and evaluate opportunities for the acquisition of an interest in assets or businesses. Our proposed transaction and this offering represent the culmination of all our business efforts to date.

Upon our obtaining all necessary shareholder approvals and the Exchange’s approval to both this offering and the proposed transaction (which has already been provided on a preliminary basis) we will close the proposed transaction and complete this offering.

Following the closing of this offering, a new board of directors, previously elected by the shareholders at the extraordinary general meeting on November 14, 2002, will assume management of the company. Our objective will be to operate a profitable minerals exploration and evaluation business by building on the program established by BCMC and PeruEx over the past two and one-half years. This will include exploration to discover and acquire new prospects as well as continuing work on the properties held by PeruEx. We intend to create value for the shareholders by finding and acquiring properties, performing geologic and engineering studies and then selling, farming out or joint venturing properties that have economic potential. In some cases, we may decide to develop a property and take it to production.

Our Proposed Transaction

Our proposed transaction consists of the following series of events:

•	We will issue to EVEolution Ventures (USA) Inc., our wholly-owned subsidiary incorporated in the State of Arizona, 8,600,000 transaction shares in exchange for an equal number of shares of common stock of our subsidiary.

•	Under a securities exchange agreement among (i) PeruEx, (ii) BCMC and (iii) the PeruEx limited partners, BCMC will issue shares of its common stock to the partnership security holders in exchange for all of their limited partnership interests (BCMC’s shareholders, including the PeruEx limited partners, are referred to as the “partnership security holders”). As a result, PeruEx will be merged into BCMC and PeruEx will cease to exist as a separate legal entity.

•	According to a merger agreement and a representation agreement both dated for reference October 10, 2002 among us, BCMC and the partnership security holders:

(i)	our subsidiary will issue the transaction shares to the partnership security holders in proportion to their shareholdings in BCMC; and

(ii)	our directors will transfer 2,400,000 transfer shares, being a portion of their 3,000,000 escrowed shares to the partnership security holders.

As a result, BCMC will be merged into our subsidiary and BCMC will cease to exist as a separate legal entity. We and our subsidiary, will be the only remaining legal entities. All the previously existing assets and liabilities of PeruEx and BCMC will be owned and held by our subsidiary.

In accordance with the merger agreement, we have also executed an anti-dilution agreement with each of the partnership security holders. This agreement provides each of them with a non-transferable right to participate, on a pro-rata basis calculated on the basis of each of their fully diluted shareholdings on closing of the offering, in any financing by way of our shares for a period of two years following the closing of the offering.

Peru Exploration Venture LLLP

PeruEx was formed as a limited liability limited partnership on June 22, 2000. It registered under the laws of the State of Arizona on September 19, 2000. PeruEx has 14 limited partners, who collectively hold a total of 38 limited partnership units. BCMC is PeruEx’s general partner. The limited partners provided $1.9 million for a two-year exploration program. The merger with us was advanced as a means for the PeruEx partners to convert their interest into marketable securities and to continue participation in mineral exploration in Peru.

PeruEx’s business purpose has been:

•	Conduct early stage mineral exploration in Peru. This generally entails the identification of favorable prospects based on the experience of the PeruEx staff, filing concessions on unclaimed properties and negotiating option agreements on existing concessions,

•	Add value through geologic and engineering studies to define the potential for an economic mineral deposit,

•	Drill to define mineral resources, and

•	Market, joint venture or farm out properties to obtain value for the partners.

This program has led to the acquisition and retention of five properties, three of which are ready to be drilled.

However, as Peru does not legally recognize PeruEx’s limited liability limited partnership structure, PeruEx executed an agreement with BCMC entitled General Assignment of Rights to Exploration Ventures. This agreement provides that:

•	BCMC, as the general partner, would conduct all exploration operations and will acquire interests in mineral properties in Peru for PeruEx, and

•	BCMC would establish a branch in Peru to enable it to conduct, in the name of BCMC, such operations and acquisitions for the account of, and at the expense of, PeruEx.

The legal purpose and effect of the agreement was to transfer control of the branch established by BCMC in Peru, named “Bear Creek Mining Company — Sucursal del Peru”, from BCMC to PeruEx. Accordingly, PeruEx has combined, pursuant to generally accepted accounting principles in the United States of America, all the assets, liabilities, expenses, rights and obligations of the Peruvian branch into its financial statements for all reported periods. The Peruvian branch’s future revenues, will be similarly combined into the PeruEx financial statements. None of the acquired mineral property interests have been sold to date. As a result, BCMC and its Peruvian branch have yet to realize any revenues and remain exploration stage entities for accounting purposes.

PeruEx will cease to exist when the proposed transaction closes.

Bear Creek Mining Company

BCMC was formed on June 7, 2000 as Bear Creek Mining Company under the laws of the State of Arizona. BCMC holds a 1.01% interest in, and is the general partner of PeruEx.

BCMC’s business is to identify, acquire or lease rights to, and explore mineral properties located primarily in Peru, with the objective of identifying mineralized deposits economically worthy of subsequent development, mining and sale. To date, such business has been conducted exclusively through BCSP and PeruEx.

Note to Readers

Consistent with the legal purpose and effect of the above general assignment and in order to eliminate lengthy and confusing legal semantics of no critical importance to a potential investor’s understanding of a particular event or transaction, we have taken the following editorial liberties throughout the balance of this Prospectus:

•	PeruEx and BCSP are hereinafter collectively presented and characterized as “PeruEx”.

•	All transactions conducted or to be conducted by either PeruEx or BCSP are hereinafter collectively presented and characterized as transactions of PeruEx being legally conducted by either BCMC or BCSP.

Our Prospective Business

Should our proposed transaction and the offering be completed, our business will be to carry on the previously existing businesses of PeruEx and BCMC, being to:

•	Conduct early stage mineral exploration in Peru. This generally entails the identification of favorable prospects based on the experience of our staff, filing concessions on unclaimed properties and negotiating option agreements on existing concessions,

•	Add value through geologic and engineering studies to define the potential for an economic mineral deposit,

•	Drill to define mineral resources, and

•	Market, joint venture or farm out properties to obtain value for our shareholders.

OUR RISK FACTORS

Potential investors should carefully consider our risk factors as set forth below and the other information included in this prospectus prior to purchasing the units offered. An investment in our units, and in our shares, involves a high degree of risk. PeruEx and BCMC are early stage entities that have yet to realize any revenues from operations. All of the mineral property interests of PeruEx to be acquired by us via the proposed transaction are in the exploratory stage, with no established mineral resources.

Our business is subject to potential political, social and economic instability in Peru

The mineral property interests of PeruEx are located exclusively in the Republic of Peru. Regardless of recent progress in restructuring its political institutions and revitalizing its economy, Peru’s history since the mid-1980s’ has been one of political and economic instability under both democratically elected and dictatorial governments. These governments frequently have intervened in the national economy and social structure, including periodically imposing various controls the effects of which have been to restrict the ability of both domestic and foreign companies to freely operate. Although we believe that the current conditions in Peru are relatively stable and conducive to conducting business, our current and future mineral exploration and mining activities could be impacted by adverse political or economic developments. The adverse developments may include, widespread civil unrest and rebellion, the imposition of unfavorable government regulations on foreign investment, production and extraction, prices, exports, income taxes, expropriation of property, environmental compliance and worker safety.

We will need to raise additional monies to fund our on-going exploration program

We believe that the net cash proceeds to be received upon the completion of the proposed transaction and offering, will be sufficient to complete the currently recommended stage 1 and stage 2 exploration programs on the three most advanced properties held by PeruEx. If the stage 2 results are positive and one or more of the projects moves to the resource definition stage, substantial additional funding may be required. There is no assurance that additional financing or capital investment can be obtained on reasonable terms. A failure to obtain funding could result in properties being forfeited.

There are risks associated with mineral exploration that may adversely affect our ability to undertake our planned operations

The business of exploration for minerals and mining involves a high degree of risk. Few properties that are explored are ultimately developed into mineral deposits with significant value. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explorations, cave-ins, landslides and the inability to obtain suitable adequate machinery, equipment or labor are other risks involved in the operation of mines and the conduct of exploration programs. Substantial expenditures are required to establish ore reserves through drilling, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations or that funds required for development can be obtained on a timely basis. The economics of developing gold, copper and other mineral properties is affected by many factors including the cost of operations, variations in the grade of ore mined, fluctuations in metal markets, costs of processing equipment and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection. The remoteness and restrictions on access of certain of the properties in which we will have an interest will have an adverse effect on profitability in that infrastructure costs will be higher. There are also physical risks to the exploration personnel working in the rugged terrain of the Peruvian back-country, often in poor climate conditions. These risks can be abated through personnel training, insuring that no one goes in the field alone and providing reliable communications such as satellite telephones.

Our inability to identify mineral reserves will significantly reduce the value of our shares

PeruEx has a history of losses, no producing mines and none of PeruEx’s properties have proven or estimated reserves or known bodies of commercial ore. If we fail to identify any reserves or bodies of commercial ore while undertaking our planned exploration program, this will greatly reduce the value of our shares.

We may not be able to insure our business from certain of the risks associated with our operations

In the course of exploration, development and production of mineral properties, certain risks, and in particular, unexpected or unusual geological operating conditions including rock bursts, cave-ins, fires, flooding and earthquakes may occur. It is not always possible to fully insure against such risks and we may decide not to take out insurance against such risks because of the cost. We may become subject to liability for hazards against which we are not insured.

There is no guarantee that legal title to the property in which we will have an interest will not be challenged

Although PeruEx has done careful title searches and we have obtained title opinions for concessions in which we will have an interest, there is no guarantee that title to such concessions will not be challenged. Any of PeruEx’s properties may be subject to prior unregistered agreements or transfers or claims by communities owning surface rights and title may be affected by undetected defects. In the event there are property conflicts, we do not plan to invest significant exploration money on any of PeruEx’s properties until such time as such conflicts have been settled.

We require licenses and permits to operate our business which we may not be able to obtain

PeruEx’s properties will require licenses and permits from various governmental authorities. Although required permits have readily been obtained in the past, there is no assurance that we will be able to obtain all necessary licenses and permits to carry out exploration, development and mining operations at its projects.

The value of our company and its securities is subject to fluctuations in metal prices

The marketability of our stock will be strongly dependent on metals prices, especially the gold price. Exploration companies typically have difficulty raising funds when metals prices are depressed. Metals prices also strongly affect the market for mineral properties. Historically, metals prices have fluctuated widely. Prices cannot be predicted with certainty.

We operate in an intensely competitive business environment

Mineral exploration can be intensely competitive. We will compete with other companies possessing greater financial resources than ourselves for the acquisition of mineral concessions, claims, leases and other mineral interests and for the recruitment and retention of qualified employees.

Our operations make us susceptible to environmental risks

Our operations will be subject to environmental regulations. Environmental aspects of mineral exploration carry a degree of responsibility and potential liability for companies and directors, officers and employees and can add a significant cost to operations. We intend to fully comply with all environmental regulations in Peru as well as with the higher standards set by North American environmental regulations.

We are subject to foreign exchange rate fluctuations

Operations in Peru are subject to foreign currency exchange fluctuations. With respect to Peruvian currency, we will transfer funds to the Peruvian branch on an as needed basis to avoid significant exposure to currency fluctuations. We may suffer limited losses due to adverse foreign currency fluctuation.

Our directors’ associations with other companies may give rise to conflicts of interest

Certain of our directors are also directors, officers or shareholders of other companies that are similarly engaged in the business of acquiring, developing and exploiting natural resource properties including properties in Peru. Such associations may give rise to conflicts of interest. Our directors are required by law to act honestly and in good faith with a view to our best interests and to disclose any interest which they may have in any project or opportunity of ours. If a conflict of interest arises at a meeting of the board of directors, any director in a conflict will disclose his or her interest and abstain from voting on such matter.

It may be difficult to effect service of process on our directors

Since certain of our directors live outside of Canada, it may not be possible to effect service of process on them and since all or a substantial portion of their assets are located outside Canada, there may be difficulties in enforcing judgments against them obtained in Canadian courts. Similarly, essentially all of our assets will be located outside Canada and there may be difficulties in enforcing any judgments obtained in Canadian courts.

Our current shareholders will experience substantial dilution to their shareholdings

Our current shareholders will experience an immediate and substantial dilution of their shareholdings after the completion of the proposed transaction. Further dilution will occur as a result of the exercise of outstanding warrants and options and future financings through share sales.

We have a limited operating history, and this limits your ability to evaluate the investment merits of our securities

We have a limited operating history upon which to base an investment decision. We commenced operations in 1999. Our limited operating history limits your ability to evaluate our prospects due to our limited historical financial data and our unproven ability to generate profits. You should evaluate the likelihood of financial and operating success in light of the risks, uncertainties, expenses and difficulties associated with an early stage business, some of which are beyond our control.

We are subject to disputes with and among owners of mineral concessions

There are no assurances that we will not be subject to disputes with or among the owners of mineral concessions that we have entered into option to purchase and lease agreements with. Any disputes with or among such owners may result in a delay to or the abandonment of exploration on and or our ability to purchase such concessions. Presently there is a dispute between the owners of the Yuri mineral concession and Yuri 1 de Ica SMRL, a Peruvian corporation with which the concession holders had been party to a Joint Venture Agreement. While it is the intention of these parties to terminate the Joint Venture Agreement following which we would enter into a formal option to Purchase and Lease Agreement with the concession holders, there is no guarantee that the dispute between the parties will be resolved in a timely manner. If this is the case we may have to abandon exploration work on the Yuri mineral concession and concentrate our exploration work on other areas of the Lomo de Camello property. Depending on the result of our stage 1 and potentially stage 2 exploration programs on the Lomo de Camello property, this may have a detrimental effect on the value of any mineralization that we identify.

We have experienced a history of losses and expect to incur future losses. Therefore, we must continue to raise money from investors to fund our operations. If we are unable to fund our operations, we will cease doing business

We have recorded minimal revenue to date and we have incurred a cumulative operating loss of C$211,048 (approximately $132,000) through September 30, 2002. Our losses have resulted principally from the administrative costs incurred in our efforts to locate a business or assets to acquire and professional fees associated with our being a public company in Canada. We expect to incur significant operating losses and negative cash flows over the next several years due to the costs of our exploration program. We will need to generate significant revenues in order to achieve profitability. We may not be able to generate these revenues or achieve profitability in the future. Even if we do achieve profitability, we may not be able to sustain or increase profitability. Consequently, we may need to raise additional money from investors to fund our operations. If we can’t fund our operations through investments by third parties, we will have to cease operations. We expect that when we receive the net proceeds from this offering, we will have the cash we need for operations during the next eighteen months.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. In some cases, you can identify forward-looking statements by words like “believe”, “expect”, “estimate”, “anticipate”, “intend”, “probable”, “plan”, “may”, “will”, “should”, “potential” and “continue”. Statements referring to our anticipated results from our exploration and mining operations and our costs of operations, in particular, are forward looking statements. These forward-looking statements reflect our current views with respect to our intentions and the possible outcome of future events and performance. However, these statements are subject to numerous risks and uncertainties, including those set out in our risk factors section and others, that could and will cause our actual performance to differ materially from our anticipated or implied performance. Mining exploration and mining operations are particularly subject to these risks and uncertainties. Although we believe that the expectations referred to in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

FUNDS TO BE AVAILABLE AND USE OF OFFERING PROCEEDS

Funds To Be Available

     The following table sets forth the funds that will be available to us upon completion of the proposed transaction and this offering:

Our working capital at December 31, 2002	$(130,064)
(unaudited)
PeruEx and BCMC combined working capital at December 31, 2002	$(49,050)
(unaudited)
Net proceeds of this offering	5,087,500

TOTAL	$4,908,386

Planned Use of the Available Funds

     The following table provides a break down of how we currently plan to use the available funds:

Our remaining expenses of the proposed transaction and this offering	$270,000
Our remaining sponsorship fee and Haywood selling expenses	42,000
Our administrative expenses over the next 18 months	913,950	(5)
Stage 1 exploration programs(1):
Santa Rosa property	45,000
Lomo de Camello property	53,000
Estrella property	78,000
Stage 2 exploration program contingency funds(2):
Santa Rosa property	515,000
Lomo de Camello property	326,000
Estrella property	302,000
Contingency fund for potential exercises of option to purchase agreements:
Santa Rosa property	341,500	(3)
Lomo de Camello property	600,600	(3)
Estrella property	125,000
Exploration expenses for Ataspaca and La Pampa properties	125,000
Contingency fund for potential mineral property acquisitions and exploration expenses	687,000
Unallocated working capital to fund ongoing operations and administration	484,336	(4)

TOTAL:	$4,908,386

(1)	Included in the stage 1 exploration program costs are consulting fees payable to Andrew Swarthout and David Volkert in the aggregate amount of $35,000.

(2)	Included in the aggregate stage 2 exploration program reserves are consulting fees payable to Andrew Swarthout and David Volkert in the aggregate amount of $130,000.

(3)	Includes finders’ fees of $76,500 payable in respect of the Santa Rosa property and $45,600 payable in respect of the Lomo de Camello property.

(4)	We will also be required to repay C$177,500 (being approximately $111,500) plus accrued interest at a rate of 12% per annum thereon as repayment of the EVE loan on its maturity date being the closing of the offering and proposed transaction.

(5)	Estimated for an 18-month period. See the following table of estimated administrative expenses.

     The administration expenses for the 18-month period following the completion of the proposed transaction are as follows:

	Average Monthly
Category	Total	18-Month Total

Salaries and benefits	$19,800	$356,400	(1)
Legal and accounting	8,200	147,600
Corporate expenses	5,960	107,280
Rent, taxes, and utilities	5,850	105,300
Telephone and fax	2,100	37,800
Travel, lodging, meals	6,500	117,000
Miscellaneous costs	900	16,200
Bank and finance charges	365	6,570
Insurance	600	10,800
Computer equipment, software, misc	300	5,400
Recruiting, training, employee relations	200	3,600

TOTAL:	$50,775	$913,950

(1)	These salaries include the following officers: Andrew Swarthout, Chief Executive Officer and President, will charge 50% of his salary to administration or $112,000, a Vice President-Corporate Development to be hired after closing the proposed transaction will cost $111,000.

     While we have allocated fixed amounts to the evaluation of each project, limited additional work on a given property could show that further spending would be a waste of funds and that the budgeted amount should be reallocated. In other cases, it might make business sense to sell the property, joint venture it or farm it out before the program is completed. In that case the remaining funds would be reallocated to our other properties which preliminary exploration indicates appears to be more promising.

     Upon completion of the offering we will have sufficient working capital to fund the exploration work programs and meet administrative and overhead costs for at least 18 months. We will require additional financing to pay costs beyond 18 months. The amount required cannot be determined at this time. Part or all of the needed funds are expected to be generated through property sales or cost sharing by joint venture partners.

CAPITALIZATION

     The following table sets out our fully diluted share capital on the closing of the proposed transaction and the offering.

		Number of	Percentage of
		Securities on the	Total on the
		Closing of the	Closing of the
		Proposed	Proposed
		Transaction and	Transaction and
		the Offering	the Offering

(a) Issued by us(1)		1,600,000	4.41%
(b) Securities reserved by us for future issue:
(i)	On exercise of outstanding stock options	360,000	0.99%
(ii)	On exercise of stock options to be granted on closing of proposed transaction	1,855,000	5.11%
(c) Securities to be transferred or issued in consideration for the purchase of the partnership securities(2)
(i)	transaction shares	8,600,000	23.69%
(ii)	transfer shares	2,400,000	6.61%
(d) Securities to be issued pursuant to the offering
(i)	On completion of the offering(3)	11,000,000	30.30%
(ii)	On exercise of warrants forming part of the units(3)	5,500,000	15.15%
(iii)	On full exercise of agent’s warrants(4)	1,320,000	3.64%
(e) Securities to be issued pursuant to repay net of BCMC loan
(i)	On repayment of the BCMC loan(5)	1,800,000	4.96%
(ii)	On exercise of the series A warrants(6)	900,000	2.48%
(iii)	On exercise of the series B warrants(7)	900,000	2.48%
(f) Bonus Shares to be issued as compensation to the EVE lenders		66,666	0.18%

TOTAL:		36,301,666	100%

(1)	Of these, 1,000,000 shares were issued pursuant to our initial public offering and the balance of 600,000 shares is subject to escrow restrictions. The remaining 2,400,000 shares issued and outstanding constitute the transfer shares.

(2)	Subject to escrow or pooling restrictions.

(3)	This is the unit offering.

(4)	These are our agent’s warrants entitling the holder to acquire 1,320,000 shares.

(5)	These shares are part of the loan units issuable to repay the BCMC loan. Certain of these shares will be subject to a 4-month resale hold in Canada.

(6)	The series A warrants are part of the loan units.

(7)	The series B warrants are part of the loan units.

DILUTION OF THE PRICE YOU PAID FOR YOUR UNITS

     Dilution represents the difference between the offering price and the net tangible book value per common share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the units. Dilution of the value of the shares in the units you purchase is also a result of the lower book value of the shares held by our existing shareholders.

     As of September 30, 2002, the net tangible book value of our shares was $60,754 or approximately $0.02 per share based upon 4,000,000 shares outstanding.

     Upon completion of this offering, the net tangible book value of the 25,466,666 shares which will be outstanding will be $5,372,061 or approximately $0.21 per share. The amount of dilution you will incur will be $0.29 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.19 per share without any additional investment on their part. You will incur an immediate dilution from $0.50 per share to $0.21 per share.

     After completion of this offering, the new investors will own approximately 43.2% of the total number of shares then outstanding, shares for which they will have made a cash investment of $5,500,000, or $0.50 per share. Our existing shareholders will own approximately 6.3% of the total number of shares then outstanding, for which they have made contributions of cash, services and other assets totaling $314,100 or approximately $0.08 per share.

     The foregoing figures assume that none of the series A, B or C warrants comprised in the units and the BCMC loan units, or any of our agent’s warrants, will be exercised, and that none of our existing stock options will be exercised.

     The following table compares the differences of your investment in our shares with the investment of our existing shareholders.

Existing Shareholders:
Approximate price per share		$0.08
Net tangible book value before offering		$60,754
Gain to existing shareholders		$304,000
Net tangible book value after offering		$5,372,061
Increase to present shareholders in net tangible book value per share after offering		$0.19
Capital contributions	$	Nil
Number of shares outstanding before the offering		4,000,000
Number of shares after offering held by existing shareholders		1,600,000
Percentage of ownership after offering		6.3%
Purchasers of units in this offering:
Price per unit		$0.50
Dilution per share		$0.29
Capital contributions		$5,500,000
Number of shares after offering held by public investors		11,000,000
Percentage of ownership after offering		43.2%

PLAN OF DISTRIBUTION: TERMS OF THE OFFERING

     Under the sponsorship and agency agreement, we appointed Haywood as our underwriter to offer for sale to the public 11,000,000 units at $0.50 per unit on an all-or-none commercially reasonable basis. The closing of the offering is dependant on the satisfaction of all of the conditions to the completion of the proposed transaction.

     Conditions in favor of BCMC include:

•	the satisfactory conclusion of all necessary due diligence;

•	the delivery to BCMC and its counsel of satisfactory legal opinions;

•	this offering being in a position to be completed; and

•	the completion of the transfer of the 2,400,000 transfer shares to the partnership security holders.

     Conditions in our favor include:

•	the satisfactory conclusion of all necessary due diligence;

•	the delivery to us and our counsel of satisfactory legal opinions; and

•	each of Andrew Swarthout and David Volkert entering into 3 year consulting agreements with BCMC.

     Conditions in favor of all parties include:

•	the receipt of all necessary exchange and regulatory approvals; and

•	there being no material change in the affairs of any of the parties to the proposed transaction.

     Approximately 9,000,000 units will be offered for sale by Haywood in the provinces of British Columbia, Alberta and Ontario pursuant to the receipted Canadian prospectus and approximately 2,000,000 units will be offered for sale in the states of California, Arizona, Nevada, Utah, and New York pursuant to the effective registration statement by Haywood Securities (USA) Inc. all on a best efforts all-or-none basis.

     On closing, Haywood will receive a cash commission equal to 7.5% of the gross proceeds of the offering ($412,500). In addition to this cash commission, we will issue to Haywood, agent’s warrants exercisable to acquire 1,320,000 common shares at a price of $0.50 per share for a period of one year from the date of closing. The common shares underlying the agent’s warrants may be offered by Haywood, or a member of its selling group, as a selling shareholder under this registration statement. Haywood will also be reimbursed for its legal fees and other expenses incurred pursuant to the offering. If this offering does not complete, we will not pay Haywood a cash commission or issue to them the agent’s warrants. The underwriter will retain all subscription funds until closing.

     Haywood has agreed to use its commercially reasonable efforts to secure subscriptions for all of the units offered hereunder on our behalf. However, it is not obligated to purchase any units that are not sold. Haywood reserves the right to offer selling group participation, in the normal course of the brokerage business to selling groups of other licensed brokers, investment dealers and broker-dealers who may or may not be offered part of the cash commission or agent’s warrants. The obligations of Haywood under the sponsorship and agency agreement may be terminated and all subscriptions withdrawn on behalf of investors at its discretion on the basis of its assessment of the state of the financial markets or upon the occurrence of certain stated events.

     Subscriptions for units will be received subject to rejection or allotment in whole or in part by us. We reserve the right to close the subscription books at any time without notice. The closing of the proposed transaction will occur concurrently with the closing of this offering. Closing is subject to receiving subscriptions for all of the units. If the closing does not occur on or prior to the date that is 90 days from the date of receipt of the final prospectus by the securities commissions in British Columbia, Alberta or Ontario any subscription funds held by Haywood will be returned to subscribers without interest or deduction.

     Applicable United States securities laws require that we register the shares which you may acquire upon exercise of your series C warrants and the shares which Haywood may acquire on exercise of our agent’s warrants we will issue to it, or use an available exemption in order to legally issue them. For so long as the Registration Statement remains effective, this prospectus qualifies the resale of the shares which may be acquired on exercise of the series C warrants and agent’s warrants in the United States. We have promised in our sponsorship and agency agreement with Haywood to keep this registration statement effective for the term of such warrants; however, we can offer you no assurance that we will be able to do so. If we are not able to do so, you may be unable to exercise your warrants. If you are not able to exercise your warrants, you will lose a portion of your investment.

     For Canadian securities law purposes, this prospectus also qualifies the distribution of 8,600,000 transaction shares, 1,800,000 shares issued as repayment of the BCMC loan, 1,800,000 shares on exercise of the series A and series B warrants forming part of the repayment of the BCMC loan and 66,666 bonus shares to be issued to the lenders under the EVE loan.

     We have applied to list our shares on the Exchange. Listing will be subject to us fulfilling all of the listing requirements of the Exchange. We do not intend to list our shares on any exchange or quotation system in the United States. Our series A, B and C warrants are non-transferable and will not be listed on any stock exchange or quotation service.

     Haywood Securities (USA) Inc. is a wholly-owned subsidiary of Haywood and is a member of the National Association of Securities Dealers. Neither Haywood Securities (USA) Inc. nor any other member of the National Association of Securities Dealers is participating in this offering.

     Under the terms of the sponsorship and agency agreement, both BCMC and we have indemnified Haywood from and against all losses, claims, damages, liabilities, costs or expenses incurred by Haywood as a result of a breach of the sponsorship and agency agreement by BCMC and us.

Stabilization Activities

     If any underwriter engages in over-allotment, stabilizing transactions, short-covering transactions and penalty bids, it will be done so only in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Section 15(g) of the Exchange Act

     Our shares of common stock are covered by the “penny stock” rules under Section 15g of the Securities Exchange Act of 1934, as amended, and the related rules of the SEC. They impose additional sales practice requirements on United States broker-dealers who sell our securities. These rules require, among other things, that a broker engaging in a transaction in our securities provide its customers with:

•	a standardized risk disclosure document;

•	current quotations or similar price information;

•	disclosure of the amount of compensation or other remuneration received by the broker and its sales persons as a result of the penny stock transactions; and

•	monthly account statements.

     The broker must provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained in the customer’s confirmation.

     Our shares are subject to the foregoing rules in the United States. The foregoing rules apply to broker-dealers. The application of the penny stock rules may affect your ability to resell your shares in the United States because some broker-dealers may not be willing to make a market in our securities because of the burdens imposed upon them by the penny stock rules. Also, the broker prepares the information provided to the broker’s customers. Because we do not prepare the information, we cannot assure you such information is current or complete.

BEAR CREEK MINING CORPORATION

Our Current Business

     We were incorporated under the Company Act (British Columbia), on August 31, 1999 as 4271 Investments Ltd. On September 30, 1999, we changed our name to EVEolution Ventures Inc. On November 14, 2002 we reincorporated under the Yukon Business Corporations Act and changed our name to Bear Creek Mining Corporation.

     On April 11, 2000, we obtained a listing on the TSX Venture Exchange as a venture capital pool company pursuant to its then Policy 30. A venture capital pool company, now known as a capital pool company is a company whose principal purpose is to identify and evaluate opportunities for the acquisition of an interest in assets or businesses and, once identified and evaluated, to negotiate an acquisition or participation subject to receipt of shareholder approval and acceptance for filing by the Exchange.

     Our continued listing with the Exchange was conditional upon our obtaining its final approval, within the subsequent twenty-four month period, for a qualifying transaction. During a six-month extension that was granted to us by the Exchange, we submitted our proposed transaction, as described below, for initial consideration as a qualifying transaction. In a letter to us dated November 29, 2002, the Exchange gave conditional approval of the proposed transaction as a qualified transaction. Final approval is contingent on successful completion of the offering. However, should the Exchange unexpectedly disapprove our proposed transaction and offering, the proposed transaction and the offering will not be completed.

     In connection with our initial identification and pursuit of the proposed transaction, we requested, and were granted, a halt in the trading of our shares effective April 29, 2002. Upon receipt of the Exchange’s expected approval of our proposed transaction and this offering, we will immediately request that the Exchange reclassify us from a tier 3 company to a tier 2 company and re-commence trading in our shares under a newly assigned ticker symbol.

     Our sole business to date has been to identify and evaluate business opportunities with a view towards completing a qualifying transaction. Our proposed transaction and this offering represent the culmination of all our business efforts to date.

Our Proposed Transaction

     Our proposed transaction consists of the following series of events.

•	We will issue to EVEolution Ventures (USA) Inc., a newly formed, wholly owned subsidiary incorporated in the State of Arizona, 8,600,000 shares, being the transaction shares, in exchange for an equal number of shares of our subsidiary.

•	Under a securities exchange agreement among (i) PeruEx, (ii) BCMC, and (iii) PeruEx’s limited partners, BCMC will issue shares to the partnership security holders in exchange for all of their limited partnership interests. As a result, PeruEx will be merged into BCMC and PeruEx will cease to exist as a separate legal entity.

•	According to a Merger Agreement and a Representation Agreement and the preceding Letter Agreement among us, BCMC and the partnership security holders,

(i)	our subsidiary will issue the transaction shares to the partnership security holders in proportion to their shareholdings in BCMC; and

(ii)	our current directors will transfer the 2,400,000 transfer shares being a portion of their 3,000,000 escrowed shares to the partnership security holders.

     As a result of these actions, BCMC will be merged into our subsidiary and BCMC will cease to exist as a separate legal entity. We and our subsidiary will be the only remaining legal entities. All the previously existing assets and liabilities of the partnership and BCMC will be legally owned and held by our subsidiary.

Our Submission of Matters to a Vote of Security Holders

     In connection with our proposed transaction and offering, our shareholders approved at an extraordinary general meeting on November 14, 2002 the following proposals:

Qualifying Transaction. The proposed acquisition by us of all of the limited partnership interests in PeruEx and all of the issued and outstanding shares in the capital of BCMC.

Stock Option Plan. The implementation of a stock option plan upon the completion of the proposed transaction on the basis set out in the section of this prospectus entitled “Incentive Stock Option Plan”.

Conversion of Escrow. The proposed conversion of the original escrow agreement dated for reference February 24, 2000 among us, Pacific Corporate Trust Company as the trustee and certain of our shareholders from a venture capital pool Escrow Agreement Form to the capital pool company escrow agreement form as set out in the section of this prospectus entitled “Escrowed Securities”.

Continuation and Name Change. The change of our name to Bear Creek Mining Corporation, our continuation out of the jurisdiction of British Columbia into the Yukon Territory and upon the completion of the continuation, the change in our authorized share capital and the change in our constating documents.

Election of Directors. The proposed increase in the number of our directors from 4 to 6 and the election of a new board of directors effective upon completion of the proposed transaction and the offering. The directors elected are: J. D. Lowell, Catherine McLeod-Seltzer, Andrew Swarthout, David Dewitt, Kevin Morano and Gerald Van Voorhis.

Plan of Operations

     Upon completion of our proposed transaction and receipt of the net proceeds of this offering we intend to immediately begin to carry on the previously existing business of PeruEx and BCMC, by continuing the stage one exploration programs on the three primary properties described herein, which we will acquire from PeruEx, with the objective of identifying mineralized deposits on these properties. We may also commence stage 1 exploration on other properties at a later date. Assuming some or all of these properties, or other properties we might acquire, initially appear to have potential for the development of commercially mineable resources and warrant additional exploration, we will undertake stage 2 exploration to provide further information regarding the possible resources and obtain initial information regarding the extent of the mineralization. Third stage exploration would be necessary to provide information regarding the outline of the potential resources to further determine if such resources appear to have the potential to be worthy of development and commercial mining operations.

     We currently intend to conduct the stage 1 and appropriate stage 2 exploration programs by out-sourcing the specific exploration work to experienced geological consultants as independent contractors under the supervision of our President, Vice President of Exploration and professional geologist. We expect our staff to remain at four or five employees during the next twelve months and until we determine whether further exploration on our properties is warranted.

     The Peruvian mining industry has experienced an increase in activity in recent years primarily due to increased political and economic stability within Peru, certain measures taken by the Peruvian government to attract foreign investment, new mineral discoveries over the last decade, and other attractive mineral prospects. Additionally, the availability of qualified technical personnel and skilled labor within Peru and cooperative Peruvian governmental agencies has created a currently favorable climate for the exploration and development of mineral resources.

     We engaged Peter A. Ronning, P.Eng., a geological engineer registered with The Association of Professional Engineers and Geoscientists of British Columbia, to undertake a review of PeruEx’s Santa Rosa, Lomo de Camello and Estrella mineral properties, which are the mineral properties we consider to be material to the proposed transaction and on which we will focus our exploration activities once the proposed transaction and offering are completed. Mr. Ronning is an independent consulting geological engineer with approximately 29 years of experience in mineral exploration, including exploration within many parts of North and South America. He had no prior relationship with us, PeruEx or BCMC. Catherine McLeod-Seltzer, a member of our current and prospective board of directors introduced Mr. Ronning to us. Mr. Ronning is a “qualified person”, as defined under National Instrument 43-101 of the Canadian Securities Administrators’ “Standards for Disclosures for Mineral Projects”. The only consideration due to Mr. Ronning for performing his review of PeruEx’s mineral properties are consulting fees of C$600 (being approximately $400) per day for field work and C$550 (being approximately $367) per day for office work including report preparation and the reimbursement of expenses for the work undertaken on our behalf.

     Details of these three properties are as follows:

•	Santa Rosa Property. The Santa Rosa property consists of three concessions covering 1,000 hectares in the aggregate. The property is located in the District of Yanaquihua, Province of Condesuyos, Department of Arequipa, Peru. The approximate geographic coordinates of the center of the property are latitude 15º 38’ 46” south, longitude 73º 07’ 00” west.

•	Lomo de Camello Property. The Lomo de Camello property consists of two blocks of concessions, Paraiso and Yuri, covering 2,935.0253 hectares in the aggregate. The property is distributed over 28 kilometers of a northwest-southeast regional geological trend located in the Districts of Ocaña, Nazca and El Ingenio, Provinces of Lucanas and Nazca, Departments of Ayacucho and Ica, Peru. The approximate geographic coordinates of the center of the largest block of contiguous concessions are latitude 14º29’47” south, longitude 74º59’52” west.

•	Estrella Property. The Estrella property consists of three concessions covering 1,200 hectares in the aggregate, after singularly counting 100 overlapping hectares. The property is located in the Districts of Paucará, Andabamba and Acoria, Provinces of Acobamba and Huancavelica, Department of Huancavelica, Peru. The approximate geographic coordinates of the center of the property are latitude 12º38’ South, longitude 074º43’ West.

     It is our plan to undertake exploration of these properties to determine their economic viability as precious mineral mining concessions.

     PeruEx holds an option to purchase and lease agreement on, or owns, each of these properties. This allows PeruEx and will allow us to conduct stage 1 and if appropriate, stage 2 mineral exploration work. If we obtain positive results from the exploration we undertake, we have an option during the either a 36 or 48-month term of these agreements to purchase the concessions from their current owners. Each of the agreements requires PeruEx to make periodic payments to keep the agreements in good standing. PeruEx has done so.

     The stage 1 and 2 exploration work on each of the properties will consist of:

Stage 1

     Stage 1 will consist of the following which is described in greater detail under “Our Current Mineral Property Interests”:

•	Additional geologic mapping.

•	Additional rock sampling and assaying.

•	A statistical study to analyse sampling results and to direct stage 2 exploration drilling.

     Stage 1 would fall into category A for the purpose of environmental permitting, according to “Environmental Regulation of Exploration Activities,” the applicable regulation in Peru. No permit is required for category A activities.

Stage 2

     Stage 2 is to be undertaken if the work done in stage 1 continues to indicate that there is potential to develop mineable resources at each of the concessions. Stage 2 is intended to consist of a limited drilling program whose objective would be to confirm that the mineralization extends vertically and laterally beyond the surface showings and shallow underground workings.

     If the drilling of stage 2 successfully shows that the mineralization extends laterally and to depth, we would design a third stage exploration program. The purpose of the third stage would be to outline a resource. The details of such a third stage program cannot be predicted at present. Any additional work beyond stage 2 would likely require us to raise additional financing.

     If the stage 1 and 2 exploration does not prove successful we will focus our efforts and working capital on conducting mineral exploration work on other properties we have an option on or own and acquiring other mineral concessions on which to conduct exploration work. On completion of this offering we will have enough funds available to satisfy our cash requirements for 18 months.

     The following table sets out the estimated anticipated time frames and costs for each of the stages for each of the Santa Rosa, Lomo de Camello and Estrella projects:

	Start Date	Finish Date	Cost

Santa Rosa Project
Stage 1	Sept. 2002	Feb. 2003	$45,000
Stage 2	May 2003	Nov. 2003	$515,000
Lomo de Camello
Stage 1	Sept. 2002	Feb. 2003	$53,000
Stage 2	Feb. 2003	Oct. 2003	$326,000
Estrella
Stage 1	Sept. 2002	Feb. 2003	$78,000
Stage 2	Feb. 2003	Aug. 2003	$302,000

     The anticipated sources of funding for each of the stages are the proceeds of the offering in addition to funds already on hand as a result of bridge loans.

     In addition, PeruEx also has entered into letters of intent to earn a 50% interest in the Athaspaca property which consists of a 600 hectare claim named “Brisa 1” and to earn a 51% interest (with right to increase the interest to 65%) in the La Pampa property which covers a 19 square kilometer area. Peru is intending to expend in 2003 a total of $125,000 on exploration expenditures on these two properties.

Liquidity and Capital Resources

     Our capital resources to date consist of the proceeds of our initial public offering that have been expended for administrative purposes pending completion of the proposed transaction. Following the completion of the proposed transaction, and prior to the receipt of the proceeds of this offering, we expect a negative cash position of approximately ($440,000). We expect to use the proceeds of this offering to pay our current liabilities as of the closing of the proposed transaction and to have sufficient funds to cover our administrative expenses and our planned stage 1 and stage 2 exploration operations for the next 18 months and to proceed with our current plan of operations. To the extent any of the properties warrant stage 3 exploration and haven’t been sold, joint ventured or farmed out, we expect that the information we receive from the stage 1 and stage 2 exploration may allow us to raise additional capital through debt or further equity offerings to fund the stage 3 exploration. If we were unable to raise such additional funds, we would sell our then existing properties and the information obtained from our exploration.

Our Legal Proceedings

     We are not the subject of any legal proceedings.

Our Current Executive Officer, Directors and Principal Shareholders

     Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. Catherine McLeod-Seltzer, Cheryl Wheeler and Lenora Gates serve as the audit committee. Presently, the board of directors has no nominating or compensation committee. At our shareholder meeting on November 14, 2002, our shareholders elected a new board of directors that were appointed on the condition that our proposed transaction and the offering is completed. See “Bear Creek Mining Corporation — Upon Completion of the Proposed Transaction and Offering — Directors, Executive Officers and Control Persons” on page 88.

     The following are the names, municipalities of residence, ages, principal occupations and beneficial security holdings before the closing of the proposed transaction of our directors and officers, key employees, individually and as a group and the present owners of 5% or more of our total outstanding common shares. Except as noted below, the shareholders listed below have direct ownership of their shares and possess sole voting power with respect to the shares:

					Percentage of
		Company	Current Principal	Number of Shares	Shares Beneficially
Name and Address	Age	Position Held	Occupation	Beneficially Owned	Owned(1)

Cheryl L. Wheeler 6271 Taylor Drive West Vancouver, BC Canada V7W 1Y8	36	President and a Director	Our President and Director	1,000,000	25%

Lenora Gates 4777 Pilot House Rd. West Vancouver, BC Canada V7W 1J4	44	Corporate Secretary, Treasurer and a Director	President of Gates Real Estate Services Ltd.	500,000	12.5%

Catherine McLeod-Seltzer 6945 Hycroft Road West Vancouver, BC Canada V7W 2K6	42	Director	President and Director of Pacific Rim Mining Corp.	1,000,000	25%

Melanie McMillan 4032 Capilano Way North Vancouver, BC Canada V7R 4J4	46	Director	Director of Business Development for Burnt Sand Solutions Inc.	500,000	12.5%

(1)	Calculated as before closing of the proposed transaction. Please refer to the table under the section “Bear Creek Mining Corporation — Upon Completion of the Proposed Transaction and Offering — Directors, Executive Officers and Control Persons” on page 88 and “Bear Creek Mining Corporation — Principal Shareholders” on page 29 of this prospectus for details on the principal shareholders before and after completion of the proposed transaction and offering.

     Each of our directors has been a director and/or officer since September 30, 1999. Other than Catherine McLeod-Seltzer who will remain as a director and become an officer of our company, each of our directors and officers will hold their current positions until completion of proposed transaction and this offering.

     Cheryl L. Wheeler co-founded our company in August 1999 and has subsequently served as our President and as a member of our board of directors, spending 100% of her time on the development of our business. From May 1998 to August 1999 Ms. Wheeler served as a brokers’s assistant for Goepel McDermid Inc. (now Raymond James Inc.), a broker-dealer. From September 1996 to May 1998 was a home-maker. From March 1992 to September 1996, Ms. Wheeler served as Vice President of Marketing for Samoth Capital Corporation, a real estate investment company listed on the Toronto Stock Exchange. Should the proposed transaction and offering be completed, Ms. Wheeler will resign as our President and as a member of our board of directors.

     Catherine McLeod-Seltzer will become our Vice-Chair and will remain a member of our board of directors. Since 1997, Ms. McLeod-Seltzer has been the President and a director of Pacific Rim Mining Corp., a publicly held mineral exploration company listed on the Toronto Stock Exchange and the American Stock Exchange. From September 1996 to June 1998, Ms. McLeod-Seltzer was the President and a director of Zen International Resources Ltd., an Exchange listed mineral exploration company. From November 1994 to September 1996, Ms. McLeod-Seltzer was President and Chief Executive Officer of Arequipa Resources Ltd., which she founded with David Lowell in 1993, where she was responsible for Arequipa’s financing and public relations and was instrumental in raising over C$34 million (approximately $22.6 million) of financing in three years. Arequipa was one of the most aggressive gold exploration companies in Peru when it was taken over in mid-1996 by Barrick for over approximately C$1.1 billion (approximately $800 million).

     Ms. McLeod-Seltzer has been, and continues to be, a member of the board of directors of a number of privately and publicly held companies as follows: Pacific Rim Mining Corp. (TSX & AMEX: February 1997 to present); Dayton Mining Corporation (now Pacific Rim Mining Corp.) (TSX: June 1998 to April 2002); Francisco Gold Corp. (TSX-V: July 1993 to June 2002); Zen International Resources Ltd. (TSX-V: July 1996 to July 2001); Corriente Resources Inc. (TSX: November 1996 to present); Miramar Mining Corporation (TSX: March 2001 to present); Madison Enterprises Corporation (TSX-V: April 1997 to present); Stornoway Ventures Ltd. (TSX-V: December 2001 to present); and Silver Standard Resources Inc. (TSX-V: and NASDAQ January 2002 to present). Mr. McLeod-Seltzer holds a Bachelor degree in Business Administration (1984) from Trinity Western University, British Columbia.

     Lenora Gates co-founded our company in August 1999 and has subsequently served as our corporate secretary, treasurer and as a member of our board of directors. Since December 1996, Ms. Gates has been president of Gates Real Estate Services Ltd. Should the proposed transaction and offering be completed, Ms. Gates will resign as our corporate secretary and treasurer and as a member of our board of directors.

     Melanie McMillan co-founded our company in August 1999 and has subsequently served as a member of our board of directors. Since August 26, 2002, Ms. McMillan has been the Director of Sales (western Region) for Fusepoint Managed Services Ltd., a Vancouver based information technology consulting firm. From August 1, 2000 to August 26, 2002, Ms. McMillan worked full-time for us reviewing acquisition targets without monetary compensation. From May 1999 to August 1, 2000, Ms. McMillan has served as the Director of Business Development for Burnt Sand Solutions Inc. an Ontario based consulting and business systems integration company. Prior thereto, from May 1998 to May 1999, Ms. McMillan served as the Branch Manager and Director of Operations for Syscom Consulting Inc., a Vancouver based private Information Technology consulting firm. From November 1995 to March 1998, Ms. McMillan served as the West Canada Channels Manager for New York Stock Exchange listed Silicon Graphics, Inc. Should the proposed transaction and offering be completed, Ms. McMillan will resign as a member of our board of directors.

     Each of Ms. Wheeler, Ms. Gates and Ms. McMillan have entered into an agreement with us to provide ongoing technical business advisory and management consulting services for a fixed term of one year following the completion of the proposed transaction and this offering. As consideration for providing these services, the unexercised stock options that each of the consultant’s presently hold will be remain in force for the duration of their consulting agreement and in addition we will reimburse the consultant for her out-of pocket expenses. Each of the agreements can be terminated on 90 days written notice by either party.

Executive Compensation

     The following table contains a summary of the compensation paid to our directors and officers during the three most recently completed financial years. Please refer to “Bear Creek Mining Corporation — Upon Completion of the Proposed Transaction and Offering — Proposed Compensation” for details of director compensation for the 12-month period following completion of the proposed transaction and this offering.

		Annual Compensation			Long Term Compensation

					Awards		Payouts

					Securities	Restricted
				Other	Under	Shares or
				Annual	Options/SARs(1)	Restricted	LTIP(2)	All Other
	Year	Salary	Bonus	Compensation	Granted	Share Units	Payouts	Compensation
Name and Principal Position	Ended	($)	($)	($)	(#)	($)	($)	($)

Cheryl Wheeler,	2002	Nil	Nil	Nil	Nil	Nil	Nil	Nil
President and	2001	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Chief Executive Officer	2000	Nil	Nil	Nil	55,000 (3)	Nil	Nil	Nil

Catherine	2002	Nil	Nil	Nil	Nil	Nil	Nil	Nil
McLeod-Seltzer,	2001	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Director	2000	Nil	Nil	Nil	55,000 (3)	Nil	Nil	Nil

Lenora Gates,	2002	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Director &	2001	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Corporate Secretary	2000	Nil	Nil	Nil	55,000 (3)	Nil	Nil	Nil

Melanie McMillan,	2002	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Director	2001	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2000	Nil	Nil	Nil	55,000 (3)	Nil	Nil	Nil

(1)	“SAR” or “stock appreciation right” means a right granted by us, as compensation for services rendered, to receive a payment of cash or an issue or transfer of securities based wholly or in part on changes in the trading price of our publicly traded securities.

(2)	“LTIP” or “long term incentive plan” means any plan that provides compensation intended to serve as incentive for performance to occur over a period longer than one financial year, but does not include option or stock appreciation right plans or plans for compensation through restricted shares or restricted share units.

(3)	On February 23, 2000, we granted incentive stock options exercisable until April 11, 2005 at $0.20 per share.

Options, Stock Appreciation Rights and Other Rights to Purchase Securities

     Since the beginning of our most recently completed financial year, no options or other rights to purchase our securities were granted to any of our directors and officers.

     The following table sets forth details of all exercises of stock options during the financial year ended December 31, 2002 by our directors and officers and the financial year-end value of unexercised options on an aggregated basis:

AGGREGATED OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR
AND FINANCIAL YEAR-END OPTION VALUES

Value of Unexercised
			Unexercised	in the Money
			Options at	Options at
			FY-End	FY-End
		Aggregate Value	(#)	($)(2)
	Securities Acquired	Realized	Exercisable/	Exercisable/
Name	on Exercise(1)	($)	Unexercisable	Unexercisable

Cheryl L. Wheeler	Nil	Nil	55,000 / Nil	Nil / Nil
Catherine McLeod-Seltzer	Nil	Nil	55,000 / Nil	Nil / Nil
Lenora Gates	Nil	Nil	55,000 / Nil	Nil / Nil
Melanie McMillan	Nil	Nil	55,000 / Nil	Nil / Nil

(1)	Number of our shares acquired on the exercise of stock options.

(2)	None of the stock options were in the money as at December 31, 2001.

     There were no options or other rights to purchase our securities held by our directors and officers that were re-priced downward during the most recently completed financial year.

Other Plans and Benefits

     We have not provided since our inception, nor do we currently have any plans to provide for the foreseeable future, any incentive, healthcare, severance, retirement, change of control or other plans or benefits.

Employment Contracts

     We have not entered into any employment agreements during our most recently completed financial year.

Termination of Employment

     We have no plan or arrangement whereby any of our directors or officers may be compensated in the event of that person’s resignation, retirement or other termination of employment, or in the event of our change of control or a change in the person’s responsibilities following such a change of control.

     None of our directors, senior officers, executive officers, promoters or other members of management, or any proposed nominee for election as director of us, or any associate or affiliate of any such director, senior officer, executive officer, promoter, other member of management or proposed nominee, is or has been indebted us, or to any other entity that was provided a guarantee or similar arrangement by us in connection with the indebtedness, at any time since the beginning of our most recently completed financial year.

     Other than as set forth in this prospectus, none of our insiders or proposed nominees for election as a director and no associate or affiliate of any such insider or proposed nominee has had any material interest, direct or indirect, in any transaction since the commencement of our last financial year or in any proposed transaction that, in either case, has materially affected or will materially affect us.

     Our management functions are not, to any substantial degree, performed by any person other than our directors or senior officers.

Indebtedness of Directors and Officers

     There was no indebtedness of any of our directors, executive officers, senior officers, proposed nominees under the merger agreement, any of our promoters, or any of their associates or affiliates to or guaranteed or supported by us pursuant to an employee stock purchase program of ours or otherwise, during the most recently completed financial year.

Our Current Employees

     We have continuously had one employee since our inception, who is a part-time administrative assistant.

Our Current Trademarks

     We have not had any trademarks since our inception.

Our Current Administrative Properties

     Our corporate office is located at Suite 410 — 625 Howe Street, Vancouver, British Columbia, V6C 2T6. Our previous office until November 30, 2002, which is the business office of a member of our board of directors, was used by us, on an as needed basis, for conducting certain administrative matters, and were provided free of charge. Our registered and records office is, located at 666 Burrard Street, Suite 3400, Vancouver, British Columbia, Canada V6C 2X8.

     Should our proposed transaction be completed, we will, as the legal successor to PeruEx, assume a one-year, non-cancellable operating lease to which PeruEx is an obligated party. Additionally, we have entered into a letter agreement dated January 9, 2003 with Pacific Rim Mining Corp., a Vancouver based mineral exploration company, to sub-lease office space at our present corporate office for an initial term of one year at a monthly rent of C$1,448.13 (approximately $950) plus taxes commencing on completion of the proposed transaction and offering.

Our Management’s Discussion and Analysis

Introduction

     Our sole business to date has been to identify and evaluate business opportunities with a view towards completing a qualifying transaction, as previously discussed. We remain a capital pool company without any substantive operations, and thus, have realized no revenues to date.

     Our accompanying financial statements have been prepared using accounting principles generally accepted in Canada. There have been no material differences to the accounting principles generally accepted in the United States of America for any fiscal period presented, except as disclosed in the financial statements. Our fiscal year ends on December 31st. References to a fiscal year refer to the calendar year in which such fiscal year ends. All reported amounts are in Canadian dollars (“C$”).

Our Results of Operations

Nine Months Ended September 30, 2002 as compared to the Nine Months Ended September 30, 2001

     Our operating loss, arising entirely from general and administrative expenses (“G&A expenses”), for the nine months ended September 30, 2002 (“the first nine months of fiscal 2002”) was C$53,615, as compared to C$81,347 for the nine months ended September 30, 2001 (“the first nine months of fiscal 2001”). Our decreased operating loss was attributable to lower advertising expenses, and, to a lesser extent, lower consulting and professional fees, office and sundry expenses, travel expenses, legal fees, professional development costs and amortization expenses. Partially offsetting these expense decreases were higher accounting and audit expenses, and, to a lesser extent, higher listing and filing fees, printing fees and website maintenance costs. The overall decrease primarily was attributable to decreased activities associated with our evaluation of a number of potential qualifying transactions. In contrast, our activities in the first nine months of fiscal 2002 were primarily related to the completion of the proposed transaction to which we have committed.

     Our interest income for the first nine months of fiscal 2002 was C$3,014, as compared to C$12,399 for the first nine months of fiscal 2001. Our decreased interest income was attributable to our lower cash and cash equivalent balances, on average, during the first nine months of fiscal 2002.

     As a result, we incurred a loss for the first nine months of fiscal 2002 of C$50,601 (C$0.05 per share — basic and diluted), as compared to a loss of C$68,948 (C$0.07 per share — basic and diluted) for the first nine months of fiscal 2001. Our accumulated deficit was C$171,089 as at September 30, 2002, as compared to C$120,488 and C$107,521 at December 31, 2001 and September 30, 2001, respectively.

Fiscal Year Ended December 31, 2001 as compared to the Fiscal Year Ended December 31, 2000

     Our operating loss, consisting entirely of G&A expenses, for the fiscal year ended December 31, 2001 (“fiscal 2001”) was C$96,646, as compared to C$48,871 for the fiscal year ended December 31, 2000 (“fiscal 2000”). Our increased operating loss was attributable to higher advertising expenses and consulting fees, and, to a lesser extent, higher office and sundry expenses, professional fees, listing and filing fees and travel expenses. Partially offsetting these expense increases were lower website maintenance expenses and printing fees. These changes primarily were attributable to our increased activities associated with our evaluation of a number of potential qualifying transactions.

     Our interest income for fiscal 2001 was C$14,731, as compared to C$19,527 for fiscal 2000. Our decreased interest income was attributable to having smaller cash and cash equivalent balances, on average, during fiscal 2001. This reflects the depletion of cash raised in our initial public offering by expenses associated with evaluation of potential qualifying transactions.

     As a result, we incurred a loss for fiscal 2001 of C$81,915 (C$0.08 per share — basic and diluted), as compared to a loss of C$29,344 (C$0.03 per share — basic and diluted) for fiscal 2000. Our accumulated deficit was C$120,488 at December 31, 2001, as compared to C$38,573 at December 31, 2000.

Fiscal Year Ended December 31, 2000 as compared to the Fiscal Year Ended December 31, 1999

     Our operating loss, consisting entirely of G&A expenses, for the fiscal year ended December 31, 2000 (“fiscal 2000”) was C$48,871, as compared to C$11,916 for the fiscal year ended December 31, 1999 (“fiscal 1999”). Our increased operating loss was attributable to increased office and sundry expenses, and, to a lesser extent, increased amortization expenses, printing fees, and professional fees. Partially offsetting these expense increases were lower listing and filing fees. These changes primarily were attributable to the fiscal year ended December 31, 1999 being only 92 days as we were only incorporated August 31, 1999.

     Our interest income for fiscal 2000 was C$19,527, as compared to C$2,687 for fiscal 1999. Our decreased interest income was attributable to the fiscal year ended December 31, 1999 being only 92 days as we were only incorporated August 31, 1999

     As a result of the foregoing, we incurred a loss for fiscal 2000 of C$29,344 (C$0.03 per share), as compared to a loss of C$9,229 (C$0.01 per share) for fiscal 1999. Our accumulated deficit was C$38,573 at December 31, 2000, as compared to C$9,229 at December 31, 1999.

Our Liquidity and Capital Resources

Our Cash Flows

Nine Months Ended September 30, 2002 as compared to the Nine Months Ended September 30, 2001

     Our operating activities provided C$41,423 in cash and cash equivalents during the first nine months of fiscal 2002, whereas our operating activities used C$82,446 in cash and cash equivalents during the first nine months of fiscal 2001. The first nine months of fiscal 2002 reflects our lower loss and amortization expenses and the positive cash flow effect of the net change in our non-cash working capital. The net change in our non-cash working capital reflects an accumulation of unpaid liabilities for the costs associated with the proposed transaction and the offering as of September 30, 2002.

     Our investing activities used C$317,059 and C$1,278 in cash and cash equivalents during the first nine months of fiscal 2002 and fiscal 2001, respectively. Our increased use was attributable to our incurring of deferred acquisition costs in connection with the proposed transaction, and to a lesser extent, our advances to BCMC. Slightly offsetting the preceding outflows were decreased purchases of capital equipment.

     Our financing activities used C$52,979 in cash and cash equivalents during the first nine months of fiscal 2002 reflect our incurring of deferred share issuance costs in connection with the offering, being slightly offset by checks issued in excess of our funds on deposit.

     As a result, our cash and cash equivalents were nil at September 30, 2002, as compared with C$328,615 at December 31, 2001. We had a working capital deficit of C$94,332 at September 30, 2002, as compared to a working capital surplus of C$329,276 at December 31, 2001.

Fiscal Year Ended December 31, 2001 as compared to the Fiscal Year Ended December 31, 2000

     Our operating activities used C$89,811 and C$17,873 in cash and cash equivalents during fiscal 2001 and fiscal 2000, respectively. On a comparative fiscal year-to-year basis, our higher level of activity during 2001 resulted in a larger loss compared to the 2000 fiscal year thereby increasing use of cash. Some of this was offset by the negative cash flow effect of the net change on our non-cash working capital.

     Our investing activities used C$1,279 and C$6,885 in cash and cash equivalents during fiscal 2001 and fiscal 2000, respectively. Our decreased use was attributable to lower capital expenditures.

     Our financing activities were nil during fiscal 2001. Our financing activities provided C$155,954 during fiscal 2000, reflecting the net cash proceeds received from our issuance of common shares.

     As a result, our cash and cash equivalents were C$328,615 at December 31, 2001, as compared with C$419,705 at December 31, 2000. Our working capital was C$329,276 at December 31, 2001, as compared to C$411,082 at December 31, 2000.

Fiscal Year Ended December 31, 2000 as compared to the Fiscal Year Ended December 31, 1999

     Our operating activities used C$17,873 and C$10,827 in cash and cash equivalents during fiscal 2000 and fiscal 1999, respectively. On a comparative fiscal year-to-year basis, our increased use reflects our higher loss, partially offset by the net positive impact of changes in our non-cash working capital, and, to a lesser extent, the adding back of our higher non-cash amortization expenses.

     Our investing activities used C$6,885 and C$664 in cash and cash equivalents during fiscal 2000 and fiscal 1999, respectively. Our increased use was attributable to higher capital expenditures for computer equipment.

     Our financing activities provided C$155,954 and C$300,000 during fiscal 2000 and fiscal 1999, respectively. Our decreased receipts reflect lower net cash proceeds received from our issuances of common shares.

     As a result of the foregoing, our cash and cash equivalents were C$419,705 at December 31, 2000, as compared to C$288,509 at December 31, 1999. Our working capital was C$411,082 at December 31, 2000, as compared to C$290,132 at December 31, 1999.

Our Planned Capital Expenditures

     We currently have no plans for material capital expenditures. If we complete the proposed transaction, we will outsource all services of a capital intensive nature related to PeruEx’s exploration operations, as has been PeruEx’s practice to date.

Our Other Matters

Our Seasonal and Inflationary Influences

     To date, we have not been materially impacted by seasonal and inflationary influences. If our proposed transaction is completed, we will have interests in mineral properties in Peru and become exposed to any inflationary risks in Peru. However, as the Peruvian nuevo sol has generally weakened against the US dollar in recent years and we currently intend to transact any foreign business, to the extent possible, based upon the US dollar, we currently view Peruvian inflationary risks to us to be minimal.

Quantitative and Qualitative Disclosures About Market Risk

     To date, we have not been materially exposed to financial market risks. If the proposed transaction is completed, we will have interests in mineral properties in Peru and become exposed to currency market risks to the extent we make expenditures in the Peruvian nuevo sol. However, as the Peruvian nuevo sol has generally weakened against the US dollar in recent years and we currently intend to maintain minimal working capital in the Peruvian nuevo sol and to transact foreign business, to the extent possible, based upon the US dollar, we currently view any prospective Peruvian market risks to us to be minimal. Additionally, should our proposed transaction be completed and our exploration operations progress to the mineral extraction stage, we will become exposed to market fluctuations in the price of any extracted minerals. Although we have not used, and currently do not contemplate using, any derivative financial instruments, we may ultimately determine it to be in our best interests to hedge any future market risk exposures.

Off-Balance Sheet Liabilities

     We have not been a party to any contract or arrangement subjecting us to off-balance sheet liabilities. However, if the proposed transaction is completed, we will assume a one-year, non-cancelable operating lease to which PeruEx, through the Peruvian branch, is a party.

Critical Accounting Policies

     The preparation of financial statements in conformity with accounting principles generally accepted in Canada, as well as in the United States of America, requires us to make certain estimates and assumptions that affect the reported amounts and timing of revenue and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. Our actual results have differed, and will likely continue to differ, to some extent from our initial estimates and assumptions. We currently do not believe, given our continuing status as a capital pool company without any substantive operations, that any of our significant accounting policies entail making particularly difficult, subjective or complex judgments of inherently uncertain matters that would make such policy particularly critical to a materially accurate portrayal of our historical or reasonably foreseeable financial condition or results of operations. See Note 2 to our accompanying financial statements for a summary of our significant accounting policies. See the “Management’s Discussion and Analysis — Other Matters — Critical Accounting Policies” on pages 77 and 83 regarding discussions of PeruEx and BCMC, respectively, regarding their critical accounting policies which, should our proposed transaction be completed, will likely become critical to us.

Recently Issued Accounting Standards Not Yet Adopted

     See “Management’s Discussion and Analysis — Other Matters — Recently Issued Accounting Standards Not Yet Adopted” on page 79 regarding discussions of PeruEx and BCMC, respectively, regarding U.S. accounting standards that, if our proposed transaction is completed, may oblige us to reconcile consolidated financial statements we prepare under generally accepted accounting principles in Canada, to generally accepted accounting principles in the United States.

Legal Proceedings

We currently are not the subject of any legal proceedings.

Auditors

Our auditor is Staley, Okada & Partners, Chartered Accountants, 3rd Floor, 10190- 152A Street, Surrey, B.C. V3R 1J7. The auditors of PeruEx and BCMC are Semple & Cooper LLP, 2700 North Central Ave, Suite 900, Phoenix, AZ, 85004. If the proposed transaction is completed, Staley, Okada & Partners will continue as our auditors.

Description of Securities Distributed

Common Shares

We are authorized to issue 50,000,000 common shares with no par value, of which 4,000,000 are presently issued and outstanding. The holders of our shares:

•	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of shares upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights; and

•	are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the Yukon Territory for a more complete description of the rights and liabilities of holders of our securities.

All Shares now outstanding are fully paid for and non-assessable and all shares comprised in the units, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the province of British Columbia for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of our shares do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present shareholders will own 1,600,000 shares being approximately 4.41% of our outstanding shares on a fully-diluted basis.

Cash Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Series A Warrants

The series A warrants comprised in the loan units will be issued under a warrant agreement (that established the mechanics for the exercise of these warrants) between Pacific Corporate Trust Company and us. The series A warrants will be issued to the lenders as part of the 1,800,000 units issued as repayment for the $900,000 of BCMC loans. Each whole series A warrant entitles the holder to purchase one share at a price of $0.50 for 12 months from the date of closing of this offering. If the series A warrants are not exercised by then, they will expire.

Series B Warrants

The series B warrants comprised in the loan units will be issued under the warrant agreement referred to above. The series B warrants will be issued to the lenders as part of the 1,800,000 units issued as repayment for the $900,000 of BCMC loans. Each whole series B warrant entitles the holder to purchase one share at a price of $0.75 for 12 months from the date of closing of this offering. If the series B warrants are not exercised by then, they will expire.

Series C Warrants

The series C warrants comprised in the units will be issued under the warrant agreement referred to above and available on request from us. Each whole series C warrant entitles the holder to purchase one share at a price of $0.75 for 12 months from the date of closing of this offering. If the series C warrants are not exercised by then, they will expire.

Each of the series A, series B and series C warrants are exercisable for shares under private transactions with us. None of these warrants are transferable. They cannot be traded separately.

Please refer to the warrant agreement which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of these warrants, as exercise price and number of our shares or other securities issuable on exercise of the warrants are subject to adjustment to protect against dilution if we issue a share dividend, or we undertake a share split, recapitalization, reorganization, merger, consolidation or other similar event. The warrants do not give you any dividend, voting, preemptive or any other rights our shareholders may have. We cannot assure you that the market price of our shares will equal or exceed the exercise price of the warrants at any time during the period in which they are exercisable. The shares issuable upon exercise of the warrants have been included in the registration statement of which this prospectus is a part. Although we intend to have all of these shares covered by an effective registration statement in the jurisdictions where our securities are being offered and we will endeavor to maintain a current prospectus relating to these shares until the expiration or redemption of the warrants (subject to the terms of the warrant agreement), we cannot assure you that we will be able to do so. The warrants cannot be exercised unless, at the time of exercise, the prospectus covering the shares issuable upon exercise of the warrants is current and the registration statement covering the shares is effective (or there is available an exemption from the federal and applicable state registration requirements).

Agent’s Warrants

As part of its compensation in connection with the offering, we will issue to Haywood 1,320,000 agent’s warrants. Each agent’s warrant will be exercisable for 12 months from the closing of the offering to purchase one share at a price of $0.50, failing which the warrants will expire.

Prior Sales

We have not issued any securities within the last 12 months.

Reports

After we complete this offering, we will furnish shareholders with an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms
10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov. We will be required to send annual and quarterly financial statements to shareholders resident in British Columbia, Alberta and Ontario, and to file those financial statements with the Ontario, Alberta and British Columbia Securities Commissions.

Registrar and Transfer Agent

The registrar and transfer agent for our shares is Pacific Corporate Trust Company of 10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8.

Principal Shareholders

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially, except as noted below, by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be upon completion of this offering. Except as noted below, the shareholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

		Percentage of	Number of Shares	Percentage of Shares
	Number of Shares	Shares Beneficially	Beneficially Owned	Beneficially Owned
Name and Address of Beneficial Owner	Beneficially Owned(1)	Owned(1)	(after Offering)(2)	(after offering)(2)

Cheryl L. Wheeler 6271 Taylor Way West Vancouver, BC, Canada V7W 1Y8	1,000,000	25%	275,417	0.75%

Lenora Gates 2745 Skilift Place West Vancouver, BC, Canada V7S 2T6	500,000	12.5%	163,333	0.45%

Catherine McLeod-Seltzer 6945 Hycroft Road West Vancouver, BC, Canada V7W 2K6	1,000,000	25%	1,106,667 (3)	3.05%

Melanie McMillan 4032 Capilano Way West Vancouver, BC, Canada V7R 4J4	500,000	12.5%	155,000	0.43%

(1)	Calculated as before closing of the proposed transaction and the offering.

(2)	Calculated following the closing of the offering and proposed transaction on the basis of 36,301,666 shares being issued on a non-diluted basis including the offering and any shares to be issued upon the exercise of any other outstanding rights to acquire shares within 60 days of the date of the closing of the proposed transaction and this offering assuming no shares are purchased under the offering.

Escrowed Securities

The original escrow shares, the transfer shares, the transaction shares and the bonus shares to be issued to Catherine McLeod-Seltzer will be subject to escrow or pooling restrictions. 3,000,000 shares are currently held in escrow. The number of shares to be held in escrow or pooled on the closing will be 11,620,417. We have made a successful application to the Exchange to approve the transfer of the transfer shares and the escrow and pooling regimes described below, which are based on our being classified a tier 2 issuer under the Exchange’s policies.

Existing Escrowed Securities

There are currently 3,000,000 shares (the “original escrow shares”) outstanding all of which were issued to our seed shareholders at a price of C$0.10 per share and are held in escrow pursuant to an original escrow agreement dated February 24, 2000.

In accordance with the terms of the original escrow agreement, these original escrow shares were to have been released pro rata to the holders as to one-third on each of the first, second and third anniversaries of the completion of the proposed transaction.

Escrowed Securities held by Escrowed Shareholders

As at the date of this prospectus, the following shares are held in escrow:

		Number of Escrow	Percentage of
		Shares owned after	Escrow Shares owned
	Number of Escrow	the Proposed	after the Proposed
	Shares Currently	Transaction and the	Transaction and the
Name of Beneficial Owner	Owned	Offering(1)	Offering(2)

Cheryl L. Wheeler	1,000,000	200,000	0.55%
Lenora Gates	500,000	100,000	0.27%
Melanie McMillan	500,000	100,000	0.27%
Catherine McLeod-Seltzer	1,000,000	220,417 (3)	0.61%

TOTAL:	3,000,000	620,417	1.70%

(1)	These holdings are net of the transfer shares being transferred to the partnership security holders on closing, which is reflected below under the heading “Proposed Escrow and Pooling”.

(2)	On a fully-diluted basis.

(3)	Includes Ms. McLeod-Seltzer’s 20,417 bonus shares and excludes 320,000 shares comprised in the loan units which are not subject to escrow or pooling.

We, the holders of the original escrow shares, the partnership security holders, PeruEx and BCMC have agreed that the original escrow agreement will be converted to a capital pool company escrow agreement. We have made a successful application to the Exchange to replace the original escrow agreement with a capital pool company escrow agreement in the form required by Exchange Policy 2.4, as amended to the release schedule set out below.

The 3,000,000 original escrow shares subject to the capital pool company escrow agreement are to be released pro rata to each of current holders of these original escrow shares, and following the transfer of 2,400,000 of these shares (being the transfer shares) to the partnership security holders, as follows:

Date	Percentage of Shares Eligible for Release

Closing Date	10	%(1)
Closing Date + 6 months	15%
Closing Date + 12 months	15%
Closing Date + 18 months	15%
Closing Date + 24 months	15%
Closing Date + 30 months	15%
Closing Date + 36 months	15%

TOTAL:	100%

(1)	Eligible for release on the closing date, but those shares held by our principals will not be released until six months from the closing date.

Proposed Escrow and Pooling

In connection with the proposed transaction all of the partnership security holders have agreed to enter into the new escrow agreement, the capital pool company escrow agreement or a voluntary pooling agreement in respect of the following transfer shares and transaction shares and original escrow shares held or to be held by them. Each of the shareholdings of the partnership security holders before and after the completion of the proposed transaction is as follows:

				Total Shares held
	Number of	Number of Transfer		in Escrow or pooled
	Transaction Shares	Shares owned and	Total Shares held	after the Proposed
	owned and held in	held in Escrow or	in Escrow or pooled	Transaction and the
	Escrow or pooled	pooled after the	after the Proposed	Company's Offering
	after the Proposed	Proposed	Transaction and the	as a percentage of
	Transaction and the	Transaction and the	Company's	outstanding share
Name of Beneficial Owner	Company's Offering	Company's Offering	Offering(1)	capital(1)(2)

Andrew T. Swarthout	321,976	156,000	477,976	1.88%
Gerald D. Van Voorhis	321,979	156,000	477,979	1.88%
Kevin P. Morano	635,130	214,737	849,867	3.34%
David Lowell	173,373	84,000	257,373	1.01%
David F. Volkert	173,373	84,000	257,373	1.01%
Lowell Family Limited Partnership	387,454	94,740	482,194	1.89%
MK Gold Company	3,874,537	947,368	4,821,905	18.92%
William Dowd	193,727	47,368	241,095	0.95%
William L. Edwards	387,454	94,737	482,191	1.89%
R.G. Fanelli	193,727	47,368	241,095	0.95%
Richard J. Kogan	193,727	47,368	241,095	0.95%
Francis R. McAllister	387,454	94,737	482,191	1.89%
Keith & Marjorie Lloyd	193,727	47,368	241,095	0.95%
Richard deJ. Osborne	193,727	47,368	241,095	0.95%
William L. Paul III	193,727	47,368	241,095	0.95%
Christopher F. Schultz	193,727	47,368	241,095	0.95%
Charles B. Smith	387,454	94,737	482,191	1.89%
James Wood	193,727	47,368	241,095	0.95%

TOTAL:	8,600,000	2,400,000	11,000,000	43.21%

(1)	Not taking into account any common shares that may be purchased under this offering or to be issued as repayment of the BCMC loans.

(2)	Calculated on the basis of there being 25,466,666 shares issued on completion of this offering and the proposed transaction.

As set out above, the 2,400,000 transfer shares will be escrowed under the capital pool company escrow agreement. The remaining 8,600,000 transaction shares will be subject to escrow or pooling as follows:

Escrow Shares

The 2,013,285 transaction shares that will be held by our principals, other than David De Witt, on completion of the proposed transaction (being Andrew T. Swarthout, Gerald D. Van Voorhis, Kevin P. Morano, David F. Volkert, David Lowell and the Lowell Family Limited Partnership), and the 20,417 bonus shares to be issued to Catherine McLeod-Seltzer, in connection with a loan to us, will be subject to the new escrow agreement and will be released from escrow pro rata as follows:

Percentage of Transfer
Date	Share Eligible for Release

Closing Date	Nil
Closing Date + 6 months	25%
Closing Date + 12 months	15%
Closing Date + 18 months	15%
Closing Date + 24 months	15%
Closing Date + 30 months	15%
Closing Date + 36 months	15%

TOTAL:	100%

Any release, other than in accordance with the above dates shall only be made with the prior consent of the applicable securities regulatory authorities.

The new escrow agreement provides that shares may be transferred within escrow to a trustee in bankruptcy or other person legally entitled to such shares provided the holder notifies the Exchange and provides certain required documents to the trustee. Upon the death of a shareholder, the shares of the deceased shareholder shall be released from escrow and delivered to the deceased shareholder’s legal representative. The shares held by a shareholder who ceases to be a principal shall remain subject to the escrow conditions.

Securities Under Voluntary Pooling Agreement

All of the partnership security holders who will be holding shares (other than shares issued as part of the loan units) that are not subject to the proposed new escrow agreement or capital pool company escrow agreement referred to above, upon completion of the proposed transaction, will enter into the voluntary pooling agreements based on a voluntary agreement among us, PeruEx, BCMC and Haywood. A total of 8,197,238 of our Shares will be deposited with Pacific Corporate Trust Company as the trustee to be held and released on the following dates in the following percentages:

•	In respect of the 3,874,537 transaction shares held by MK Gold Company:

Percentage of Transaction
Date	Shares Eligible for Release

Closing Date	Nil
Closing Date + 6 months	15%
Closing Date + 9 months	15%
Closing Date + 12 months	15%
Closing Date + 15 months	15%
Closing Date + 18 months	40%
Closing Date + 24 months	Nil
Closing Date + 30 months	Nil
Closing Date + 36 months	Nil

TOTAL:	100%

•	In respect of the 2,712,178 transaction shares held by our remaining non-principals:

Percentage of Transaction
Date	Shares Eligible for Release

Closing Date	Nil
Closing Date + 6 months	20%
Closing Date + 9 months	20%
Closing Date + 12 months	60%
Closing Date + 15 months	Nil
Closing Date + 18 months	Nil
Closing Date + 24 months	Nil
Closing Date + 30 months	Nil
Closing Date + 36 months	Nil

TOTAL:	100%

Based upon an aggregation of the release schedules set out above, the 11,620,417 shares that will be subject to escrow or voluntary pooling arrangements will be released from escrow or pooling in the following amounts on the following dates:

Number of Shares(1)
Date	Eligible for Release(1)

Closing Date	201,052
Closing Date + 3 months	Nil
Closing Date + 6 months	2,180,989
Closing Date + 9 months	1,123,616
Closing Date + 12 months	2,963,543
Closing Date + 15 months	581,181
Closing Date + 18 months	2,304,871
Closing Date + 24 months	755,056
Closing Date + 30 months	755,055
Closing Date + 36 months	755,054

TOTAL:	11,620,417

(1)	Includes the 20,417 bonus shares to be issued to Catherine McLeod-Seltzer. See “Proposed Transaction — Our Proposed Transaction” on page 2 herein.

Market for Our Common Equity and Related Shareholder Matters

Our shares were listed and traded on the Exchange under the ticker symbol “EVE” from April 11, 2000 to April 29, 2002, on which date we requested, and were granted, a halt in the trading of our shares in light of our identification and pursuit of the proposed transaction. Consequently, no current market exists for our securities. However, upon receipt of the exchange’s expected approval to and the completion of our proposed transaction and this offering we will immediately request that the Exchange reclassify us from a tier 3 company to a tier 2 company and re-

commence trading in our shares under a then to be newly assigned ticker symbol. As of January 15, 2003, we had approximately 330 shareholders of record.

The following table sets forth certain sales price and trading volume for our shares for the period indicated:

Period	High		Low		Close		Volume

December 2002	—	(1)	—	(1)	—	(1)	—	(1)
November 2002	—	(1)	—	(1)	—	(1)	—	(1)
October 2002	—	(1)	—	(1)	—	(1)	—	(1)
Q3 2002	—	(1)	—	(1)	—	(1)	—	(1)
Q2 2002	$0.30		$0.21		$0.30		19,500
Q1 2002	$0.35		$0.16		$0.29		271,100
Q4 2001	$0.26		$0.20		$0.20		18,500
Q3 2001	$0.55		$0.21		$0.21		26,200
Q2 2001	$0.61		$0.40		$0.40		34,800
Q1 2001	$0.50		$0.35		$0.35		31,000

(1)	During this time, our shares were halt traded.

SELLING SHAREHOLDERS

The secondary shares are offered by this prospectus, all of which are being registered for possible sale for the accounts of selling shareholders. No sales by selling shareholders will take place until the offering has closed and applicable escrow requirements have expired. As noted in the following table, the selling shareholders either currently hold the secondary shares, have a right to acquire secondary shares on the exercise of series A warrants and series B warrants or may obtain the secondary shares on exercise of series C warrants comprised in the units offered under this prospectus. Any exercise of the series A warrants, series B warrants and series C warrants (the “warrants”) to acquire shares will be done as private investment transactions. The table below lists the selling shareholders and other information regarding the beneficial ownership of the secondary shares by each of the selling shareholders.

We have registered the secondary shares in the United States only to permit the selling shareholders and their pledgees, donees, transferees or other successors-in-interest who may receive secondary shares from a selling shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus, to sell any secondary shares they may obtain when they consider appropriate. We do not know how long the selling shareholders will hold such shares before selling them. Other than our agreement to register the secondary shares covered by this prospectus, we currently have no agreements, arrangements, or understanding with any of the selling shareholders regarding their obtaining or sale of any of the secondary shares.

We will not receive any portion of the proceeds from the potential sale of shares by the selling shareholders, although we will have received $0.50 per share in connection with the exercise of the series A and C warrants and $0.75 per share in connection with the exercise of the series B warrants.

No selling shareholder who is a member of our board of directors other than Catherine McLeod-Seltzer, Cheryl Wheeler, Melanie McMillan and Lenora Gates has held any office or maintained any material relationship, except as an investor, with us, or any of our predecessors or affiliates, over the past three years. We believe, based on information provided to us by the selling shareholders, that each selling shareholder has sole voting and investment power with respect to the secondary shares beneficially owned.

Selling Shareholders

The following table sets out the number of secondary shares (including shares that may be acquired upon exercise of warrants and not options) which will be held by the selling shareholders upon completion of the proposed transaction, the number of secondary shares which are qualified to be offered by this prospectus and the number and percentage of the shares which will be held by the selling shareholders if all of the secondary shares which may be offered were to be sold.

	Secondary Shares	Secondary Shares
	Beneficially Owned	Offered by this	Shares Beneficially Owned
	Prior to Offering *(1)	Prospectus(2)	After the Offering

Name	Number	Number	Number	Percent

MK Gold Company(3)	4,821,905	2,122,489	Nil	—
Haywood Securities Inc.(4)	1,320,000	1,320,000	Nil	—

TOTAL	6,141,905	3,442,489	Nil	0%

*	Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person, shares of common stock subject to acquisition by exercise of the warrants have been included.

(1)	This column lists, for each selling shareholder, the number of shares, assuming the exercise of all warrants exercisable by such selling shareholder on that date, plus the shares already held by such selling shareholders on that date.

(2)	This column lists each selling shareholder’s portion, of the aggregate of 6,141,905 shares being offered by this prospectus.

(3)	Approximately 72.8% of the outstanding common stock of MK Gold Company is owned by Leucadia National Corporation, a U.S. based, New York Stock Exchange listed financial services holding company.

(4)	Haywood is affiliated with Haywood Securities (USA) Inc. a registered broker-dealer in the United States.

PLAN OF DISTRIBUTION

The secondary shares offered by this prospectus may be sold from time to time by selling shareholders, who consist of the persons named under selling shareholders above and those persons’ transferees, pledgees, donees, or other successors in interest. The selling shareholders may sell any or all of their secondary shares on the Exchange, on any other quotation service on which the shares may be listed or quoted at the time of sale, or in the over-the-counter market, at market or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	ordinary brokerage transactions and transactions in which the broker or broker-dealer solicits purchasers;

•	block trades in which the broker or broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	privately negotiated transactions;

•	short sales;

•	brokers or broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling shareholders may also sell secondary shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling shareholders may also engage in short sales, puts and calls and other transactions in our shares, and may sell or deliver shares in connection with these trades.

Brokers or broker-dealers engaged by the selling shareholders may arrange for other brokers or brokers-dealers to participate in sales. Brokers or broker-dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders and any brokers, broker-dealers or agents that are involved in selling the secondary shares may be deemed to be underwriters within the meaning of the United States Securities Act in connection with such sales. In such event, any commissions received by such brokers, broker-dealers or agents, any discounts allowed to such brokers, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the United States Securities Act. At the time a particular offering of the secondary shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any broker-dealer or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to brokers or broker-dealers.

If any selling shareholder notifies us that a material arrangement has been entered into with a broker or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file an amendment to this prospectus to name each of the participating brokers or broker-dealers; the number of shares involved; the price at which the shares were sold; the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable; a statement to the effect that the brokers or broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and any other facts material to the transaction.

We will pay all fees and expenses incident to the registration of the secondary shares.

PERU EXPLORATION VENTURE LLLP

Current Business

PeruEx was formed as a limited liability limited partnership on June 22, 2000. It was registered under the laws of Arizona on September 19, 2000. PeruEx currently has 14 limited partners, who collectively hold a total of 38 limited partnership units. BCMC is its sole general partner.

The sole business purpose of PeruEx is to acquire mineralized deposits in Peru economically worthy of mining development and sale. This is accomplished by exploration of potential sites, acquisition of mineral rights, and fieldwork to better determine the mineral potential of a property.

The Republic of Peru

The following is based on PeruEx’s understanding of Peru and applicable Peruvian laws. In providing these disclosures, we primarily relied upon the following: (i) Peruvian government publications, such as “Legal Framework for Investments” and “Mining Reference Plan 1999 — 2007,” for legal, investment and mining industry information, (ii) international publications, such as “The Wall Street Journal,” “The Economist” and “Latin American Weekly Report,” for political and economic information, (iii) the Central Reserve Bank of Peru, the Peruvian Institute for Statistics and Information, and the Office of the Superintendent of Customs, for currency information, and (iv) various corporate news releases for information regarding investment in Peru by public companies. The information was compiled by Cecilia Gonzalez of Estudio Grau of Lima, Peru. Ms. Gonzalez is a corporate attorney whose business focus is the Peruvian Mining Industry.

Geographical Location and Population

Peru has a population of approximately 26.0 million and covers a geographic area of approximately 1,290,000 square kilometers on the western coast of South America. Lima is Peru’s capital and principal city and has a population of approximately 8.0 million.

Current Federal Government

Peru is a democratic republic. Peru’s constitution was initially approved by a national referendum held on October 31, 1993. Peru is governed by an elected president, who serves a five-year term, and an elected congress. On November 4, 2000 the constitution was amended to prohibit the president from serving consecutive terms.

Recent Political and Economic History

Peru’s history since the mid-1980s, has been one of political and economic instability under both democratically elected and dictatorial governments. These governments have pursued various policies, including frequent intervention in the national economy and social structure. Past governments have also imposed controls on prices, exchange rates, local and foreign investment and international trade, thereby restricting the ability of companies to freely operate.

From approximately 1985 to 1990, Peru suffered from significant inflation and a series of nationwide general labor strikes. Peru’s economic and social difficulties were increased by the terrorism of the Sendero Luminoso (aka “the Shining Path”), a Maoist group intent on creating a socialist government. In 1992, the then leader of Sendero Luminoso and most of his top officials were captured by the Peruvian military. Subsequently, hundreds of Sendero Luminoso terrorists have surrendered or been captured, including the capture of another leader in 1999. These arrests have resulted in a significant decrease in terrorist activities throughout Peru. Remaining terrorist activity now appears to be largely confined to several isolated pockets within Peru. PeruEx’s policy is to avoid areas where terrorists are known to remain active.

In November 1989, Alberto Fujimori was elected as president of Peru and began implementing various widespread reforms aimed at stabilizing the economy, restructuring the national government and reducing bureaucracy. These reforms included privatizing state-owned companies, promoting private investment, and developing and strengthening basic services related to education, health, housing and infrastructure.

In April 1992, President Fujimori declared a national state of emergency primarily due to recurring confrontations with the congress over their unwillingness to support his proposed reforms and the impact that continuing terrorist threats were having on foreign investment in Peru. President Fujimori decreed the existing national constitution as null and void, and dissolved the democratically elected congress. Thereafter, President Fujimori unilaterally governed Peru through various decrees.

On November 22, 1992, democratic national elections were held and a new congress was seated to propose a new national constitution. In October 1993, a new constitution was formally approved by means of a national referendum. The congress remained, effectively acting as the legislative branch of the federal government. In November 1995, a new congress was again democratically elected and President Fujimori was re-elected for a second five-year term.

In November 1999, President Fujimori was re-elected for a third five-year term. However, growing public discontent with corruption within President Fujimori’s administration ultimately forced him to concede to widespread demands for a new presidential election. In May 2000, the president of the congress, Valentin Paniagua, became interim president of Peru pending new elections. In July 2001 Alejandro Toledo, a former World Bank official, was democratically elected.

To date, President Toledo has continued the free market principles and the broad-based political, economic and social reforms implemented by Fujimori, while also following a slightly more populist agenda that advocates increased public participation, poverty reduction and decentralization. President Toledo promotes increased foreign investment through the mechanisms of joint ventures, privatizations, management agreements and concessions. However, the overall popularity of President Toledo’s administration currently is very low among Peru’s citizens. This unpopularity, should it persist, may potentially subject PeruEx’s current and future business interests in Peru to increased political, economic and other risks.

Currency

Peru’s official monetary unit is the nuevo sol (“S”). It currently is not subject to any exchange restrictions and has been freely floating since March 27, 1991. The most recent period during which the nuevo sol’s exchange rate experienced significant volatility was from November 1992 to November 1993 when its exchange rate deteriorated from S1.61/$1.00 to S2.18/$1.00. The nuevo sol stabilized during 1994, narrowly trading between S2.18/$1.00 and S2.20/$1.00, although it has since weakened, on average, against the US dollar. The following table provides a summarized chronological history of S/$ exchange rates since late 1995:

December 31	Exchange rate (S/$)

1995	2.32
1996	2.60
1997	2.73
1998	3.16
1999	3.51
2000	3.53
2001	3.60

As of November 22, 2002, the S/$ exchange rate was 3.71. The source for this exchange rate information is the Peruvian national bank, Banco de la Nacion.

Mining Industry

Peru has a lengthy history of mining that predates the Spanish conquistadors. Although political unrest and instability slowed the development of some of Peru’s ore bodies since 1995, mining continues to be an important contributor to the national economy. The flow of exploration funding by foreign entities has remained high due to the abundance of mineral targets. Presently, mining accounts for approximately one-twentieth of Peru’s gross domestic product and approximately one-half of its total exports. The mining sector currently generates the highest amount of foreign currency from exports, approximately $3.2 billion per year. The most important mineral commodities produced are copper, gold, tin, lead, zinc, and silver.

Before 1990, the mining industry was divided between the large state-controlled mining companies, Empresa Minera del Peru (“Minera Peru”), Empresa Minera del Hierro del Peru (“Hierro Peru”) and Empresa Minera del Centro del Peru (“Centromin”) and the private mining sector. Under the Peruvian government that ended in 1990, investment and activity in the mining industry was depressed by exchange controls, inflation, the imposition of arbitrary exchange rates and terrorist activity. Private mining companies continued to produce during this period but suffered from a general lack of capital. However, in 1994, mining companies spent an estimated $100 million on mineral exploration, an indication that the investment climate in Peru had started to benefit from the government’s reform programs. By 2000, annual mineral exploration expenditures had grown to over $139 million (Source: Metal Economics Group, 2002).

Since 1990, the Peruvian government has been actively seeking foreign investment in the mining sector and has privatized most of the state-owned mining companies, including Minero Peru and Centromin. In 1992, Hierro Peru, an iron ore deposit, was sold to Shougang Corporation, a Chinese State corporation, for $120 million. Cerro Verde, a copper mine previously owned by Minero Peru, was privatized and sold by the federal government in 1993 to Cyprus Amax Minerals Co. for $37 million, with their commitment to invest $485 million over the subsequent five years. In 1994, the Tintaya project, a copper operation in southern Peru, was privatized. Antamina, a copper-zinc-silver-molybdenum resource owned by Centromin, was privatized in 1996. This world class deposit, which is jointly held by BHP Billiton, Noranda, Teck, Cominco and Mitsubishi, produced its first copper and zinc metal in 2001, after a capital investment of $2.3 billion.

The improved regulatory environment and government reforms have led to the development of a vibrant exploration sector and are leading to new discoveries, such as Barrick Gold Corporation’s 2002 announcement of its Alto Chicama gold deposit and the discovery of the Pierina gold deposit in 1995. Regulatory reforms have also led to significant investment by senior mining companies in previously operating mines such as the Yanacocha gold deposit, resulting in the formation of Minera Yanacocha (a joint venture company with interests held by Newmont Mining Inc., Minera Buenaventura and the International Finance Corporation), currently Latin America’s largest gold producer.

Peru has extensive reserves of copper, zinc and silver. In 2001, Peru ranked eighth in the world in the production of gold, second for silver, fifth for copper, and third for zinc and tin. Between 2000 and 2002, Peru’s copper output increased by over thirty percent primarily due to the start-up of the Antamina mine. In 2001, Peru’s output of gold was approximately 138 metric tons, primarily from the Yanacocha and Pierina mines.

Mineral Concessions

Under Peruvian law, the right to explore for and exploit minerals is granted by way of concessions. A Peruvian mineral concession is a property right, independent from the ownership of land on which it is located, even when both belong to the same person. The rights granted by a mineral concession can be defended against possible claims by third parties, transferred, or sold. In general, a mineral concession may be the subject of any transaction or contract. The basic unit for newly claimed mineral concessions is 100 hectares. Buildings and other permanent structures used in a mining operation are considered real property additions to the concession.

The application for a mineral concession involves the filing of documents. The mineral concession boundaries are specified in the application documents, with no requirement to mark the concession boundaries in the field. Because the location of the concession is not dependent on the location of markers placed on the ground, it is not necessary to do a land survey to legally describe the locations of concessions.

The concession holder must pay an annual rent of $3.00 per hectare by June 30th of each year. The concession holder must sustain a minimum level of annual commercial production of $100 per hectare in gross sales within six years of the grant of the concession. If the concession has not been put into production within that period, the annual rent increases to $9.00 per hectare for the seventh through eleventh years of the grant of the concession, and to

$23.00 per hectare thereafter. The concession will terminate if rent is not paid for two consecutive years. The term of a concession is indefinite if rental fees are paid.

Environmental Permitting

The information contained in this section comes from “Reglamiento Ambiental Para las Actividades de Exploración Minera” (“Environmental Regulation of Exploration Activities”) published by the Directorate General of Environmental Matters for the Peruvian Ministry of Energy and Mines (“DGAA”).

In Peru, for the purpose of permitting, exploration activities are classified in three categories, according to the intensity and area of disturbance that will be caused. Approval for work is granted by the DGAA.

Category A:	Activities that cause little or no surface disturbance fall into this category. Examples of such activities include geological mapping, geophysical surveys, topographic surveys, and small scale sampling. No permit is required.

Note that the work recommended for stage 1 of PeruEx’s exploration at each of the Santa Rosa, Lomo de Camello and Estrella properties would fall into this category.

Category B:	Activities that involve the disturbance of up to ten hectares, or twenty drill sites with access roads, and involve creating waste material such as drill cuttings or drilling fluids, fall into this category. An application must be filed with the DGAA that includes the following:

•	a simple form describing the work to be done, with appropriate maps

•	a work schedule

•	a description of the measures to be taken to protect the environment. These must be in accordance with guidelines established in a document called, in translation, “Environmental Guide for Mineral Exploration Activities in Peru” (the “Environmental Guide”).

•	a reclamation plan

The DGAA has twenty days from the date of submission of the application during which they may respond. If no response is received within twenty days, the work is deemed to be approved.

Note that the work recommended for stage 2 of PeruEx’s exploration at each of the Santa Rosa, Lomo de Camello and Estrella properties would fall into this category.

Category C:	Activities that involve the disturbance of more than ten hectares, or more than twenty drill sites, and involve creating waste material such as drill cuttings or drilling fluids, fall into this category. Underground exploration workings such as adits in excess of fifty meters long would also be included. The following steps are required in order to obtain approval from the DGAA for such work:

•	The project operator must submit three copies of an environmental evaluation to the DGAA. The format of the environmental evaluation is stipulated in the regulations and must conform to the Environmental Guide.

•	The project operator is required to deliver notices through publication in the official newspaper “El Peruano” and in a newspaper in the region where the project is situated.

•	Interested parties have twenty-five days from the date of publication of the notices to comment on the environmental evaluation.

•	The DGAA has fifteen days after the expiration of the comment period to complete its review of the Environmental Evaluation. If no notice or comments are given to the project operator by the expiration of the 15 day period, the project is deemed to be approved.

Laws Regarding Mineral Rights Ownership

In 1992, the Peruvian government enacted a new mining law which:

•	guarantees land tenure for mineral rights distinct from surface rights where a minimum rental is made to hold title on mineral rights;

•	enumerates only specific and limited circumstances, arising mostly due to negligence of the title holder, under which mineral rights may be lost with no discretionary power by the mining authority;

•	grants equal rights to explore for and exploit minerals by way of concession to both Peruvian nationals and foreigners;

•	establishes tax, administrative and exchange stability for mining investors; and

•	establishes the right to sell mineral production freely on world markets.

The Peruvian government currently has in place measures to attract foreign investment, including measures that grant new property rights and guarantees to foreign investors and financial incentives for investment in the mining sector.

Laws Regarding Income Taxes and Repatriation of Profits

Under the Peruvian income tax law, the corporate tax payable is:

•	27% of annual net income provided profits are not distributed. Advance monthly payments are required on a percentage of gross income, subject to a final settlement in March of the following business year (January 1st through December 31st). To enter into a Mining Stability Agreement (which enable a tax rate to be fixed for the life of the mineral deposit) an additional two percentage points will be added to the current 27% rate; and

•	an additional 4.1% is payable when profits, after paying income tax, are distributed. This does not apply to amounts distributed to domiciled legal entities, unless it entails an indirect disposal of income not susceptible to subsequent tax control. The payment of the additional 4.1% rate is considered as a final payment and not as a credit against income tax.

Peruvian law grants tax free use of foreign exchange. There are no restrictions on the ability of a company operating in Peru to transfer foreign currency from Peru to other countries or to convert Peruvian currency into foreign currency.

Agreements have been signed by the Peruvian government with affiliates of the World Bank and with the Overseas Private Investment Corporation (“OPIC”) to insure foreign investors against such non-commercial risks as expropriation and abrogation of contracts. Peru has signed the Agreement for the Constitution of the Multinational Investment Guarantee Agency, a World Bank agency, and The Agreement for Investment Insurance with the United States OPIC and the World Bank Convention on the Settlement of Investment Disputes. Although these agreements, as ratified by the Peruvian Congress, allow investors to insure against non-commercial risks such as expropriation and abrogation of contracts, subsequently elected governments could revoke these agreements. These multinational agencies provided their backing, and the backing of their governments, in petitioning governmental compensation in the event of expropriation. As a result of these agreements, agencies such as OPIC are able to provide specific project risk insurance and project financing at the time of development.

Current Trademarks

PeruEx does not have any trademarks.

Current Administrative Properties

PeruEx’s legally registered office is 6985 N. Oracle Rd., Tucson, Arizona, 85704, USA. Its only substantive administrative and operating facility consists of 1,900 square feet of office space at Calle Monte Flor 460, Santiago de Surco, Chacarilla del Estanque, Lima, Peru 33. The underlying lease, which was renegotiated effective July 17, 2002, has a one year term ending July 16, 2003, is non-cancellable and sets forth payments of $1,200 per month. This lease is renewable for one year at PeruEx’s option.

Current Mineral Property Interests

Geological Consultant, Analytical Laboratories and Terminology

We engaged Peter A. Ronning, P.Eng., a geological engineer registered with The Association of Professional Engineers and Geoscientists of British Columbia, to undertake a review of those of PeruEx’s mineral properties that are material to the proposed transaction and the offering, being the Santa Rosa, Lomo de Camello and Estrella properties.

Mr. Ronning is an independent consulting geological engineer with 29 years of experience in mineral exploration in many parts of North and South America. He has had no prior connection with BCMC or PeruEx. BCMC, PeruEx and ourselves are satisfied that Mr. Ronning is a Qualified Person as required under the terms of National Instrument 43-101. National Instrument 43-101 is the Canadian legislation that governs disclosure requirements for public companies engaged in mineral exploration and mining development. The only consideration to be received by Mr. Ronning with respect to his review of PeruEx properties is his customary consulting fee.

Mr. Ronning prepared three reports: “Review of the Santa Rosa Project, Peru” dated August 1, 2002; “Review of the Lomo de Camello Project, Peru” dated August 1, 2002; and “Review of the Estrella Project, Peru” dated August 2, 2002. In addition, based on the reports, Mr. Ronning prepared a first draft of the geological aspects of the disclosure which follows. Mr. Ronning has reviewed and collaborated on subsequent revisions to the geological disclosure, made in response to comments from regulatory authorities. He confirms that the revised geological disclosure accurately represents the projects and does not omit any material facts.

The geological disclosure contains references to chemical analyses. All of the analyses ordered by PeruEx were performed by ALS Chemex, an international commercial laboratory serving the mineral exploration industry. There is no affiliation between officers and directors of PeruEx and ALS Chemex. PeruEx pays ALS Chemex fees for its services, according to a schedule of fees that is within competitive norms for the exploration industry.

In the case of the Estrella project, some analyses are mentioned that were obtained by the owners of the Estrella mineral concessions, before PeruEx became involved in the project. Some of those analyses were not done by ALS Chemex, but by other laboratories. Details can be found in Mr. Ronning’s report of August 2, 2002 describing the Estrella project.

All of the analyses were done using industry standard techniques, described in Mr. Ronning’s report for each of the Santa Rosa, Lomo de Camello and Estrella projects.

Unavoidably, some terms are used in the geological disclosure that may not be familiar to some readers. The following definitions may be useful:

“adit”	a horizontal or nearly horizontal passage driven from the surface for the working or dewatering of a mine;

“Au”	Gold;

“batholith”	a large mass of igneous rock, generally with a surface area exceeding 100 square kilometers;

“continuous chip sample”	a rock sample taken by collecting a series of chips across a measured distance along a rock face. The chips are so closely spaced that there is no gap between them;

“decline”	a mine passageway that slopes downward;

“hectare”	an area totalling 10,000 square meters, e.g., an area 100 meters by 100 meters;

“igneous rock”	a rock formed when a hot melt originating in the earth’s interior cools and solidifies near the surface;

“informal miners”	a common term in Peru referring to small-scale mining operations by individuals having no legal rights to the mineral concessions. Informal miners often provide important exploration information through their prospecting activities. Technically, informal miners operate illegally, and the Peruvian government has historically recognized and enforced the legal mineral concession owner’s right to remove informal miners. Some concession owners and mining companies prefer to find ways to cooperate with informal miners, often to their mutual benefit;

“mineralized material”	a mineralized body which has been delineated by appropriately spaced drilling and/or underground sampling to support a sufficient tonnage and average. Such a deposit does not qualify as a reserve, until a comprehensive evaluation based upon unit cost, grade, recoveries, and other material factors conclude a legal and economic feasibility;

“ppm”	parts per million (l ppm = 1000 ppb = 1 gram per metric tonne);

“quartz”	a common rock-forming mineral made up of silicon and oxygen (SiO2). It is common in veins. Most quartz is not valuable itself, but it may contain other, valuable minerals;

“sedimentary rock”	a rock formed by physical or chemical processes on or near the earth’s surface. Sandstone and limestone are examples;

“vein”	some geological processes cause hot water to pass through fractures in rock. The hot water may contain dissolved minerals. Sometimes some of the dissolved minerals pass out of solution and are left behind, filling or partly filling the fractures, forming veins;

“winze”	a vertical passageway within a mine that leads downward from a horizontal passage or opening. Unlike a shaft, a winze does not reach the surface;

Figure 1 illustrates the locations of the Santa Rosa, Lomo de Camello and Estrella projects.

[FIGURE 1 — Locations of the Santa Rosa, Lomo de Camello and Estrella Projects]

Santa Rosa Property

Property Description and Location

The Santa Rosa Property is located in the District of Yanaquihua, Province of Condesuyos, Department of Arequipa, Peru. The approximate geographic coordinates of the center of the property are Latitude 15º 38’ 46” south, Longitude 73º 07’ 00” west. Covering 1000 hectares, the property consists of 3 concessions, described in the following table:

Mineral Titles

					Vertices*
Registration					(UTM PSAD 56)
Number				Area in
(Codígo)	Year Approved	Name	Owner	Hectares	East	North

010305894	1994	Santa Rosa 94 de	Felipe Vera Palomino	200	703000	8270000
		Ispacas			703000	8269000
					701000	8269000
					701000	8270000
010927295	1996	Santa Rosa II 95 de	Felipe Vera Palomino	700	704000	8275000
		Ispacas			704000	8270000
					701000	8270000
					701000	8271000
					703000	8271000
					703000	8275000
010927395	1996	Santa Rosa III 95	Felipe Vera Palomino	100	702000	8269000
		de Ispacas			702000	8268000
					701000	8268000
					701000	8269000

*  The vertices describe the corners of the concession, thus defining its location. The geographic coordinates of the vertices are given using the Universal Transverse Mercator Grid, zone 18 L, with reference to the Provisional South American Datum of 1956.

PeruEx has the right to acquire the mineral concessions from the owner under the terms of the option to purchase and lease agreement described below.

Surface rights are owned by the state and it will not be necessary to enter into any surface agreements in respect of surface disturbance that may be caused by the proposed stage 1 and stage 2 exploration programs on the Santa Rosa properties.

There are no known environmental liabilities associated with the Santa Rosa Property. It is the responsibility of the owner of the mineral concessions to ensure that his mining operations comply with environmental regulations. PeruEx is responsible for the environmental compliance of its own exploration activities.

Acquisition Agreement

According to an option to purchase and lease agreement (the “Santa Rosa agreement”) dated March 15, 2002, Felipe Benicio Vera Palomino and Rosa Juana Palomino Neyra (the “Santa Rosa titleholders”) granted an option to PeruEx to acquire 100% of the Santa Rosa 94 de Ispacas, Santa Rosa II 95 de Ispacas, and Santa Rosa III 95 de Ispacas mineral concessions, (the “Santa Rosa mineral rights”) within a 48-month term commencing March 15, 2002. PeruEx has the right to explore these concessions during this 48-month period.

The purchase price for the acquisition of the Santa Rosa mineral rights is $900,000. PeruEx is required to make payments to the Santa Rosa titleholders over a period of three years commencing March 15, 2002 as follows:

Amount	Date

$65,000	September 15, 2002 (6 months of signing) (paid)
$90,000	March 16, 2003 (one day following the 1st anniversary of signing)
$175,000	March 16, 2004 (one day following the 2nd anniversary of signing)
$570,000	March 16, 2005 (one day following the 3rd anniversary of signing)

Failure to pay any of the deposits, when due, is an act of default, which if not remedied allows the Santa Rosa titleholders to terminate the Santa Rosa agreement. The deposits are deducted from the purchase price if the option is exercised, and forfeited if the option is not exercised.

Upon completion of the payments, the Santa Rosa mineral rights shall be automatically transferred to PeruEx. Only PeruEx can terminate the Santa Rosa agreement on notice, given at any time, to the Santa Rosa titleholders via a public notary, or assign its interest in the Santa Rosa agreement.

The payment for the exploration lease of the Santa Rosa mineral rights is $2,000.

Finders Fee Agreement

The Santa Rosa property is subject to a finder’s fee agreement dated December 10, 2001 with Warren Rehn and Jorge Perazzo Nicho who brought the area to the attention of PeruEx. Messrs. Rehn and Nicho have received a $10,000 initial payment and are to receive a sum equal to 10% of the direct exploration expenditures on the included properties, subject to a minimum payment by PeruEx in any
12-month period of $20,000 regardless of whether any exploration expenditures have been made on the properties. The maximum that the consultant can receive in relation to the Santa Rosa property is $500,000.

Accessibility, Climate, Infrastructure and Physiography

The property is situated in the dry, rugged desert of the coastal mountains. Elevations on the property range from about 1,500 meters to 3,100 meters.

The nearest major city is Arequipa in southern Peru. From Arequipa, a three-hour drive on the paved Panamerican highway brings one to the town of Ocaña, a local service center for surrounding agricultural and fishing industries. It has electrical and water utilities, and some service industries.

In mid-June 2002, the journey northward from Ocaña to Santa Rosa required a long day to complete, with several hours of driving on a dirt road followed by a seven to eight hour hike.

The mineral concession owner operates a small mine, with numerous short adits, declines and winzes. He has a small grinding mill, a mercury amalgamation plant and a cyanide leach pad. All of the mining is done by hand with some blasting. Transport of mineralized material is done by men or pack animals. This mining operation is insignificant with respect to PeruEx’s plan of operations and it is expected to have no impact upon our planned exploration.

Exploration History

The Santa Rosa mineral concessions were issued to their present owner, Felipe Benicio Vera Palomino in 1994 and 1996. There is no readily available information as to any exploration or mining that might have taken place prior to that date.

Geological Setting

Santa Rosa lies within the Coastal Batholith, a complex body of igneous rock that underlies the westernmost of the main Andean mountain ranges in Peru. The part of the Coastal Batholith in which Santa Rosa is situated is known for gold-bearing quartz vein mineralization.

In the vicinity of Santa Rosa the igneous rocks of the Coastal Batholith are in contact or mingled with much older rocks. In some places the older and younger rocks came in contact as movement in the earth’s crust slid different rocks against each other along fractures. Elsewhere, hot liquid igneous rock was injected into the older rocks.

The dominant trend of fractures and folds within the rocks of the Andes is northwest. Santa Rosa is situated immediately north of a large fracture that trends northeast, oblique to the main Andean structural trend. On the property are many northeast trending fractures, some of which contain mineralized quartz veins.

Exploration

Exploration work by PeruEx to date has consisted of early stage surface mapping and rock sampling.

PeruEx has prepared a geological map of the Santa Rosa property, covering approximately 475 hectares. In addition, PeruEx’s geologists have collected or supervised the collection of 154 rock samples from the mineralized structures and other sites on the Santa Rosa property.

The sampling done to date has been of a reconnaissance nature, intended to determine whether the property contains mineralization of a sufficient grade and sufficiently widespread distribution that it merits further exploration. The quality of the sampling and reliability of the results are sufficient for that purpose. As is common at this stage of exploration, formal quality control procedures were not implemented by PeruEx.

Interpretation of the results of PeruEx’s work is incorporated into the following section describing mineralization.

Mineralization

The Santa Rosa property contains gold-bearing quartz veins with elevated silver, lead, copper and zinc values. The quartz veins follow fractures in the country rock trending generally north-eastward. The fracture systems contain variable proportions of vein quartz, other vein minerals, and broken country rock. The veins contain minor quantities of iron and other metal-bearing minerals, as well as gold. Some of the gold is coarse enough to be visible with a hand magnifier.

To date a main vein, with at least six splays or sub-parallel veins, have been identified. The main vein has been followed on the surface for a length of 2,500 meters, with a 1,500 meters central zone in which most of the better grades and widths are found.

The table on the following page lists some of the gold analyses PeruEx has obtained from rock samples collected at the Santa Rosa project.

The results of sample analyses for gold at Santa Rosa are:

	Gold in	Length,		Gold in	Length,
Sample Number	ppm	meters	Sample Number	ppm	meters

19652	28.8	0.2	19714	0.03	1.2
19653	0.96	0.5	19718	5.74	0.1
19654	0.6	0.5	19719	9.91	0.55
19657	33.8	0.8	19720	103.75	0.2
19658	176.8	0.8	19722	2.02	0.3
19659	11	0.8	19723	0.45	0.1
19660	32.4	0.45	19724	4.11	0.2
19661	8.97	0.4	19725	0.61	0.5
19662	11	0.4	19726	6.03	0.15
19663	17.8	0.1	19730	8.92	0.1
19665	6.79	0.25	19731	28.9	0.15
19666	23.9	0.6	19732	9.07	0.45
19667	10.2	0.4	19733	0.97	0.8
19668	30	2	19734	3.8	0.7
19669	2.79	1	19735	123.4	0.35
19670	19.6	0.55	19736	7.29	0.7
19671	1.41	0.2	19737	30.4	1.6
19672	7.48	0.3	19751	7.76	0.05
19673	5.92	0.9	19752	13.2	0.1
19674	21.1	0.1	19753	26.9	0.1
19675	14.3	1.1	19754	0.62	0.15
19676	82.5	0.25	19755	1.69	0.15
19677	24.4	0.25	19756	2.2	0.23
19678	82.8	0.4	19757	4.01	0.2
19680	4.82	0.15	19758	3.61	0.15
19681	0.188	0.1	19759	0.31	0.1
19682	73	0.23	19760	0.06	0.05
19703	108.3	0.75	1121701	5.2	3
19704	12.1	1.4	1121702	4.6	0.3
19705	3.23	1.65	1121703	32.6	1.5
19706	7.09	1.2	1121704	85.2	1.5
19707	25.7	0.3	1121705	1.9	1
19708	7.36	1	1121801	9.1	1
19709	3.28	0.9	1121802	9.1	0.8
19710	18.4	0.3	1121803	4.5	1
19711	1.68	0.2	1121804	15.7	0.3
19713	0.21	1.8	19679	100	8

Notes: A continuous series of chips was collected along each sample length. This table includes only the 74 (out of 154) rock samples for which lengths are reported. The sample lengths are, by visual estimate, roughly equivalent to the true widths of the structures.

Sampling and Analysis

Of the 154 rock samples collected by PeruEx geologists, many were continuous chips, collected across the true width of the visible mineralized structure. Over the main area of mineralized veins a sample density of approximately one sample per two hectares was achieved. The method for collecting the continuous chip samples was as follows:

•	A helper or helpers chipped off loose and foreign material from the face to be sampled.

•	A woven plastic tarp was laid out below the line of the sample.

•	Using a hammer, with or without a chisel, a geologist or helper chipped a continuous series of chips from the face, allowing the material to fall on the tarp.

•	The sample was poured from the tarp into a plastic rock sample bag and sealed at the site with a locking plastic tie.

•	Sample numbers were spray painted onto the rock.

As is typical of gold vein deposits, the gold is erratically distributed on the scale of a few centimeters or meters. Coarse, free gold, visible under a hand magnifier, is present at some sites on the Santa Rosa property. This type of gold is difficult to accurately sample, and could be over- or under-represented. Larger volume, bulk samples will be required to accurately determine the grade of the mineralization.

The sampling done by PeruEx to date has been in the nature of an initial reconnaissance program, designed to give a preliminary indication as to the potential of the property. The analytical, checking and security procedures used by PeruEx have been adequate for this purpose. As the project proceeds, and samples are collected that may ultimately be used in a resource calculation, more rigorous procedures will be required.

Security of Samples

PeruEx’s geologists, or helpers working under their direct supervision, collected their rock samples in the field, bagged them on site, and sealed them with a locking plastic tie. The samples were transported from the site to the nearest road-head, about a one-day journey, by laborers and pack animals. From there a company vehicle transported the samples to the nearest reception site operated by ALS Chemex. From the time of collection to the time of delivery to the laboratory the samples were under the control of employees of PeruEx.

Proposed Exploration Program

Following his review of the Santa Rosa property, Mr. Ronning recommended that a two-stage exploration program be undertaken; an initial stage of continued surface geological and geochemical surveys, and a second stage of preliminary drill testing. The second stage would take place only if justified by the results of the first stage. Note that stage 1 is approximately two-thirds complete and the results to date confirm that stage 2 exploration is justified. The projected costs incorporate all field costs including contractors, company salaries and laboratory charges. They include reasonable costs for office follow-up. General office overhead, costs of maintaining mineral rights, and costs to maintain and exercise option agreements, are not included.

Stage 1 (projected cost $45,000)

1.	Additional geological mapping is warranted.

2.	Additional rock sampling should be done in conjunction with the geological mapping.

3.	A statistical study using the existing and planned sampling results, could help define parameters for the Stage 2 drilling.

Stage 1 commenced in late September 2002 and will be completed in mid February 2003. Stage 1 falls into category A for the purpose of environmental permitting, according to “Environmental Regulation of Exploration Activities”, the applicable regulation in Peru. No permit is required for category A activities.

Stage 2 (projected cost $515,000)

Stage 2 is to be undertaken if the work done in stage 1 continues to yield favorable results. Stage 2 is intended to consist of a limited drilling program whose objective would be to confirm that the mineralization extends vertically and laterally beyond the surface showings and shallow underground workings.

PeruEx made a preliminary suggestion for eight drill holes from five sites, spaced over approximately 1,100 meters of vein strike length. Assuming drill hole depths averaging 300 meters, this would amount to about 2,400 meters. While emphasizing that the actual amount of drilling planned for stage 2 would depend on the results of stage 1, an estimate of 2,500 meters is reasonable.

The drilling is expected to commence in early May 2003 and be completed in November 2003.

Notes Respecting the Proposed Exploration Program:

•	The date projected for the start of the program will depend to a considerable degree on business matters, including the timing of the completion of the transactions described in this prospectus.

•	We will release results of the exploration program on a timely basis, as the results are received but allowing time for prudent checking and verification.

•	By its nature, the information produced by an exploration program causes changes in the program itself. Our professional exploration staff will probably find it necessary to make changes in the later stages of the recommended program, as the results of initial drilling are received.

Please refer to the below Figure 2 — Santa Rosa Project; Geological and Property Map and Figure 3 — Santa Rosa Project, Sample Results.

[FIGURE 2 — Santa Rosa Project; Geological and Property Map]

73°09'00"W
73°06'00"W
73°03'00"W
15°33'00"S
15°36'00"S
15°39'00"S
15°42'00"S
15°45'00"S
Sta Rosa
Chilihuay
SR Concessions
Faults
Qr-al (alluvium)
recent volcanics
Qp-vbss (u Barroso volc.)
TQp-vbsi (l Barroso volc.)
Ts-vse (pliocene Sencca volc.)
Tm-hu (Miocene Huaylillas volc.)
Ti-cv (Eocene Caraveli volc.)
Ks-gd-ti (Tiabaya Superunit)
Ks-gd/to-in (Incahuasi SU)
Ks di-in (Incahuasi Superunit)
Pc-gn (basal complex gneiss)
Santa Rosa Area
Regional Geology
prepared by PAR
July 2002
Figure 2

[FIGURE 3 — Santa Rosa Project, Sample Results]

Option area continues 3048 meters north
Crackle Structure
OUTLINE OF MINING CLAIM UNDER OPTION BY BCMC
Santa Rosa II 96 de Ispacas
Santa Rosa 94 de Ispacas
Santa Rosa III 96 de Ispacas
MAIN VEIN
CAMP
N
701,000
702,000
703,000
8'271,000
8'270,000
8'269,000
UTM GRID BASED ON PSAD56
PROPERTY OUTLINE
INDEX MAP
UTM grid Km
LEGEND
Q Soil Cover
Kt Andesite Diorite
Kt Intrusive Breccia
Kt? Tonalite
Pe? Gneiss
Fault
Quartz - gold vein
Cross Section
Crackle Breccia
Trail
Trench
BCMC Sample Site with number
PAR Sample Site with number (independent samples)
Proposed Diamond Drill Hole
Contour line (50m interval)
Original drawing by Bear Creek Mining Company. Reviewed and modified by P.A. Ronning
0 100 200 300 400 500m
BEAR CREEK MINING COMPANY PERU
SANTA ROSA PROJECT GEOLOGICAL & PROPERTY MAP
SCALE: 1/15,000
JUNE 2002
Figure 3

Lomo de Camello Property

Property Description and Location

The project that is loosely referred to as Lomo de Camello is a regional scale effort that encompasses two blocks of concessions distributed over 28 kilometers of a northwest-southeast regional geological trend. The concessions are located in the Districts of Ocaña, Nazca and El Ingenio, Provinces of Lucanas and Nazca, Departments of Ayacucho and Ica, Peru. The approximate geographic coordinates of the center of the largest block of contiguous concessions are Latitude 14º29’47” south, Longitude 74º59’52” west.

The two blocks of concessions cover, in total, 2,935 hectares. The mineral concessions are listed in the following table:

					Vertices*
Registration					(UTM PSAD 56)
Number				Area in
(Codígo)	Year Approved	Name	Owner	Hectares	East	North

Paraiso Property (part of Lomo de Camello)
010243999	2000	Carola JCE	Julio Cesar Huerta	200	502000	8397000
			Depaz		502000	8396000
					500000	8396000
					500000	8397000
010015701	2001	Paraiso Minero IX	Julio Cesar Huerta	100	501000	8398000
			Depaz		501000	8397000
					500000	8397000
					500000	8398000
010021001	2001	Paraiso Minero X	Julio Cesar Huerta	100	501000	8398000
			Depaz		502000	8398000
					502000	8397000
					501000	8397000
010034401	2001	Paraiso Minero XII	Julio Cesar Huerta	300	504000	8396000
			Depaz		504000	8394000
					503000	8394000
					503000	8395000
					502000	8395000
					502000	8396000
Yuri Property (part of Lomo de Camello)
10011653X01	1989	Yuri I-2000	Yuri I de Ica SMRL	995.3478	499948	8399919.69
			(company name)		500907.85	8397611.29
					497214.42	8396075.53
					497029.51	8296520.22
					497050.35	8396528.87
					496284.29	8398374.92
					496262.13	8398365.73
					496254.56	8398383.93
Pechereque 10 Concession: Palmar Property
010071702	2002	Pechereque 10	Felix Faustino	200	509000	8388000
			Elias Farfan		511000	8388000
					511000	8387000
					509000	8387000

Registration					Vertices*
Number				Area in	(UTM PSAD 56)
(Codígo)	Year Approved	Name	Owner	Hectares	East	North

Oso Concessions: Palmar Property
010083702	2002	Oso 15	BCMC	100	511000	8387000
					511000	8386000
					510000	8386000
					510000	8387000
010096702	2002	Oso 17	BCMC	939.6775	513182.45	8386434.19
					510576.08	8382495.39
					509232.43	8383384.50
					509546.63	8383831.84
					509216.82	8384063.49
					511611.61	8387682.55

Notes:	The vertices describe the corners of the concession, thus defining its location. The geographic coordinates of the vertices are given using the Universal Transverse Mercator Grid, zone 18 L, with reference to the Provisional South American Datum of 1956.

The agreement between PeruEx and the owners of the Yuri mineral concession is covered by a letter of intent. A final agreement is delayed while the owners settle certain issues amongst themselves and with a company that once operated a small mine on the Yuri property. While PeruEx expects to be able to complete the final agreement in due course, no significant exploration expenditures are planned for the Yuri I-2000 concession at present, pending completion of the agreement.

PeruEx does not at present have any agreements with respect to the surface rights. The majority of the surface rights over the mineral concessions are state owned and it will not be necessary to enter into any such agreement in respect of the surface disturbance that may be caused by the proposed stage 1 and stage 2 exploration programs on the Lomo de Camello properties.

Acquisition Agreements

The Carola and Paraiso Mineral Rights Agreement

PeruEx entered into an option to purchase and lease agreement (the “Carola and Paraiso agreement”) dated January 17th, 2002 with Julio Cesar Huerta Depaz (the mineral concession owner) to acquire 100% of the Carola JCE, Paraiso Minero IX, Paraiso Minero X, and Paraiso Minero XII mineral concessions, (the “Carola and Paraiso mineral rights”) within a 36-month term. PeruEx has the right to explore the Carola and Paraiso mineral rights for the same 36-month term.

The purchase price for the acquisition of the Carola and Paraiso mineral rights is $610,000. PeruEx is required to make payments to the Carola and Paraiso titleholder over a period of three years commencing January 17, 2002 as follows:

Amount	Date

$29,000	January 17, 2002 (on signing) (paid)
$40,000	July 18, 2002 (one day following the first 6 months of signing) (paid)
$100,000	January 18, 2003 (one day following the 1st anniversary of signing) (paid)
$441,000	January 18, 2004 (one day following the 2nd anniversary of signing)

Failure to make any payments when due is an act of default, which if not remedied allows the Carola and Paraiso titleholder to terminate the Carola and Paraiso agreement. The deposits are deducted from the purchase price if the option is exercised, and forfeited if the option is not exercised.

Upon completion of all payments, the Carola and Paraiso mineral rights shall be automatically transferred to PeruEx. Only PeruEx can terminate the Carola and Paraiso agreement on notice, given at any time, to the Carola and Paraiso titleholder. PeruEx may also assign its interest in the option agreement to a third party.

Pechereque Mineral Rights Agreement

PeruEx entered into an option to purchase and lease agreement (the “Pechereque agreement”) dated June 3, 2002 with Felix Faustino Elias Farfan and Raquel Amalia Vera Torres (the “Pechereque titleholders”) to acquire 100% of the Pechereque 10 mineral concession (the “Pechereque mineral rights”) within a 36-month term. PeruEx has the right to explore the concession during the same 36-month period.

The purchase price for the acquisition of the Pechereque mineral rights is $250,000. PeruEx is required to make payments to the Pechereque titleholders over a period of two years commencing December 4, 2002 as follows:

Amount	Date

$30,000	March 31, 2003
$45,000	December 4, 2003 (one day following the 1st anniversary)
$175,000	December 4, 2004 (one day following the 2nd anniversary)

On November 18, 2002, the Pechereque agreement was amended to extend the $30,000 payment previously due on December 4, 2002 to be due on March 31, 2003. Failure to pay any of the deposits when due is an act of default, which if not remedied allows the Pechereque titleholders to terminate the Pechereque agreement. The deposits are deducted from the purchase price if the option is exercised, and forfeited if the option is not exercised.

PeruEx is required to make work expenditures in relation to the Pechereque mineral rights as follows:

Expenditures	Due Date

US $60,000	during the first year following the date PeruEx enters into agreements with owners of surface lands covering the Pechereque mineral rights that may be deemed necessary by PeruEx to obtain access to the Pechereque mineral rights for the performance of the exploration works (the “Pechereque surface rights agreements”);

$100,000	during the second year commencing June 4, 2003, provided that PeruEx has executed the Pechereque surface rights agreements; and

$150,000	during the third year commencing June 4, 2004, provided that PeruEx has executed the Pechereque surface rights agreements.

Upon completion of payments, the Pechereque mineral rights shall be automatically transferred to PeruEx. Only PeruEx can terminate the Pechereque agreement on notice, given at any time, to the Pechereque titleholders. PeruEx may assign its interest in the Pechereque agreement to a third party at any time.

Consideration for the lease of the Pechereque mineral rights is $4,500.

Yuri Mineral Rights Agreement

According to a letter agreement dated December 17, 2001 among José Manuel Garayar Guevara, Lucio Antonio Hernandez Mantoya, Lucila A. Bendezú Ochoa on behalf of Delia Bendezú Ochoa and PeruEx, the parties agreed to enter into an option agreement whereby PeruEx will purchase 100% of the Yuri I and Yuri I-2000 mineral concessions for $800,000 payable as follows:

Amount	Date

$80,000	on the six month anniversary of the formal option agreement
$100,000	on the first anniversary of the formal option agreement
$200,000	on the second anniversary of the formal option agreement
$420,000	on the third anniversary of the formal option agreement

None of the above payments have been made and are not due as the formal agreement has yet to be signed.

Finders Fee Agreement

Certain of the properties that comprise the Lomo de Camello property are subject to a finder’s fee agreement dated November 8, 2001 with Warren Rehn and Jorge Perazzo Nicho who brought the area to the attention of PeruEx. Messrs. Rehn and Nicho have received a $10,000 initial payment and are to receive a sum equal to 10% of the direct exploration expenditures on the included properties, subject to a minimum payment by PeruEx in any 12-month period of $20,000 regardless of whether any exploration expenditures have been made. The maximum that the consultant can receive with respect to the Lomo de Camello property is $500,000.

Accessibility, Climate, Local Mineralization, Infrastructure and Physiography

The properties that comprise the Lomo de Camello project are situated in the dry, rugged desert of the Coastal Mountains. On the main Lomo de Camello properties the range of elevations is from about 1,300 meters to 2,000 meters.

The Lomo de Camello project is located approximately 445 kilometers by road southeast of Lima, the first 410 kilometers being on good paved highways and roads. The final 35 kilometers is on unimproved dirt roads. Four wheel drive roads on Lomo de Camello provide reasonably good access to most parts of the concessions. The nearest medium sized town is Nazca, on the Pan American Highway, about 65 kilometers by road from Lomo de Camello. Nazca has an airport, among other services.

Exploration History

Informal miners have produced gold for more than 40 years from a 120 kilometer-long belt in which the Lomo de Camello project is situated. Most of the production has come from veins within intrusive rocks of the Coastal Batholith. The Lomo de Camello veins are relatively recent discoveries.

The owner of the Paraiso mineral concessions operates a small mine on the property. Most of the work is by hand labor. As of June 2002, Mr. Ronning estimates, the total amount of underground workings was in the order of 170 meters. Production records are not available.

Beginning in February 2001, an estimated 1,200 informal miners extracted an unknown quantity of gold from a largely covered, two-kilometer long section of the Lomo de Camello vein. Their production is poorly documented and is derived from shallow pits and shafts up to 80 meters deep. Their product is shipped by truck to custom mills near Nazca. Presently, there are between 100 and 200 informal miners on the property.

PeruEx geologists mapped and sampled in the Lomo de Camello district from December 2001 through February 2002. No drilling is known to have been done in the district.

Geological Setting

The Lomo de Camello project area lies in the western foothills of the Andes, within the Coastal Batholith. In the vicinity of the project, the igneous rocks of the Coastal Batholith come in contact with slightly older sedimentary rocks such as mudstone, siltstone and dirty quartzite.

The igneous rocks of the Coastal Batholith are, in general, granite-like in appearance, but vary considerably in the details of their compositions and textures. Some of the youngest igneous rocks show evidence of chemical changes late in their history, leading PeruEx geologists to infer that they may be related to the gold-bearing veins.

There has been little study of the structural geology on the Lomo de Camello Property. A published regional geological map shows a regional scale, pre-batholith fracture system trending almost north-south, cutting the sedimentary rocks in the central part of the Yuri claim. PeruEx geologists identified a broad, northwest-southeast trending open fold in the sediments on the western side of the Yuri claim.

Exploration

Geologists employed by PeruEx have prepared a preliminary geological map of the Lomo de Camello Property, covering approximately 1,500 hectares. They also mapped the underground workings at the small mine operated by the owner of the Paraiso mineral concessions.

PeruEx staff has collected 142 rock samples from the mineralized structures and other sites on the Lomo de Camello property. The samples are of two main types, continuous chip samples and random samples composed of a number of chips from one or more outcrops. The sampling done to date has been of a reconnaissance nature, intended to determine whether the property contains mineralization of a sufficient grade and sufficiently widespread distribution that it merits further exploration. The quality of the sampling and reliability of the results are sufficient for that purpose. As is common at this stage of exploration, formal quality control procedures were not implemented by PeruEx.

Mineralization

The principal body of mineralized material known at present on the project is the Lomo de Camello vein. Surface exposures indicate that it has a length of six kilometers, approximately 5.2 kilometers being on the Paraiso and Yuri properties. Over much of its length it is covered by a thin layer of loose surface material. Prospecting by informal miners, beginning in 2001, exposed the main vein in shallow workings and revealed its length. Their workings also revealed additional intersecting and parallel veins, but considerable exploration work will be required to determine how many veins exist and what their dimensions are.

The Lomo de Camello vein is situated mainly within sedimentary rocks adjacent to igneous rocks. The sedimentary rocks apparently fractured in such a way as to permit the formation of a vein with good continuity and width. The fracture system contains the vein and broken sedimentary rocks. The vein contains quartz, some metallic minerals of little or no commercial value, and gold.

Work by PeruEx has shown that about 4 kilometers of the vein length, 2.2 on the Yuri property and 1.8 on the Paraiso property, have the best continuity, width, and gold grades. The main structure is present over a vertical interval of at least 500 meters, as seen on steep hillsides. Gold mineralization is apparently confined to the vein and its host structure, with little or no mineralization in the enclosing rocks.

Near the surface in parts of the vein, some of the metallic minerals have been converted to a rust-like substance, by natural processes similar to those which cause iron objects to rust. Gold is not affected by this. If a mineable body of mineralized material were to be discovered at Lomo de Camello, the fact that in part of the mineralization some minerals are “rusted” would be a consideration in selecting a method for extracting the gold. It might be favourable, though test work would be required to determine this.

The results of sample analyses for gold from the Lomo de Camello vein are:

		Gold			Gold
Sample Number	Width meters	Ppm	Sample Number	Width meters	ppm

SURFACE DATA			CAROLA TUNNEL
6190	1.00	9.5	6893	1.30	8.54
6836	0.70	27.30	6894	1.30	5.74
6837	1.80	13.80	6895	1.10	11.27
6838	0.70	3.14	6896	1.10	16.26
6875	0.65	47.10	6897	0.90	4.77
6876	0.65	36.30	6898	0.70	7.05
6877	0.65	9.46	6899	0.70	15.92
6878	0.65	6.23	6900	0.90	13.39
6879	0.65	35.80	6919	0.90	4.71
6882	0.46	12.31	6924	1.04	9.88
6887	0.80	43.87	6925	0.80	9.23
6888	0.50	10.81	6926	1.20	6.86
6889	0.80	21.26	6927	1.20	18.91
6890	0.70	53.47	6928	1.50	8.45
6891	0.50	0.43	6929	0.96	7.94
6892	1.20	0.48	6930	0.90	1.90
6920	0.30	9.71	6931	0.85	6.50
6922	0.70	0.08	6932	0.70	12.82
6923	0.50	2.56	6933	0.70	12.91
6950	0.45	0.06	6934	0.90	7.45
6951	0.40	7.98	6935	0.95	3.98
6952	0.70	6.70	6936	1.00	5.48
6953	3.60	0.59	6937	1.00	6.83
6954	0.70	2.93	6938	0.90	10.39
6957	0.40	2.96	6939	1.00	10.97
6959	1.00	1.29	6940	1.00	10.05
6960	0.80	0.31	6941	1.25	16.55
6961	0.60	7.43	6942	1.25	8.48
			6943	1.20	17.59
			6944	1.20	15.25
			6945	1.10	39.72
			6946	0.90	17.94
			6947	0.80	17.05
			6948	0.50	1.12
			6949	0.50	0.81

In addition to the Lomo de Camello vein, the Lomo de Camello property contains at least two other settings that are prospective for gold mineralization. The project also includes the recently acquired Pechereque 10 and Oso concessions at the Palmar property that are not adjacent to the Lomo de Camello property. Palmar is a very early stage prospect that has been visited only briefly by PeruEx geologists, but a steeply dipping gold vein similar to the Lomo de Camello vein has already been identified. Two samples from it contained 2.59 ppm gold over 1.6 meters width and 105 ppm gold over 1 meter width.

Sampling and Analysis

Of the 142 rock samples collected by PeruEx geologists, many were continuous chips, collected across the true width of the visible mineralized structure. The method for collecting these was as follows:

•	A helper or helpers chipped off loose and foreign material from the face to be sampled.

•	Using a hammer, with or without a chisel, a geologist or helper chipped a continuous series of chips from the face, catching the chips in one hand and placing them in a conventional plastic sample bag.

At Lomo de Camello, as is typical of gold vein deposits, the gold is erratically distributed on the scale of a few centimeters or meters. Gold distributed in this way is difficult to accurately sample, and could be over- or under-represented.

The sampling done by PeruEx to date has been in the nature of an initial reconnaissance program, designed to give a preliminary indication as to the potential of the property. The analytical, checking and security procedures used by PeruEx have been adequate for this purpose. As the project proceeds, and samples are collected that may ultimately be used in a resource calculation, more rigorous procedures will be required.

Security of Samples

PeruEx’s geologists, or helpers working under their direct supervision, collected their rock samples in the field, bagged them on site, and sealed them with a locking plastic tie. A company vehicle transported the samples to the nearest reception site operated by ALS Chemex. From the time of collection to the time of delivery to the laboratory the samples were under the control of employees of PeruEx.

Proposed Exploration Program

Following his review of the Lomo de Camello project, Mr. Ronning recommended that a two-stage exploration program be undertaken; an initial stage of continued surface geological and geochemical surveys, and a second stage of preliminary drill testing. The second stage would take place only if justified by the results of the first stage. Note that stage 1 is approximately two-thirds complete and the results confirm that stage 2 exploration is justified. The projected costs incorporate all field costs including contractors, company salaries and laboratory charges. They include reasonable costs for office follow-up. General office overhead, costs of maintaining mineral rights, and costs to maintain and exercise option agreements, are not included.

Stage 1 (Projected cost $53,000)

1.	Additional geological mapping is warranted.

2.	Additional rock sampling should be done in conjunction with the geological mapping.

3.	A statistical study using the existing and planned sampling results, could help define parameters for the phase 2 drilling.

Stage 1 commenced in mid September 2002 and will be completed in late February 2003.

Stage 1 falls into category A for the purpose of environmental permitting, according to “Environmental Regulation of Exploration Activities”, the applicable regulation in Peru. No permit is required for category A activities.

Stage 2 (projected cost $326,000)

Stage 2 at Lomo de Camello is to be undertaken if the work done in stage 1 continues to indicate that there is potential to discover economic mineralization on the Lomo de Camello property. Stage 2 is intended to consist of a limited drilling program, about 1,200 meters, possibly combined with some underground exploration involving the construction of about 500 meters of tunnels. The objective is to confirm that the mineralization extends vertically and laterally beyond the surface showings and shallow underground workings. Stage 2 also includes some mineral processing test work. We expect to have the Yuri agreement finalized by the time any stage 2 work is initiated. Meanwhile, the exploration proposals include only work on the Paraiso property.

Notes Respecting the Proposed Exploration Program

•	The date projected for the start of the program will depend to a considerable degree on business matters, including the timing of the completion of the transactions described in this prospectus.

•	We will release results of the exploration program on a timely basis, as the results are received but allowing time for prudent checking and verification.

•	By its nature, the information produced by an exploration program causes changes in the program itself. Our professional exploration staff will probably find it necessary to make changes in the later stages of the recommended program, in light of the results of earlier stages.

Please refer to the below Figure 4 — Lomo de Camello; Geology and Land Map, Figure 5 — Lomo de Camello; Vein Trace and Surface Gold Values and Figure 6 - Palmar; Concession Map.

[Figure 4 — Lomo de Camello; Geology and Land Map]

BEAR CREEK MINING COMPANY
Peru
Lomo de Camello Gold Project
Geology and Land Map
Figure 4
June 2002
Veta Lomo de Camello Vein Zone
YURI I 2000 CLAIM
PARAISO CLAIMS
Garganto
Huaqueria
Yuri Mine
Veta Centenera
Yuri Camp
Paraiso
Corola tunnel
Zapallal
Axis of Regional Anticline
Pan American Highway 50 Kms
1200
1400
Legend
Sample locations
QUARTZ GOLD VEINS WITH DIP
CLAIMS
Recommended diamond drill hole
Contours
Road
ANDESITE INTRUSIVE (Tertiary)
DACITE PORPHYRY (Tertiary)
GRANODIORITE (Cretaceous)
SHALE QUARTZ (Jurassic)
FIG 4
UTM GRID BASED ON PSAD56

[Figure 5 — Lomo de Camello; Vein Trace and Surface Gold Values]

[Figure 6 — Palmar; Concession Map]

508000
509000
510000
511000
512000
513000
514000
UTM East, meters (PSAD 56)
8389000
8388000
8387000
8386000
8385000
8384000
8383000
8382000
UTM North, meters (PSAD 56)
Pechereque 10
Oso 17
Oso 15
N
Scale in Meters
0 500 1000 1500 2000
plotting scale 1:40,000
Bear Creek Mining Company
Palmar Property
Palmar Concessions
Drawn by: PAR
Project: 56
Drawing: 56-6
Date: July 2001
Report: 56-2
Revision: 1
New Caledonian Geological Consulting
Figure 2

Estrella Property

Property Description and Location

The Estrella property is located in the districts of Paucará, Andabamba, and Acoria, Provinces of Acobamba and Huancavelica, Department of Huancavelica, Peru. The approximate geographic coordinates of the center of the property are Latitude 12º38’ South, Longitude 74º43’ West. The property consists of 3 concessions, as listed in the table that follows:

Registration					Vertices
Number				Area in	(UTM PSAD 56)
(Codígo)	Year Approved	Name	Owner	Hectares	East	North

06008353X01	1994	Cinco Hermanos	Jannette Vergara	100	530770.23	8603739.96
			Herrera		530699.85	8601741.2
					530200.15	8601758.8
					530270.53	8603757.56
010204399	1999	Jaime 1	Jaime Oswaldo	600	532000	8603000
			Vergara León		532000	8601000
					529000	8601000
					529000	8603000
010204499	2000	Julia 1	Carmen Julia Galdo	600	532000	8605000
			Herrera de Vergara		532000	8603000
					529000	8603000
					529000	8605000

Notes: The vertices describe the corners of the concession, thus defining its location. The geographic coordinates of the vertices are given using the Universal Transverse Mercator Grid, zone 18 L, with reference to the Provisional South American Datum of 1956.

The Cinco Hermanos concession lies entirely within the perimeter defined by the Jaime 1 and Julia 1 concessions. Thus, the area covered by the property is 1,200 hectares, not 1,300 hectares.

PeruEx has the right to acquire the concessions from the owner under the terms of the acquisition agreement described below.

PeruEx has signed and notarized agreements covering surface rights, with the 3 communities whose lands cover the areas of known mineral potential at Estrella. These agreements allow PeruEx to explore the mineral concessions, and give PeruEx the right to purchase the surface rights at any time for an amount equal to four times the value assessed by the Ministry of Agriculture at the time of purchase.

There are no known environmental liabilities associated with Estrella property. The owners of the concessions are responsible for the environmental compliance of the exploration work they did before PeruEx became involved. PeruEx is responsible for the environmental compliance of its own exploration activities.

Acquisition Agreement

PeruEx entered into an option to purchase and lease agreement (the “Estrella agreement”) signed on July 22, 2002 with Jannette Vergara Herrera, Jaime Oswaldo Vergara Leon and Carmen Julia Herrera Galdo de Vergara (the “Estrella titleholders”) to acquire 100% of Cinco Hermanos, Jaime 1, and Julia mineral concessions (the “Estrella mineral rights”) within a 48-month term. PeruEx has the right to explore the Estrella mineral rights for the same 48-month term.

The purchase price for the acquisition of the Estrella mineral rights is $3,000,000. PeruEx is required to make payments to the Estrella titleholders over a period of three years commencing July 22, 2002 as follows:

Amount	Date

$25,000	July 22, 2002 (on signing) (paid)
$50,000	January 23, 2003 (one day following 6 months of signing) (paid)
$75,000	July 23, 2003 (one day following the 1st anniversary of signing)
$250,000	July 23, 2004 (one day following the 2nd anniversary of signing)
$2,600,000	July 23, 2005 (one day following the 3rd anniversary of signing)

Failure to pay any of the payments when due is an act of default, which if not remedied allows the Estrella titleholders to terminate the Estrella agreement. The deposits are deducted from the purchase price if the option is exercised, and forfeited if the option is not exercised.

Subject to the approval of PeruEx exploration project, according to Peruvian environmental regulations, PeruEx is required to make exploration expenditures within the Estrella mineral rights as follows:

Expenditures	Due Date

$50,000	during the first six-months following August 22, 2002, when PeruEx entered into agreements with owners of surface lands located within or outside the external boundaries of the Estrella mineral rights (the “Estrella surface rights agreements”). These expenditures include a minimum drilling commitment of 200 meters;

$150,000	during the second half of the first year following signing of the Estrella surface rights agreements calculated commencing February 22, 2003;

$200,000	during the second year following the 1st anniversary of the Estrella surface rights agreements calculated commencing August 22, 2003;

$250,000	during the third year following the 2nd anniversary of the Estrella surface rights agreements calculated commencing August 22, 2004; and

$350,000	during the fourth year calculated commencing August 22, 2005.

Upon completion of the payments, the Estrella mineral rights shall be automatically transferred to PeruEx. Only PeruEx can terminate the Estrella agreement on a 30-day notice, given at any time, to the Estrella titleholders. If PeruEx terminates the Estrella agreement within the first twelve months, PeruEx is required to pay to the Estrella titleholders $5,000 for each full month remaining to complete the six months, provided that the termination takes place within the first six months, and $7,500 for each full month remaining to complete the second six months of the first year, provided that the termination takes place during the second half of the first year.

PeruEx has the right to assign its interest in the Estrella agreement at any time after January 23, 2004, and prior thereto with the Estrella titleholders’ approval, such approval not to be unreasonably withheld. If PeruEx assigns the Estrella agreement to a third party, PeruEx shall pay the Estrella titleholders 10% of any profit that PeruEx may make as a result of the assignment or of any transfer of the Estrella mineral rights (profit being calculated as the balance of the transfer price less the exploration expenditures incurred by PeruEx to date), and grant the Estrella titleholders a net smelter returns royalty of 1.5% from the Estrella mineral rights.

The payment for the lease of the Estrella mineral rights is $300.

Accessibility, Climate, Local Mineralization, Infrastructure and Physiography

The properties that comprise the Estrella project are in Andean upland where elevations range from 4,000 to 4,500 meters above sea level. The land is used by the local communities as pasture for domestic animals. No crops are grown in the area that PeruEx intends to explore.

Estrella is about 30 kilometers in a straight line northeast of the city of Huancavelica, to which it is linked by roughly 75 kilometers of good dirt and gravel road. Huancavelica is a local business center, with an airport and a rail line that connects it to the Pacific coast at Lima. The rail line passes within about 25 kilometers of Estrella.

About 70 kilometers of dirt and gravel road and 200 kilometers of good paved highway link Huancavelica to the Pan American Highway on the Pacific coast near the seaport of Pisco.

Exploration History

For a period in the late 1980s or early 1990s the family owning the mineral concessions at Estrella mined silver on a small scale from an adit on the Cinco Hermanos concession. This operation ended during the period of terrorism in the early 1990s, when the mine facilities were destroyed.

In 1999 a geological consultant working for the owners of the Cinco Hermanos concession recognized the potential of the area as an exploration project. The owners acquired additional concessions and have funded several campaigns of exploration, including surface sampling and geological mapping, since 1999.

Geological Setting

The Estrella property is situated in the mineralized belt of the central Andes. There are two well-known mineral districts within 50 kilometers of Estrella, Santa Bárbara and Julcani. These districts contain mineralization of mercury, silver, gold, copper, lead and other metals, mostly associated with volcanic and other igneous rocks younger than about 20 million years.

Recent geological work funded by the mineral concession owners and most recently by PeruEx has shown that much of the more important mineralization at Estrella is in volcanic rocks that are believed to be younger than 20 million years. Three distinct areas of mineralization, known as the central, eastern, and western blocks, have been defined within the mineral concessions. The central block trends roughly north-south across most of the property. It is roughly 700 meters wide where it is most clearly defined and may be cut off towards the southern edge of the concession block. The central block contains most of the known gold and silver mineralization and has the highest potential for the discovery of a body of volcanic hosted, open pittable gold mineralization. The following discussion focuses on the central block.

Exploration

Prior to negotiating the acquisition agreement, PeruEx geologists visited the property on several occasions and did sufficient due diligence to confirm that the owners of the mineral concessions had accurately reported their exploration results. Since then, PeruEx has commenced Stage 1 exploration work on the Estrella property.

Mineralization

Central Block

Gold mineralization in the central block is in part dispersed as very fine grains within the host rocks and in part concentrated in veins. The host rocks exhibit the effects of chemical changes induced by the same processes that caused the mineralization. Some other elements whose chemical concentration is higher than it would be in un-mineralized rocks include mercury, arsenic and antimony.

The table that follows lists some gold analyses obtained for the owners of the mineral concessions, prior to any work by PeruEx.

Some Results of Sample Analyses for Gold at Estrella

Sample	Gold,		Sample	Gold,
Number	ppm	Sample Description	Number	ppm	Sample Description

L2000 0A	0.201	10 m x 10 m cross	L1100 150E	0.122	10 m x 10 m cross
L2000 0	0.666	10 m x 10 m cross	L1100 100E	0.251	10 m x 10 m cross
L1750 0	0.224	10 m x 10 m cross	L1100 0	0.12	10 m x 10 m cross
L1700 50E	0.437	10 m x 10 m cross	L1000 50E	0.236	10 m x 10 m cross
L1700 100E	0.222	10 m x 10 m cross	L1000 150E	0.335	10 m x 10 m cross
L1700 0	0.141	10 m x 10 m cross	L1000 100E	0.178	10 m x 10 m cross
L1650 0	0.383	10 m x 10 m cross	L950 0	0.372	10 m x 10 m cross
L1600 50E	0.222	10 m x 10 m cross	L950 50E	0.182	10 m x 10 m cross
L1600 150E	0.242	10 m x 10 m cross	L950 200E	0.134	10 m x 10 m cross
L1600 100W	0.42	10 m x 10 m cross	L950 150E	0.113	10 m x 10 m cross
L1600 0	0.675	10 m x 10 m cross	L950 100E	0.373	10 m x 10 m cross
L1550 100W	0.424	10 m x 10 m cross	L900 0	0.208	10 m x 10 m cross
L1550 0	0.217	10 m x 10 m cross	L900 50W	0.223	10 m x 10 m cross
L1500 150W	0.46	10 m x 10 m cross	L900 50E	0.295	10 m x 10 m cross
L1450 0	0.597	10 m x 10 m cross	L700 0	0.957	10 m x 10 m cross
L1400 50W	0.113	10 m x 10 m cross	C15	0.16	10 m channel in road
L1400 50E	0.274	10 m x 10 m cross	C14	0.143	10 m channel in road
L1400 200E	0.461	10 m x 10 m cross	CIN-01	0.614	3 m x 5 m panel
L1400 100E	0.203	10 m x 10 m cross	CIN-02	5.831	16 m channel
L1400 0	0.113	10 m x 10 m cross	A	0.184	10 m continuous chip
L1300 200E	0.152	10 m x 10 m cross	B	0.105	10 m continuous chip
L1300 150E	0.241	10 m x 10 m cross	C	0.228	10 m continuous chip
L1300 100E	0.285	10 m x 10 m cross	D	0.153	10 m continuous chip
L1250 0	0.126	10 m x 10 m cross	E	0.647	10 m continuous chip
L1200 50E	0.121	10 m x 10 m cross	E-D1	0.461	10 m continuous chip
L1200 200E	0.161	10 m x 10 m cross	H	0.73	10 m continuous chip
L1200 150E	0.146	10 m x 10 m cross	I-1	1.592	8 m continuous chip
L1200 100W	0.205	10 m x 10 m cross	I-2	0.362	7 m continuous chip
L1200 100E	0.2	10 m x 10 m cross	J	0.474	10 m continuous chip
L1200 0	0.11	10 m x 10 m cross	K	0.383	10 m continuous chip
L1150 0	0.19	10 m x 10 m cross	L	0.33	10 m continuous chip

Notes: All the listed samples were collected by employees of the mineral concession owners. 10 m x 10 m cross indicates that the sample contains material from two 10 meter long lines of chips, crossing each other at right angles. Large samples were split (reduced in size) in the field. Only those samples having defined dimensions and containing more than 0.1 part per million gold are listed.

Sampling and Analysis

This discussion of sampling and analysis concentrates on those samples collected by geologists working for the owners, prior to any work by PeruEx.

The present database contains approximately 267 samples from the central block. The records include defined dimensions for roughly half of them. At the time of the sampling geological controls on mineralization are not yet sufficiently well understood to permit the selection of sample intervals based on such controls. Sample intervals for the most part were selected relatively arbitrarily, as in the case, for example, of the 10-meter by 10-meter crosses.

Most of the sampling procedures produced large volumes of material in the field. In order to reduce the volume of material to a practical size for shipping and laboratory work the samples were reduced in size at the sample site on a large tarpaulin, using shovels.

The owners used at least three different laboratories at different times. These were ITS Bondar Clegg (later Bondar Clegg and since taken over by ALS Chemex), C.H. Plenge in Lima, and ALS Chemex.

Current Exploration

Beginning in late September 2002, PeruEx began stage 1 exploration work. As of January 13, 2003, 262 rock chip surface samples were collected by PeruEx geologists within the central block. The sampling consisted of samples taken from specific veins and continuous rock chip channel samples. Most samples were taken perpendicular to veins or fractures to insure a representative sample. Sampling includes both continuous chip channel samples and random rock chip samples designed to characterize mineralization within a given rock outcrop. 224 samples were collected within the 2 kilometer long by 400 meter wide mineralized portion of the central block. The samples were under constant supervision by BCMC personnel until submitted to ALS Chemex Laboratories in Lima for geochemical analysis. Known standards were inserted every twentieth sample for quality control. The 224 samples taken within the central block result in a weighted average of 1.15 ppm gold over an average sample width of 1 meter. A sample considered being typical of heavily veined volcanics with strong introduction of quartz assayed 3.31 ppm gold over a sample width of 4 meters. The remaining 38 samples were collected from outside the 2 kilometer long by 400 meter wide mineralized zone. These samples generally yielded less than 0.005 ppm gold, which is the limit at which this method of laboratory analysis can detect the presence of gold in the sample.

In addition, PeruEx has completed one initial trench 264 meters long across the mineralized zone with continuous 2 meter (m) long samples. The following are some of the assay results, computed as weighted averages over measured distances:

•	18m @1.98 ppm gold (including 6m assaying 5.40 ppm gold)

•	42m @0.19 ppm gold

•	88m @0.26 ppm gold (including assays of 1.21, 1.57 and 1.59 ppm gold over 2m sample widths, each)

•	40m @0.23 ppm gold (including 2 meters assaying 1.09 ppm gold).

The results of the stage 1 sampling confirm the presence of gold mineralized material at and near the surface. The area of mineralized material remains open on three sides. If future work shows that the body of mineralized material has sufficient size and grade, its near-surface location could make it amenable to bulk mining methods such as open pitting. Stage 1 exploration work is continuing.

Proposed Exploration Program

Following his review of the Estrella property, Mr. Ronning recommended that a two-stage exploration program be undertaken; an initial stage of continued surface geological and geochemical surveys, and a second stage of preliminary drill testing. The second stage would take place only if justified by the results of the first stage. The projected costs incorporate all field costs including contractors, company salaries and laboratory charges. They include reasonable costs for office follow-up. General office overhead, costs of maintaining mineral rights, and costs to maintain and exercise option agreements, are not included.

Stage 1 (projected cost $78,000)

The majority of stage 1 work has now been completed with the conclusion that the project merits drilling. Work recommended for stage 1 included:

1.	Additional geological mapping.

2.	More rock chip sampling in conjunction with the geological mapping.

3.	The mineralization at the Estrella property may be readily detected by geophysical sensing methods. One test line would be sufficient to determine if geophysical methods could be used to search for and map out mineralized zones in the subsurface

Stage 1 commenced in September 2002 and will be completed in February 2003. Stage 1 falls into category A for the purpose of environmental permitting, according to “Environmental Regulation of Exploration Activities”, the applicable regulation in Peru. No permit is required for category A activities.

Stage 2 (projected cost $302,000)

Stage 2 at the Estrella property is to be undertaken if the work done in stage 1 continues to yield favorable results. Stage 2 is to consist of a limited drilling program whose objective would be to confirm that the mineralization extends vertically and laterally to such an extent that a significant body of mineralized material could be delineated. Stage 2 should also include some preliminary testing of mineralized material to determine whether the commodities of interest, principally gold, can be extracted using available and economic mineral processing methods.

The drilling is proposed to consist of approximately 2,500 meters of drilling in an estimated 8 to 10 drill holes. The drill hole layout should be designed using the information obtained during stage 1.

The drilling is expected to commence in mid February 2003 and will be completed in August 2003. This timetable allows us to meet its commitment to complete at least 200 meters of drilling during the first six months of the Estrella agreement.

Notes Respecting the Proposed Exploration Program

•	The date projected for the start of the program will depend to a considerable degree on business matters, including the timing of the completion of the transactions described in this prospectus.

•	We will release results of the exploration program on a timely basis, as the results are received but allowing time for prudent checking and verification.

•	By its nature, the information produced by an exploration program causes changes in the program itself. Our professional exploration staff will probably find it necessary to make changes in the later stages of the recommended program, in light of the results of earlier stages.

Please refer to the below Figure 7 — Estrella; Geological Map and Property Outline.

[Figure 7 — Estrella; Geological Map and Property Outline]

UTM GRID BASED ON PSAD56
529,000
530,000
531,000
Western Block
Central Block
Eastern Block
LEGEND
CELL STRUCTURE (PERVASIVE ALTERATION)
POST MINERAL ANDESITE DYKE
HYPABISAL: QUARTZ DIORITE TONALITE
LIMESTONE: CB (Jr) (PUCARA GROUP)
RED-BEDS (SANDSTONES) (MITU GROUP)
HYBRID (VOLCANIC - SEDIMENTARY) (MITU GROUP)
VOLCANIC FLOWS - BRECCIAS (MITU GROUP)
AMYGDALOIDAL VOLCANICS
QUARTZ STOCKWORK OR VEIN SETS
CRACKLED (OXIDES, SULFIDES, QUARTZ)
HYDROTHERMAL BRECCIA
CLAY- PYRITE ALTERATION
SUBSOIL DEBRIS & PYRITIC DEBRIS
FAULT
MARGINAL SILICIFICATION
WIDE UNPAVED ROAD
LAKE
RIVER
0 200 400 600 800
Graphic Scale (meters)
OUTLINE OF MINING CONCESSIONS UNDER OPTION BY BCMC
BEAR CREEK MINING COMPANY PERU
Estrella Project
Geological Map and Property Outline

Other Properties

Ataspaca

     PeruEx has entered into a term sheet dated May 29, 2002 with Minera del Suroeste S.A.C. (a subsidiary of Southwestern Resources Corp.) to earn a 50% interest and management control of the Ataspaca project, a 600 hectare claim named “Brisa 1” in the department of Tacna, Southern Peru. Access is via improved dirt road from the population center of Tacna for approximately 5 hours. The term sheet provides that the parties will enter into a formal agreement. The claim is hosted by coastal batholith intrusives of quartz monzonite composition, and located along the Peru-Chile border in the porphyry copper belt. The prospect is located 100 kilometers southeast of Southern Peru Copper Corp.’s Toquepala and Cuajone operating copper mines. Two 150-meter deep drill holes are planned to initially test the target. PeruEx will earn an undivided 50% interest in the project on expending $50,000 in exploration expenditures by May 29, 2003. Further drilling will depend on initial results. PeruEx intends to fund its exploration expenditure commitment from existing working capital. This agreement is subject to approval of the Peruvian cabinet, due to its location within the 50-kilometer border zone with Chile. Currently, the Ataspaca project is on stand-by until higher priority projects are completed. No expenditures towards the $50,000 have been made by PeruEx to date.

La Pampa

     PeruEx has entered into a letter of intent dated July 31, 2002 (the “La Pampa letter of intent”) to acquire the exclusive right to earn an interest in the La Pampa property in the Department of Lamabayeque, Peru, the mineral rights to which are held by Minera Solitario Peru S.A.C., a wholly owned subsidiary of Solitario Resources Corporation, (“Solitario”), of Denver, Colorado. The La Pampa property covers a 19 square kilometer area near Chongoyape, Peru.

     According to the terms of the La Pampa letter of intent, PeruEx has the option to acquire an interest in the La Pampa property by way of the acquisition of a shareholder’s interest in a new corporate entity to be formed under the laws of Peru (“Newco”) and which shall hold as its sole assets the La Pampa property. Solitario and PeruEx may enter into an Operating Agreement at PeruEx’s decision which provides for the terms under which PeruEx shall conduct exploration during the option period and under which Solitario and PeruEx may jointly invest in the property through Newco after PeruEx has acquired a 51% interest in Newco.

     In order to acquire a 51% interest in Newco, PeruEx must undertake the following work commitments with respect to the La Pampa property:

Completion Date	Work Expenditure ($)

July 31, 2003	100,000
July 31, 2004	300,000
July 31, 2005	700,000
July 31, 2006	1,300,000
July 31, 2007	2,100,000

TOTAL:	$4,500,000

     PeruEx may accelerate the schedule of its work commitment. PeruEx is not obligated to complete these commitments unless it wishes to acquire the interest in the La Pampa property. PeruEx will require a satisfactory title opinion to the property before making any investment. However, under the La Pampa letter of intent, PeruEx is obligated to complete at least 1000 meters of exploration drilling by July 31, 2003, subject to PeruEx acquiring surface rights from the local community to perform exploration of the La Pampa property under favorable terms and within a reasonable time frame. PeruEx estimates the cost of such exploration drilling will not exceed $75,000 that it intends to pay from existing working capital PeruEx may elect to increase its corporate interest in Newco to 65% by committing to complete a bankable feasibility study within two years of its election to exercise the option. If a party’s interest in Newco is diluted to 10%, such party’s interest shall revert to a 2.5% net smelter return.

     The La Pampa letter of intent shall terminate on the earlier of (i) written notice by PeruEx to Solitario (obligations of PeruEx to pay surface rights, lease and tax payments with respect to the La Pampa property shall endure for 45 days from notice of termination); (ii) PeruEx failing to complete the cumulative work commitments in accordance with the schedule; (iii) the mutual agreement of both parties; or (iv) PeruEx failing to acquire access rights within ten months of signing the La Pampa letter of intent.

     The current status of La Pampa involves the negotiation of surface rights agreements prior to further geologic field work and drilling. No expenditures have been made nor any drilling been done by PeruEx, to date.

Abandoned Mineral Property Interests

     PeruEx has abandoned the following mineral property interests:

Los Cristales

     In September 2000, PeruEx entered into an option to purchase and lease agreement with a Peruvian individual from whom it obtained the right to purchase up to a 100% interest in a mineral property known as Los Cristales. The Los Cristales property, located in southern Peru, contained an untested disseminated copper target adjacent to the Cerro Verde. PeruEx diamond drilled four test holes on the property that yielded negative results. As a result, it abandoned its exploratory efforts and terminated the agreement in May 2001 after having made $15,000 in option payments.

Tanguche

     In January 2001, PeruEx entered into an option to purchase and lease agreement with Savage Resources (formerly Pasminco) by way of which it was granted the right to earn a 51% interest in a mineral property known as Tanguche. PeruEx believed that the Tanguche property, located in central Peru near the port of Trujillo, contained potential for gold mineralization within gently dipping shear zones. PeruEx drilled the property from February through March 2001 with negative results. As a result, PeruEx terminated the agreement in May 2001 after having made no option payments.

Aurora

     In December 2000, PeruEx entered into an option to purchase and lease agreement with two Peruvian individuals granting PeruEx an option to purchase up to a 100% interest in a mineral property known as Aurora. PeruEx believed the Aurora property, located in the Cusco region of southeastern Peru, held significant potential for disseminated copper and molybdenum mineralization in a previously unrecognized porphyry system. PeruEx diamond drilled six test holes on the property from May 2001 through September 2001 with results that indicated substantial tonnage potential with an average grade on the order of 0.5% copper and 0.04% molybdenum. However, given the then market price of copper and an unfavorable copper market outlook, it abandoned its exploratory efforts and terminated the agreement in June 2002, after $10,500 in option payments and $200,700 in surface drilling expenditures.

     Beginning in October 2001, PeruEx refocused its exploratory efforts principally on mineral properties having strong gold potential.

Current Legal Proceedings

     PeruEx is currently not the subject of any legal proceedings.

Recent Submission of Matters to a Vote of Security Holders

     On May 8, 2002, PeruEx submitted the letter agreement with us dated May 6, 2002 to all of its partners who unanimously approved the agreement.

Current Directors and Executive Officers

     As a limited liability limited partnership, PeruEx has not had any directors or executive officers. As general partner of PeruEx, BCMC has handled its required management and supervisory services.

Market for Partnership Units and Related Unit Holder Matters

     PeruEx has 14 limited partners, who hold a total of 38 limited partnership units representing 98.99% ownership interest. BCMC is the general partner holding a 1.01% ownership interest in PeruEx. All of PeruEx’s general and limited partnership units are privately-held with no public market.

Management’s Discussion and Analysis

Introduction

     Peru Exploration Venture LLLP was formed as a limited liability limited partnership on June 22, 2000. PeruEx was registered under the laws of Arizona on September 19, 2000.

     PeruEx’s business purpose is to identify, acquire and explore mineral properties located primarily in the Republic of Peru. The objective is to add value through geologic and engineering studies in order that the properties may be sold, joint ventured, farmed out or developed to generate a profit.

     PeruEx believes that Peru is an attractive place for mineral exploration and development. The Peruvian mining industry has experienced an increase in activity in recent years primarily due to increased political and economic stability in Peru, certain measures taken by the Peruvian government to attract foreign investment, new mineral discoveries over the last decade, and other attractive mineral prospects. Additionally, an abundance of qualified technical personnel and skilled labor within Peru, as well as cooperative governmental agencies, have created a favorable climate for the exploration and development of mineral resources.

     However, as Peru does not recognize PeruEx’s limited liability limited partnership structure, PeruEx executed the general assignment with BCMC. The general assignment sets forth the following:

•	BCMC, as the general partner of PeruEx, conducts exploration operations and has acquired interests in mineral properties in Peru, on behalf of PeruEx and

•	BCMC, in order to conduct these operations and acquisitions, established a branch in Peru, Bear Creek Mining Company Sucursal del Peru, to conduct such operations and acquisitions for the account of, and at the expense of, PeruEx.

     The legal purpose and effect of the general assignment was to transfer control of the Peruvian branch established by BCMC to PeruEx. Accordingly, PeruEx has combined, according to generally accepted accounting principles in the United States, all the assets, liabilities, expenses, rights and obligations of the Peruvian branch into its financial statements for all reported periods. The Peruvian branch’s future revenues, if any, will be similarly combined into PeruEx’s financial statements. All of the mineral property interests of BCMC and the Peruvian branch are in the exploratory stage, with no probable or proven mineral reserves. As a result, PeruEx and the Peruvian branch have yet to realize any revenues and remain exploration stage entities for accounting purposes.

     PeruEx is not a taxable entity although it does jointly report its and the Peruvian branch’s operating results to the U.S. Internal Revenue Service. Instead, PeruEx’s individual partners and BCMC’s individual shareholders are allocated pro rata income, loss or tax credits and they assume any associated income tax obligation or benefit. Any future earnings directly attributable the Peruvian branch will be subject to taxation by Peruvian taxing authorities.

     PeruEx’s accompanying financial statements have been prepared using accounting principles generally accepted in the United States. PeruEx’s fiscal year ends on December 31st. References to a fiscal year refer to the calendar year in which such fiscal year ends.

Results of Operations

Nine Months ended September 30, 2002 as compared to the Nine Months Ended September 30, 2001

     PeruEx’s G&A expenses for the first nine months of fiscal 2002 were $351,438, as compared to $255,977 for the first nine months of fiscal 2001. The increased G&A expenses primarily were attributable to legal costs incurred in connection with PeruEx obtaining purchase option rights to the Los Cristales, Aurora and Tanguche mineral properties, all of which were subsequently abandoned.

     Exploration costs for the first nine months of fiscal 2002 were $510,805, as compared to $618,292 for the first nine months of fiscal 2001. The decreased exploration costs primarily were attributable to diminished exploration activities as a result of the abandonment of the three mineral properties. As a result, PeruEx realized a loss from operations for the first nine months of fiscal 2002 of $862,243, as compared to $874,269 for the first nine months of fiscal 2001.

     Interest income was $1,640 and $7,677 for the first nine months of fiscal 2002 and fiscal 2001, respectively. The decreased interest income was attributable lower interest-bearing cash and cash equivalent balances on average. PeruEx incurred $1,900 in interest expense during the first nine months of fiscal 2002 in connection with $500,000 in borrowings procured through BCMC on July 25, 2002, and nil during the first 9 months of fiscal 2001.

     PeruEx had no other non-operating income or expenses during the first nine months of fiscal 2002 and fiscal 2001. It realized a net loss for the first nine months of fiscal 2002 of $862,503, as compared to $866,592 for the first nine months of fiscal 2001.

Fiscal Year Ended December 31, 2001 as compared to the Period from Inception to December 31, 2000

     PeruEx’s G&A expenses for fiscal 2001 were $255,128, as compared to $146,509 for the fiscal 2000. The increased G&A expenses were primarily attributable to fiscal 2001 being the first full year of operations. Expenses in fiscal 2000 included the initial legal and rent expenses in connection with establishing the Peruvian branch’s operations in Peru.

     Exploration costs for fiscal 2001 were $772,082, as compared to $274,590 for fiscal 2000. The increased exploration costs were primarily attributable to fiscal 2001 being its first full year of operations, including the initial exploratory drilling costs in connection with the Aurora and Tanguche mineral properties. As a result of the foregoing, PeruEx realized a loss from operations for fiscal 2001 of $1,027,210, as compared to $421,099 for fiscal 2000.

     Interest income was $8,502 and $7,363 for fiscal 2001 and fiscal 2000, respectively. The increased interest income in fiscal 2001 was attributable to the higher interest-bearing cash and cash equivalent balances, on average, due to the receipt of additional limited partner contributions.

     PeruEx realized $111 in non-operating other income for fiscal 2001 as a result of foreign currency exchange gains. As a result of the foregoing, it realized a net loss for fiscal 2001 of $1,018,597 as compared to $413,736 for fiscal 2000.

Liquidity and Capital Resources

Cash Flows

Nine Months Ended September 30, 2002 as compared to the Nine Months Ended September 30, 2001

     PeruEx’s operating activities used $756,261 and $838,896 in cash and cash equivalents during the first nine months of fiscal 2002 and fiscal 2001, respectively. On a comparative fiscal period-to-period basis, the decreased use reflects the lower loss, and more significantly, the positive cash flow effects of increased depreciation, accounts payable — trade, related party payables, accrued expenses and related party accrued interest payable. Partially offsetting the preceding positive cash flow effects were the negative cash flow effects of increased receivables — non-trade, related party receivables and prepaid expenses.

     Investing activities used $1,059 and $5,250 in cash and cash equivalents during the first nine months of fiscal 2002 and fiscal 2001, respectively. Both periods reflect purchases of property and equipment.

     Financing activities provided $500,000 and $475,000 in cash and cash equivalents during the first nine months of fiscal 2002 and 2001, respectively. The fiscal 2002 period reflects the receipt of the loan described below, while the fiscal 2001 period reflects the receipt of partner contributions. On July 25, 2002, PeruEx obtained a $500,000 loan from BCMC to fund its operations. The loan accrues interest at LIBOR (1.813% as of September 30, 2002) with principal and accrued interest payable twelve months after the earlier of (i) the date on which the proposed transaction is completed or (ii) the date on which the proposed transaction is terminated.

     As a result of the foregoing, the cash and cash equivalents were $190,198 at September 30, 2002, as compared with $94,956 at September 30, 2001, respectively. Working capital was $73,142 at September 30, 2002, as compared with $95,568 at September 30, 2001, respectively.

Fiscal Year Ended December 31, 2001 as compared to the Fiscal Period from Inception to December 31, 2000

     PeruEx’s operating activities used $961,604 and $436,578 in cash and cash equivalents during fiscal 2001 and fiscal 2000, respectively. On a comparative year-to-year basis, the increased use reflects the higher net loss and, to a substantially lesser extent, the negative cash flow effects of increased prepaid expenses in fiscal 2001. Partially offsetting the preceding negative cash flow effects were the positive cash flow effects of decreased related party receivables, increased accrued liabilities and accounts payable-trade, and the adding back of increased non-cash depreciation expenses.

     Investing activities used $4,980 and $54,320 in cash and cash equivalents during fiscal 2001 and fiscal 2000, respectively, for purchases of property and equipment. The decrease in fiscal 2001 reflects the fact that fiscal 2000 required greater initial expenses which continued to benefit PeruEx in fiscal 2001.

     Financing activities provided $950,000 and $955,000 in cash and cash equivalents during fiscal 2001 and fiscal 2000, respectively, from partner contributions.

     As a result of the foregoing, PeruEx’s cash and cash equivalents were $447,518 at December 31, 2001, as compared to $464,102 at December 31, 2000. Its working capital was $427,034 and $489,739 at December 31, 2001 and December 31, 2000, respectively.

     Following is a summary of payments required to be made by PeruEx over the next 18 months to maintain its interests in its principal properties, together with budgeted exploration, and the means by which it currently proposes to fund such costs:

	Option Payment		Exploration Budget
Property	($)	Payment Due Date	($)		Source of Funding

Santa Rosa	$65,000	September 15, 2002 (paid)	Stage 1:	$45,000	Public offering proceeds.
	$90,000	March 16, 2003	Stage 2
	$175,000	March 16, 2004	(reserve):	$515,000

Lomo de Camello	Paraiso:		Stage 1:	$53,000	Public offering proceeds
	$40,000	July 18, 2002 (paid)	Stage 2
	$100,000	January 18, 2003 (paid)	(reserve):	$326,000
	$200,000	January 18, 2004

	Yuri:
	$80,000	(1)
	$100,000	(2)

	Pechereque:
	$30,000	December 3, 2002
	$45,000	December 4, 2003

Estrella	$50,000	January 23, 2003 (paid)	Stage 1:	$78,000	Public offering proceeds
	$75,000	July 23, 2003	Stage 2 (reserve):	$302,000

Ataspaca	No Payments			$50,000	Existing working capital

La Pampa	No Payments			$75,000	Existing working capital

(1)	Six months after signing of and notarization of the formal agreement.

(2)	12 months after signing of and notarization of the formal agreement.

Planned Capital Expenditures

     PeruEx has no planned material capital expenditures. It plans to continue for the foreseeable future its historical practice of outsourcing all services of a capital intensive nature.

Other Matters

Seasonal and Inflationary Influences

     To date, PeruEx has not been materially impacted by seasonal and inflationary influences. Through its exploration operations in Peru, it remains exposed to inflationary risks in Peru. However, as the Peruvian nuevo sol has generally weakened against the US dollar in recent years and we intend to continue to transact Peruvian business, to the extent possible, in US dollars, we consider any Peruvian inflationary risks to us to be minimal.

Our Quantitative and Qualitative Disclosures About Market Risk

     To date, PeruEx has not been exposed to financial market risks. Through its exploration operations in Peru, it remains exposed to currency market risks. However, as the Peruvian nuevo sol has generally weakened against the US dollar in recent years and we intend to continue to transact Peruvian business affairs, to the extent possible, in US dollars, thereby allowing us to maintain minimal working capital in the Peruvian nuevo sol, we currently view any prospective Peruvian currency risks to us to be minimal. Should our exploration operations progress to the mineral extraction stage, we will become exposed to market fluctuations in the price of any extracted minerals. As these are bought and sold on world markets in U.S. dollars, we believe related Peruvian currency risks are minimal. Although we have not used, and currently do not contemplate using, any derivative financial instruments, it may ultimately determine it to be in its best interests to hedge any market risk exposures.

Off-Balance Sheet Liabilities

     PeruEx maintains an office in Lima, Peru. The underlying operating lease, which the Peruvian branch renegotiated effective July 17, 2002, has a one year term ending July 16, 2003, is non-cancellable and requires payments of $1,200 per month.

     Any failure by PeruEx to make a required payment, when due, under any of its option to purchase and lease agreements, will be considered an act of default, which if not timely remedied, will allow the applicable titleholder to terminate the agreement. Providing that PeruEx is not in default of an agreement, it may, at any time during the term of the agreement: (i) terminate the agreement, with no further payments required, by providing the required notice, via a public notary, to the applicable titleholder, or (ii) assign its interest in the agreement to a third party.

     If PeruEx elects to exercise any of the purchase options, all previously made option payments will be deducted from the purchase price and the applicable mineral rights will be automatically transferred to it. If it elects not to exercise any of the options, all previously made payments will be forfeited.

     PeruEx entered into the Estrella agreement for its Estrella mineral property interest on July 22, 2002. Should it terminate such agreement within the first six months, it will be required to pay to the Estrella titleholder $5,000 for each full month remaining to complete the six months. Should it terminate the Estrella agreement during the second six months, it will be required to pay to the Estrella titleholder $7,500 for each full month remaining to complete the second six months.

     PeruEx is expressly authorized to assign its interest in the Estrella agreement at any time after January 23, 2004, and before that with the Estrella titleholders’ approval, such approval not to be unreasonably withheld. If PeruEx assigns the Estrella agreement to a third party, it will be required to (i) pay the Estrella titleholders 10% of any profit (calculated as the balance of the transfer price less the exploration expenditures incurred by PeruEx to the date of transfer) that it may make as a result of the assignment or transfer of the Estrella mineral rights and (ii) grant the Estrella titleholders a net smelter returns royalty (being the royalty applied to the gross payment received from a smelter or refinery for the metals recovered, less transportation, refining and smelting charges, penalties, and insurance costs) of 1.5% from the Estrella mineral rights.

     The Santa Rosa and Lomo de Camello properties were brought to PeruEx’s attention by Warren Rehn and Jorge Perazzo Nicho under finder’s fee agreements dated December 10, 2001 and November 8, 2001, respectively. Under each of these agreements, PeruEx is obligated to pay Messrs. Rehn and Nicho an initial $10,000 fee, which has been paid, plus the lesser of (i) 10% of the direct exploration expenditures on the included properties, subject to a guaranteed minimum payment in any 12-month period of $20,000, or (ii) $500,000.

     With the exception of those items discussed above, PeruEx has not been, and currently is not, a party to any other contract or arrangement subjecting it to off-balance sheet liabilities.

Critical Accounting Policies

     The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States requires PeruEx to make certain estimates and assumptions that affect the reported amounts and timing of revenue and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Partnership’s historical results as well as future expectations. PeruEx’s actual results have differed to some extent from its initial estimates and assumptions.

     Although PeruEx does not believe that any of its accounting policies have been critical to a materially accurate portrayal of its historical financial condition and results of operations, it believes that the accounting policies discussed below are those that it believes will become the most critical to a materially accurate portrayal of our future financial condition and results of operations. They are the accounting policies that we expect will typically require the most difficult, subjective and complex judgments and estimates, often for matters that are inherently uncertain. However with respect to our critical accounting policies, even a relatively minor variance between the actual and expected experience can have a materially favorable or unfavorable impact on our subsequent results of operations.

Reclamation and Remediation Costs. PeruEx’s operations are subject to the minimum mine reclamation and environmental remediation standards of Peruvian governmental agencies. Although no accruals have yet been required due to the early exploratory stages of its leased mineral properties, in the future we will accrue, on an undiscounted basis, our best estimate of any future costs that become probable provided that such costs can be reasonably estimated.

Exploration Costs. Exploration costs are expensed as incurred as all of PeruEx’s mineral properties remain in the early exploratory stage. If and when we determine that economically extractable proven or probable mineral reserves have been established, the subsequent costs incurred to develop such property, including costs to further delineate the mineralization and remove overburden to initially expose the mineralization, will be capitalized.

Recently Issued Accounting Standards Not Yet Adopted

In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS No. 143”). SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related obligation for its recorded amount or incurs a gain or loss upon settlement. We currently do not expect that the adoption of SFAS No. 143, as required, on January 1, 2003 will have a material impact on BCMC’s financial statements.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS No. 146”). SFAS No. 146 was issued to address the financial accounting and reporting for costs associated with exit or disposal activities, unless specifically excluded. SFAS No. 146 requires that a liability for a cost associated with a covered exit or disposal activity be recognized and measured initially at its fair value in the period in which the liability is incurred, except for a liability for one-time termination benefits that is incurred over time. If employees are not required to render service until they are terminated in order to receive the one-time termination benefits or if employees will not be retained to render service beyond the minimum retention period (as dictated by existing law, statute or contract, or in the absence thereof, 60 days), a liability for the termination benefits shall be recognized and measured at its fair value at the communication date. If employees are required to render service until they are terminated in order to receive the one-time termination benefits and will be retained to render service beyond the minimum retention period, a liability for the termination benefits shall be measured initially at the communication date based on the fair value of the liability as of the termination date. The liability shall be recognized rateably over the future service period. SFAS No. 146 also dictates that a liability for costs to terminate an operating lease or other contract before the end of its term shall be recognized and measured at its fair value when the entity terminates the contract in accordance with the contract terms. A liability for costs that will continue to be incurred under a contract for its remaining term without economic benefit to the entity is to be recognized and measured at its fair value when the entity ceases using the right conveyed by the contract. SFAS No. 146 further dictates that a liability for other covered costs associated with an exit or disposal activity be recognized and measured at its fair value in the period in which the liability is incurred. We currently do not expect that the adoption of SFAS No. 146, as required, on January 1, 2003 will have a material impact on BCMC’s financial statements.

Legal Proceedings

     PeruEx is not currently the subject of any legal proceedings.

BEAR CREEK MINING COMPANY

Current Business

BCMC was formed on June 7, 2000 under the laws of the State of Arizona. BCMC has a 1.01% interest in, and is the general partner of PeruEx.

BCMC’s business purpose is to identify, acquire and explore mineral properties located primarily in the Republic of Peru. The objective is to add value through geologic and engineering studies in order that the properties may be sold, joint ventured, farmed out or developed to generate a profit. To date, this business has been conducted exclusively through PeruEx and BCMC’s Peruvian branch.

Current Trademarks

BCMC has not had any trademarks since its inception.

Current Administrative Properties

BCMC’s legally registered office is at 6985 North Oracle Road, Tucson, Arizona 85704, USA. BCMC has not owned or leased any properties since its inception.

Current Legal Proceedings

BCMC is not the subject of any legal proceedings.

Recent Submission of Matters to a Vote of Security Holders

Effective September 18, 2002, BCMC shareholders unanimously approved an amendment to its Articles of Incorporation changing its authorized common stock from 100,000 shares with a $1.00 par value to 10,000,000 shares with no par value.

Current Directors and Officers

The following are the names, addresses, current ages, current principal occupation and beneficial security holdings of BCMC’s current directors and officer:

				Number of BCMC	Percentage of
			Current Principal	Shares Beneficially	issued BCMC Shares
Name and Address	Age	Position	Occupation	Owned	Beneficially Owned

Andrew T. Swarthout 3250 West Placita Lechuzita Tucson, Arizona USA 85742	50	President and a Director	Management/Geological Consultant; President and a Director of Bear Creek Mining Company;	260	26.0%

Gerald Van Voorhis 3099 Creek Road Park City, Utah USA 84098	64	Vice President and a Director	Vice President and a Director of Bear Creek Mining Company	260	26.0%

				Number of BCMC	Percentage of
			Current Principal	Shares Beneficially	issued BCMC Shares
Name and Address	Age	Position	Occupation	Owned	Beneficially Owned

Kevin Morano 10 Woodmere Way Pennington, New Jersey USA 08534	49	Vice-President, Treasurer and a Director	Chief Financial Officer of Lumenis Ltd.; Vice-President, Treasurer and a Director of Bear Creek Mining Company	200	20.0%

Karen L. Swarthout 3250 West Placita Lechuzita Tucson, Arizona USA 85742	49	Corporate Secretary	None	Nil	Nil

The backgrounds of each of our directors and executive officers are as follows:

Andrew T. Swarthout will become our President and Chief Executive Officer as well as a member of our board of directors. Since January 2000, Mr. Swarthout has been an independent management consultant. In June 2000, Mr. Swarthout co-founded BCMC, for which he has subsequently served as its Chairman, a director and the President. From April 1998 to December 1999, Mr. Swarthout served as Vice President — Exploration of Southern Peru Copper Corporation (“SPCC”), a large copper mining company listed on the New York Stock Exchange. While serving in this position with SPCC, Mr. Swarthout was directly responsible for SPCC’s porphyry copper deposit reserves. From January 1996 to April 1998, which represented a period of corporate expansions, financings and project developments to which he participated in the related decision making, Mr. Swarthout served as Director General of Exploration and a member of the management committee of SPCC. From 1995 to 1999, Mr. Swarthout also served as a member of the National Mining Society of Peru’s Committee for the Promotion of Private Investment, where he initiated favorable environmental and taxation policies to promote foreign mining investment in Peru. From 1993 to 1995, Mr. Swarthout served as Exploration Manager — Peru for ASARCO Incorporated (ASARCO), a large copper mining company listed on the New York Stock Exchange until it was acquired in December 1999 by Grupo Mexico S.A. de C.V. From 1986 to 1992, Mr. Swarthout was President of Socorro Mining Inc., a privately held gold mining company, during which time he permitted and managed three mining operations in Mexico and the United States. From 1980 to 1985, Mr. Swarthout served as the Exploration Manager — Mexico for Kennecott Copper Corporation (Kennecott), a large copper mining company that was listed on the NYSE until it was acquired by Standard Oil of Ohio in 1983. From 1974 to 1979, Mr. Swarthout served as a project geologist for Kerr McGee Corporation, a New York Stock Exchange-listed oil and gas company. Mr. Swarthout is a member of the Society of Economic Geologists, the American Institute of Professional Geologists and has a Bachelor of Sciences in Geosciences from the University of Arizona.

Gerald Van Voorhis will become a Vice President and member of our board of directors. In June 2000, Mr. Van Voorhis co-founded BCMC, for which he has subsequently served as a Vice President and director. From January 1992 through December 1999, Mr. Van Voorhis served as Vice President — Exploration and a member of the management committee of ASARCO. During 1999, Mr. Van Voorhis also served as a member of the board of directors of SPCC. From 1992 until 1994, Mr. Van Voorhis served as a member of the board of directors of Asarco Australia, a gold mining company listed on the Australian Stock Exchange. From 1986 to 1992, he was Vice President of Socorro Mining Inc., a privately held gold mining company, during which time he permitted and managed three mining operations in Mexico and the United States. From 1981 to 1985, Mr. Van Voorhis served as Vice President — Exploration of Kennecott. From 1964 to 1981, he served in a number of positions of increased responsibility with Kennecott. From 1981 to 1985, Mr. Van Voorhis also served as a member of the board of directors and management committee of Minerales de Bolanos, S.A. de C.V., a privately held Mexican silver mining company. From 1961 to 1964, Mr. Van Voorhis was a geophysicist with the U.S. Naval Oceanographic Office. Mr. Van Voorhis is a fellow of the Society of Economic Geologists and a member of the Society of Mining Engineers. He has a M.S degree in geophysics (1964) and a B.S. degree in geophysical engineering (1960) from Michigan Technological University.

Kevin Morano will become a member of our board of directors. Since March 2002, Mr. Morano has been the Chief Financial Officer and Executive Vice-President of Lumenis Ltd., a New York-based medical technology company listed on the NASDAQ national market. Previously from June 2000 to October 2001, Mr. Morano was the Chief Financial Officer of Exide Technologies, a battery power supply corporation listed on the United States OTC Bulletin Board. From January 1991 to December 1999, Mr. Morano was employed as an executive officer of ASARCO as General Manager (January 1991 to March 1993), Chief Financial Officer (April 1993 to March 1999) and President (April 1999 to December 1999). Since February 2000 Mr. Morano has been a director of Apex Silver Mines Limited, a Colorado-based silver mining company listed on the American Stock Exchange. Mr. Morano obtained a Masters of Business Administration from Rider University in 1983, and a B.S. degree from Drexel University in 1977. Mr. Morano qualified as and remains a Certified Public Accountant.

Executive Compensation

The following table is a summary of the compensation paid to BCMC’s directors and officers during the fiscal years ended December 31, 2002, 2001 and 2000.

		Annual Compensation			Long Term Compensation

					Awards		Payouts

					Securities Under	Restricted Shares
				Other Annual	Options/SARs(1)	or Restricted Share		All Other
Name and Principal		Salary	Bonus	Compensation	Granted	Units	LTIP(2) Payouts	Compensation
Position	Year Ended	(US$)	(US$)	(US$)	(#)	(US$)	(US$)	(US$)

Andrew Swarthout	12/31/00	$75,000
President and a	12/31/01	$150,000
director	12/31/02	$150,000	N/A	N/A	N/A	N/A	N/A	N/A

David Volkert	12/31/00	$59,200
Vice President of	12/31/01	$121,820
Exploration	12/31/02	$123,975	N/A	N/A	N/A	N/A	N/A	N/A

(1)	“SAR” or “stock appreciation right” means a right granted by BCMC, as compensation for services rendered, to receive a payment of cash or an issue or transfer of securities based wholly or in part on changes in the trading price of publicly traded securities of BCMC.

(2)	“LTIP” or “long term incentive plan” means any plan that provides compensation intended to serve as incentive for performance to occur over a period longer than one financial year, but does not include option or stock appreciation right plans or plans for compensation through restricted shares or restricted share units.

Compensation of Directors of BCMC

There has been no compensation paid or incentive stock options granted to directors in their capacity as directors of BCMC.

Other Plans and Benefits

There were no incentive stock options or stock appreciation rights granted to any of BCMC’s directors or officers during the fiscal years ended December 31, 2002, 2001 and 2000, or any defined benefit or actuarial plans in place during the most recently completed financial period.

Indebtedness of Directors and Officers

There was no indebtedness of any director, executive officer, senior officer or proposed nominee of BCMC under the merger agreement, promoter of BCMC, or any of their associates or affiliates or guaranteed or supported by BCMC either pursuant to an employee stock purchase program or otherwise, during the most recently completed financial year.

Current Employees

BCMC has continuously had four employees since its inception, consisting of three administrative support personnel and one professional geologist. BCMC has historically outsourced its required management and supervisory services as well as certain critical geological consulting services.

Current Significant Consultants

Through December 31, 2000, BCMC obtained its required management and supervisory services from PeruEx. Since January 1, 2001, BCMC has obtained its required management and supervisory services pursuant to a personal services contract with Andrew Swarthout, outside the context of his position as President of BCMC.

BCMC has historically obtained certain critical geological consulting services under a personal services contract with David Volkert, a member of the Society of Economic Geologists, with approximately twenty-six years of diversified mineral exploration experience. In this engagement, Mr. Volkert has been responsible for the ongoing technical management of a team consisting of BCMC’s full-time professional staff geologist and a full-time consulting geologist. These two subordinates of Mr. Volkert collectively possess over 40 years of diversified exploration experience. BCMC supplements this team on an as needed basis, with other consultants.

Market for Common Equity and Related Shareholder Matters

Shares in BCMC’s common stock are privately-held with no public market. Since its incorporation, it has consistently had five shareholders.

BCMC has not declared or paid any cash dividends on its common stock.

Prior Sales

	Number of Issued	Price per	Total
	Securities	Security	Consideration

Prior sales of common shares of BCMC within the past 12 months	Nil	Nil	Nil
Total common shares issued as of December 31, 2002	1,000	$1.00	$1,000

Management’s Discussion and Analysis

Introduction

BCMC was formed on June 7, 2000 and concurrently registered as an “S” corporation under the laws of the State of Arizona. BCMC has a 1.01% interest in, and is the sole general partner of PeruEx.

BCMC’s business is to identify, acquire or lease rights to, and explore mineral properties located primarily in Peru, with the objective of identifying mineralized deposits economically worthy of subsequent development, mining and sale. To date, such business has been conducted exclusively through its Peruvian branch, Bear Creek Mining Company Sucursal del Peru, and PeruEx.

However, as Peru does not legally recognize PeruEx’s limited liability limited partnership structure, BCMC executed the general agreement with PeruEx. The general assignment sets forth the following:

•	BCMC, as the general partner of PeruEx, conducts exploration operations and acquires interests in mineral properties in Peru, on behalf of PeruEx, and

•	BCMC, in order to conduct such operations and acquisitions, established a branch in Peru. Although such operations are conducted in the name of BCMC they are for the account of, and at the expense of, PeruEx.

The legal purpose and effect of the general assignment, was to transfer BCMC’s control of the Peruvian branch to PeruEx. Accordingly, BCMC has not consolidated, pursuant to generally accepted accounting principles in the United States, the assets, liabilities and expenses of the Peruvian branch into its financial statements for any reported period. BCMC also does not consider any rights and obligations of the Peruvian branch to be its own. The Peruvian branch’s future revenue, if any, will be similarly excluded from BCMC’s financial statements. However, being PeruEx’s general partner, BCMC retained the ability to exercise significant influence over the operating and financial policies of PeruEx and the Peruvian branch. As such, BCMC has collectively accounted for, pursuant to generally accepted accounting principles in the United States, PeruEx and the Peruvian branch under the equity method of accounting in its financial statements. See Notes 1 and 5 to BCMC’s accompanying financial statements for all reported periods. As BCMC has yet to realize any revenue to date from its business operations, it remains a development stage company for accounting purposes.

BCMC is not a taxable entity although it does report its operating results, excluding the Peruvian branch, to the U.S. Internal Revenue Service. BCMC’s individual shareholders are allocated pro rata its income, loss or tax credits and they assume any associated income tax obligation or benefit.

BCMC’s accompanying financial statements have been prepared using accounting principles generally accepted in the United States. Its fiscal year ends on December 31st. References to a fiscal year refer to the calendar year in which such fiscal year ends.

Results of Operations

Nine Months Ended September 30, 2002 as compared to the Nine Months Ended September 30, 2001

BCMC’s loss from operations, consisting entirely of G&A expenses, for the first nine months of fiscal 2002 was $19,844, as compared to $1,981 for the first nine months of fiscal 2001. BCMC’s increased loss from operations primarily was attributable to accounting and legal fees associated with the proposed transaction.

BCMC realized $1,900 of interest income and interest expense during the first nine months of fiscal 2002 in connection with $500,000 in notes payable issued to a consortium of related and unrelated lenders on July 25, 2002, the proceeds from which were remitted to PeruEx at a corresponding LIBOR rate of interest. BCMC realized $16,070 in other non-operating income during the first nine months of fiscal 2002 as a result of receiving a non-refundable deposit from us in connection with the letter agreement and nil during the first nine months of fiscal 2001.

As a result, BCMC realized a net loss for the first nine months of fiscal 2002 of $3,757 as compared to a net loss of $1,937 for the first nine months of fiscal 2001. BCMC’s accumulated deficit was $5,687 at September 30, 2002, as compared to an accumulated deficit of $1,930 at December 31, 2001.

Fiscal Year Ended December 31, 2001 as compared to the Fiscal Period from Inception to December 31, 2000

BCMC realized no revenues for the fiscal 2001, as compared to $62,500 in incidental, non-recurring revenues during the period from June 7, 2000, its date of inception to December 31, 2000 (“fiscal 2000”). Its fiscal 2000 revenues were attributable to management fees received from PeruEx during the initial establishment of the

Peruvian branch. These management fee revenues were completely offset by a management salary, thereby resulting in a nil gross profit.

BCMC’s loss from operations for fiscal 2001 was $2,325, as compared to nil for fiscal 2000. Its fiscal 2001 loss from operations was attributable to G&A expenses.

BCMC’s interest income was nominal for both fiscal 2001 and fiscal 2000. It realized $343 in non-operating other income during fiscal 2001, as compared to nil during fiscal 2000. The fiscal 2001 non-operating other income consisted of interest realized on a money market account balance. BCMC did not incur any non-operating other expenses during fiscal 2001 and fiscal 2000.

As a result, BCMC incurred a net loss for fiscal 2001 of $1,930, as compared to nil for fiscal 2000. BCMC’s accumulated deficit was $1,930 at December 31, 2001.

Liquidity and Capital Resources

Cash Flows

Nine Months Ended September 30, 2002 as compared to the Nine Months Ended September 30, 2001

BCMC’s operating activities used $64,053 and $23,513 in cash and cash equivalents during the first nine months of fiscal 2002 and fiscal 2001, respectively. On a comparative fiscal period-to-period basis, the increased use of cash, in cash and cash equivalents for the first nine months of fiscal 2002 reflects the higher loss, and more significantly, the negative cash flow effect of increased related party receivables. Partially offsetting the preceding negative cash flow effects were the positive cash flow effects of increased related party payables and accrued liabilities.

BCMC’s investing activities used $100,000 in cash and cash equivalents during the first nine months of fiscal 2002 as compared with nil in the first nine months of fiscal 2001. In the first nine months of fiscal 2002, BCMC received and passed through to PeruEx $100,000 in proceeds from the issuance of the following notes payable. On July 25, 2002, BCMC procured $500,000 in funding for PeruEx from a consortium of lenders comprised of BCMC shareholders (accounting for approximately $19,000), PeruEx limited partners (accounting for approximately $260,000), and unrelated individuals and entities. Of the $500,000 in funding, $400,000 was directly remitted to PeruEx by the lenders. BCMC remitted the remaining $100,000 to PeruEx. BCMC’s related receivable from the Partnership of $500,000 and corresponding $500,000 in notes payable to the consortium accrue interest at LIBOR (1.813% at September 30, 2002) with all principal and accrued interest becoming due twelve months after the earlier of (i) the date on which the proposed transaction is completed or (ii) the date on which the proposed transaction is terminated.

BCMC’s financing activities provided $165,589 and $1,500 in cash and cash equivalents during the first nine months of fiscal 2002 and 2001, respectively. The fiscal 2002 period primarily reflects BCMC’s direct receipt of the aforementioned $100,000 in proceeds from the issuance of notes payable and a cash deposit of $64,589 received from us.

As a result, BCMC’s cash and cash equivalents were $2,106 at September 30, 2002, as compared with $563 at September 30, 2001. BCMC’s working capital deficit was $2,187 at September 30, 2002, as compared to a working capital surplus of $313 at September 30, 2001.

Fiscal Year Ended December 31, 2001 as compared to the Period from Inception to December 31, 2000

BCMC’s operating activities used $24,506 in cash and cash equivalents during fiscal 2001, as compared to providing $22,576 in cash and cash equivalents during fiscal 2000. Fiscal 2001 reflects BCMC’s loss, and to a more significant extent, the negative cash flow effect of decreased related party payables. In contrast, the fiscal 2000 reflects positive cash flow effect of increased related party payables.

BCMC had no cash flows from investing activities during fiscal 2001 and fiscal 2000. BCMC’s financing activities provided $2,500 in cash and cash equivalents during fiscal 2001 from the receipt of common stock subscriptions and capital contributions, as compared with nil in fiscal 2000.

As a result, BCMC’s cash and cash equivalents were $570 at December 31, 2001, as compared to $22,576 at December 31, 2000. Its working capital was $570 and $1,000 at December 31, 2001 and December 31, 2000, respectively.

Planned Capital Expenditures

BCMC currently has no planned material capital expenditures.

Other Matters

Seasonal and Inflationary Influences

To date, BCMC has not been materially impacted by seasonal and inflationary influences.

Quantitative and Qualitative Disclosures about Market Risk

To date, BCMC has not been materially exposed to financial market risks. BCMC has not used, and currently does not contemplate using, any derivative financial instruments.

Off-Balance Sheet Liabilities

Other than that disclosed below, BCMC has not been, and currently is not, a party to any other contract or arrangement subjecting it to off-balance sheet liabilities.

According to the representation agreement, BCMC will become obligated to pay us a break-up fee, upon the occurrence of either of the following:

•	BCMC entering into a transaction involving either the securities or substantially all of the assets of PeruEx or its own which excludes us and is completed on or before December 31, 2003; or

•	The announcement of a transaction not involving us the effect of which would (a) preclude us from completing the proposed transaction, or (b) make it highly imprudent for us to proceed with the proposed transaction.

The break-up fee would consist of (i) reimbursing us, in cash, for all expenses incurred by us in connection with the proposed transaction and offering, and (ii) remitting to us ten percent (10%) of the consideration to be received by PeruEx or BCMC in such a transaction.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires BCMC to make certain estimates and assumptions that affect the reported amounts and timing of revenue and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. Its actual results have differed, and will likely continue to differ, to some extent from its initial estimates and assumptions. However BCMC does not believe, given its minimal operating activities to date, that any of its significant accounting policies entail making particularly difficult, subjective or complex judgments of inherently uncertain matters that, given any reasonably possible variance therein, would make such policy particularly critical to a materially accurate portrayal of its historical or reasonably foreseeable financial condition or results of operations. See Note 2 to BCMC’s accompanying financial statements for a summary of its significant accounting policies.

Recently Issued Accounting Standards Not Yet Adopted

     The discussion of accounting standards not yet adopted is identical to PeruEx. Please refer to “Peru Exploration Venture LLLP — Management Discussion and Analysis”.

Legal Proceedings

BCMC is not currently the subject of any legal proceedings.

BEAR CREEK MINING CORPORATION — UPON COMPLETION OF THE
PROPOSED TRANSACTION AND OFFERING

Directors, Executive Officers and Control Persons

The following are the names, addresses, ages and principal occupations of those individuals that will become our directors and officers on the closing of the proposed transaction and this offering and their respective beneficial ownership interests in us immediately thereafter:

					Percentage of
				Number of Shares to	Shares to be
				be Beneficially	Beneficially Owned
				Owned Immediately	Immediately After
				After the Proposed	the Proposed
		Company Position To	Current Principal	Transaction and the	Transaction and the
Name and Address	Age	Be Held	Occupation	Offering(1)	Offering(4)

J. David Lowell 789 Avenida Beatriz Rio Rico, Arizona USA 85648	74	Chairman of the Board of Directors	Founder, Owner and Principal of Lowell Mineral Exploration	2,304,305 (2)	6.34%

Andrew T. Swarthout 3250 West Placita Lechuzita Tucson, Arizona USA 85742	50	President, Chief Executive Officer and a Director	President and a Director of Bear Creek Mining Company	1,037,976	2.86%

Gerald Van Voorhis 3099 Creek Road Park City, Utah USA 84098	64	Vice President and a Director	Vice President and Director of Bear Creek Mining Company	1,007,979	2.78%

David Volkert Calle 3, Mz AY, L4, Los Alamos de Monterrico Lima, Peru	50	Vice-President of Exploration	Independent Geological Consultant, including to Bear Creek Mining Company	587.373	1.62%

David De Witt 4718 West 6th Avenue Vancouver, BC Canada V6T 1C5	50	Director and Corporate Secretary	Founder and Director of Pacific Source Capital Ltd (formerly Sedun DeWitt Capital Corporation)	350,000 (3)	0.96%

Kevin Morano 10 Woodmere Way Pennington, New Jersey USA 08534	49	Director	Chief Financial Officer of Lumenis Ltd.; Vice President, Treasurer and a Director of Bear Creek Mining Company	1,293,551	3.56%

Percentage of
				Number of Shares to	Shares to be
				be Beneficially	Beneficially Owned
				Owned Immediately	Immediately After
				After the Proposed	the Proposed
		Company Position To	Current Principal	Transaction and the	Transaction and the
Name and Address	Age	Be Held	Occupation	Offering(1)	Offering(4)

Catherine McLeod-Seltzer 6945 Hycroft Road West Vancouver, BC Canada V7W 2K6	42	Vice-Chairman of the Board of Directors	President and Director of Pacific Rim Mining Corporation	1,106,667	3.05%

(1)	Including shares to be issued on repayment of the BCMC loan or as compensation for the EVE loan, 20,417 bonus shares to be issued to Catherine McLeod-Seltzer and any shares to be issued upon the exercise of any other outstanding rights to acquire shares within 60 days of the date of the closing of the proposed transaction and excluding any shares that may be purchased by such persons under the offering. Certain of these shares will be subject to escrow restrictions or pooling.

(2)	Certain of these shares are held in the names of David Lowell and the Lowell Family Limited Partnership.

(3)	These shares are held in the name of Pacific Source Capital Ltd. (formerly Sedun De Witt Capital Corporation).

(4)	Calculated on a fully-diluted basis including the exercise of all stock options to be issued to the directors and officers on completion of the proposed transaction and offering.

David J. Lowell will become a member the Chairman of our board of directors. Since 1961 Mr. Lowell has been the owner of Lowell Mineral Exploration, an Arizona based mineral exploration company.

From 1993 to August 1996, Mr. Lowell was the Chairman of Arequipa Resources Ltd., a mineral exploration company that was subsequently acquired by Barrick Gold Corporation in mid-1996 for approximately $800 million.

Mr. Lowell has done consulting work for most of the large multinational mining companies and several government owned mineral entities. He has had long-term contracts with Newmont, Placer Development, Benguet Consolidated, Lepanto, Bethlehem Copper, Getty Oil Co., Quintana Petroleum Co., Utah International, Billiton, Codelco, Kennecott, Amax, and Rio Tinto. Lowell Mineral Exploration has had joint venture agreements with Rio Tinto, Noranda, Billiton, Phelps Dodge, Cyprus Minerals, Rio Algom, and Codelco.

Exploration projects under this management which produced large potentially mineable reserves are Kalamazoo, Vekol Hills, and Casa Grande West (Santa Cruz Copper) copper deposits in Arizona. In Chile, La Escondida, Zaldivar (and Escondida Norte) and Leonor (Tesoro Mine) copper deposits, and San Cristobal Gold deposit. In Peru, the Pierina gold deposit. Discovery projects which he did not manage, but where he made a contribution are the J.A. copper deposit in British Columbia and the Dizon and Lepanto Far Southeast copper deposits in the Philippines.

Porphyry copper and epithermal gold mines where he participated in planning development, and in some cases, financing, are Kalamazoo, Casa Grandes West, J.A., Dizon, Marcopper, Far Southeast, San Cristobal, Cerro Colorado, Leonor, and Pierina.

Mr. Lowell has participated in five Bechtel Corp. feasibility studies, one Molycorp study at Questa N.M., on Lepanto study, the Dizon feasibility, the Fluor Zaldivar study, the San Cristobal study, and directed the Leonor study and the Pierina preliminary feasibility.

Mr. Lowell has received a number of mining and exploration awards recognizing his contributions to the mining industry including the Mining and Metallurgical Society of America Gold Medal Award 2001. The 2000 Robert Earl McConnell Award; the 2000 Robert Dreyer Award and the Northern Miner Canadian Mining Man of the Year Award 1999. In 1998, he was awarded a Doctor “Honoris Causa” degree from Univ. NM de San Marcos, Peru and was elected in February 1999 to the National Academy of Engineering and in 1994 to the American Mining Hall of Fame.

Mr. Lowell obtained a BS in Mineral Engineering & Geology from the University of Arizona in 1949 and 1959 respectively and an MS Geology from Stanford University in 1957.

David Volkert will become our Vice-President of Exploration. Since July 2000 Mr. Volkert has been the Vice- President of BCMC. From September 1999 to July 2000 Mr. Volkert was the Exploration Manager for the Peruvian operations for Harrods Minerals Peru, a United Kingdom-based mining and mineral exploration company. From August 1995 to July 1999 Mr. Volkert was an Exploration Manager for Minera ABX Exploraciones (S.A.) a Peruvian mining and mineral exploration company. From June 1993 to August 1995 Mr. Volkert was an Exploration Manager for Ecuadorian Minerals Corporation and from February 1990 to June 1993 Mr. Volkert was a self-employed consultant geologist. Mr. Volkert obtained a BS in Geological Engineering from the Colorado School of Mines in 1977.

David DeWitt will become a director and our corporate secretary. Since February 1992 Mr. DeWitt has been a director and the secretary of Pacific Source Capital Ltd. (formerly Sedun DeWitt Capital Corporation) a Vancouver-based venture capital company. From October 1992 to January 1997 Mr. DeWitt was a partner in the Vancouver-based law firm of DeWitt Sedun. Mr. De Witt is the president (June 1999 to November 1999 and July 2001 to present) and a director (since May 1997) of wwwbroadcast.net Inc., a Vancouver-based streaming video company and has been a director of the following Vancouver-based mineral exploration and mining companies for the dates shown: Jordex Resources Inc. (February 1991 to January 1999); Andina Developments Corp. (May 1996 to May 1999); International Savannah Ventures Ltd. (February 1997 to March 1999) and Pacific Rim Mining Company (May 1998 to April 2002) and was the chief financial officer (August 1998 to resent) and secretary (August 1999 to present) of Geologix Explorations Inc. a Vancouver-based mineral exploration company.

Mr. De Witt obtained a B.Comm and LLB from the University of British Columbia 1978.

Please refer to the sections “Bear Creek Mining Corporation — Directors and Executive Officers” and “Bear Creek Mining Company — Directors and Executive Officers” earlier in this prospectus for biographies of the remainder of the proposed directors and officers in the table above.

There will be no control persons after completion of the proposed transaction and the offering.

Our directors are elected by our shareholders and hold office and retire annually immediately prior to our next annual general meeting. Retiring directors are eligible for re-election at our next annual general meeting. Directors may resign from office between annual general meetings and the board of directors has the power to fill such vacancies.

Proposed Compensation

The amounts that we anticipate paying to Mr. Swarthout and David Volkert during the 12-month period following the completion of the proposed transaction are as follows:

Name	Annual Salary ($)	Additional Remuneration ($)

Andrew Swarthout	$150,000	Nil
David Volkert	$122,000	Nil

The payment will be made pursuant to consulting agreements that have been entered into by BCMC and us with each of Mr. Swarthout and Mr. Volkert dated September 27, 2002. Under the consulting agreements each of the consultants is entitled to compensation equal to 24 months of payments in the event of a change in control of us and 12 months payments in respect of any other event of termination other than for just cause.

In addition to the above, we intend to establish a director, officer and employee incentive stock option plan the details of which are set out below.

Other Consultants

We have engaged Cheryl Wheeler, Lenora Gates, Melanie McMillan, current members of our board of directors, and Mat Wilcox, Karen Anderson, Neil MacKenzie and Lisa Pankratz, under consulting agreements (the “consulting agreements”) for a term of one year following the closing of the proposed transaction to serve on an advisory committee. As compensation for their services, these consultants will be permitted to retain their existing stock options during the term of their respective consulting agreements, subject to all necessary regulatory and shareholder approvals.

Stock Option Grants

In addition to the options shown in the table under the heading “Options, Stock Appreciation Rights and Other Rights to Purchase Securities” on page 22, we intend to issue, on closing of the proposed transaction, the following options under an incentive stock option plan described below.

		Number of	Exercise	Vesting
Name of Optionee	Position	Shares Optioned	Price	Schedule

Andrew Swarthout	President & Director	300,000	$0.50	(1)
David Lowell	Chairman & Director	250,000	$0.50	(1)
Catherine McLeod-Seltzer	Vice-Chair & Director	250,000	$0.50	(1)
David De Witt	Director	150,000	$0.50	(1)
Kevin Morano	Director	150,000	$0.50	(1)
Gerald Van Voorhis	Vice President & Director	250,000	$0.50	(1)
David Volkert	Vice President, Exploration	250,000	$0.50	(1)
Cesar Rios	Geologist	75,000	$0.50	(1)
Willie Vasquez	Geologist	75,000	$0.50	(1)
K Villavicencios	Office Manager	25,000	$0.50	(1)
Raul Palza	Field Technician	15,000	$0.50	(1)
Janice Spencer	Secretary	50,000	$0.50	(1)
Steve Krause	Accountant	15,000	$0.50	(1)

TOTAL:		1,855,000

(1)	25% vested at closing of the proposed transaction and the offering, 25% at the end of each successive four-month period. The stock options will expire 5 years from the date of closing.

There are no assurances that the options, warrants or other rights to purchase securities described above will be exercised in whole or in part.

Incentive Stock Option Plan

As a part of the proposed transaction, we will adopt an incentive stock option plan (the stock option plan). The stock option plan will authorize us to grant incentive stock options to our directors, officers, employees and consultants in accordance with the terms of the stock option plan and the rules and policies of the relevant regulatory authorities.

Implementation of Stock Option Plan

We are seeking shareholder approval for the adoption of a new stock option plan, subject to the approval of the Exchange. The purpose of the stock option plan is to provide us with a share related mechanism to enable us to attract, retain, motivate and reward qualified directors, officers, employees and other service providers, for their contribution toward our long term and to enable and encourage such individuals to acquire our common shares as long term investments. If and when shareholder approval is obtained, the implementation of the stock option plan will be at the sole discretion of our directors. The directors do not intend to implement the stock option plan unless and until our shareholders approve the proposed transaction.

Material Terms of the Stock Option Plan

The following information is intended as a brief description of the stock option plan and is qualified in its entirety by the full text of the stock option plan which is available for review at our registered and records offices at Suite 3400, 666 Burrard Street, Vancouver, British Columbia, V6C 2X8 and at our head office.

1.	The maximum number of shares that may be issued upon the exercise of stock options granted under the stock option plan shall not exceed 4,560,000 shares, the exercise price of which, as determined by our board of directors in its sole discretion, shall not be less than the closing price of our shares traded through the facilities of the Exchange on the date prior to the date of grant, less an allowable discount in accordance with the policies of the Exchange (however not to exceed a discount of 15% if issued to US residents) or, if the shares are no longer listed for trading on the Exchange, then such other exchange or quotation system on which the shares are listed or quoted for trading. Stock options must be granted at an exercise price of 110% of the fair value of the shares in the case of any optionee who owns shares representing more than 10% of our issued and outstanding shares.

2.	Our board of directors shall not grant options to any one person exceeding 5% of our issued and outstanding shares on a yearly basis.

3.	Upon expiry of an option, or in the event an option is otherwise terminated for any reason, without having been exercised in full, the number of shares in respect of the expired or terminated option shall again be available for the purposes of the stock option plan. All options granted under the stock option plan may not have an expiry date exceeding five years from the date on which the board of directors grant and announce the granting of the option.

4.	If the option holder ceases to be a director or officer of the company or ceases to be employed by, or a consultant to us (other than by reason of death), as the case may be, then the option granted shall expire on the 90th day following the date that the option holder ceases to be a director or officer and on the 30th day following the day the option holder ceases to be employed by or a consultant to us, subject to the terms and conditions set out in the stock option plan.

5.	In the event that the option holder should die or become subject to a disability while he or she is still a director, officer, employee or consultant, the expiry date shall be 12 months from the date of death or disability of the option holder.

6.	For so long we are classified as a tier 2 company or equivalent designation on the Exchange, all options granted pursuant to the stock option plan shall be subject to vesting provisions determined by the board of directors in accordance with the requirements of the Exchange and as set out in the stock option plan.

7.	We will provide the optionees with our financial statements at least annually.

8.	The stock option plan shall terminate 10 years from the date of obtaining shareholder approval to the stock option plan.

The stock option plan will be administered by our corporate secretary or such other senior officer or employee as may be designated by the board of directors from time to time. Upon the approval of the stock option plan by our shareholders, shareholder approval will not be required or sought on a case-by-case basis for the purpose of the granting of options to and the exercise of options by our employees or our affiliates regularly employed on a full-time or part-time basis, our directors and persons who perform services for us on an ongoing basis or who have provided, or are expected to provide, services of value to us.

Accordingly, disinterested shareholders have passed an ordinary resolution at our extraordinary general meeting held on November 14, 2002 to approve the implementation of the stock option plan.

Corporate Cease Trade Orders or Bankruptcies

Other than as follows, none of those persons who will be our directors, officers or promoters on the closing of the proposed transaction and the offering is, or has been within the past ten years, a director, officer or promoter of any other issuer that, while such person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied the issuer access to any statutory exemptions for a period of more than 30 consecutive days, or was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Kevin Morano was the Chief Financial Officer of Exide Technologies from May 2000 to October 2001 at which time, as part of a restructuring plan, the company pleaded guilty covering the actions of the prior management of the company. In April 2002, Exide Technologies filed a voluntary petition for bankruptcy.

Penalties or Sanctions

None of those persons who will be our directors, officers or promoters on the closing of the proposed transaction and the offering have, within the ten years prior to the date of this prospectus, been subject to any penalties or sanctions imposed by a court or securities regulatory authority relating to trading in securities, promotion or management of a publicly traded issuer, or theft or fraud.

Personal Bankruptcies

None of those persons who will be our directors, officers or promoters on the closing of the proposed transaction and the offering is, or has, within the ten years prior to the date of this prospectus, been declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge and the knowledge of BCMC and PeruEx other than as disclosed herein, there are no existing or potential conflicts of interest among us, BCMC, PeruEx, our respective promoters, directors, officers or other members of management as a result of their outside business interests, except that certain of the directors, officer, promoters and other members of management serve as directors, officers, promoters and members of management of other companies and therefore it is possible that a conflict may arise between their duties as a director, officer, promoter or member of management of us, BCMC and/or PeruEx and their duties as a director, officer, promoter or member of management of such other companies.

We have as a condition on completion of the proposed transaction, also agreed to repay a debt owing by BCMC of $900,000 (the “BCMC loan”) through the issuance of up to 1,800,000 units, each unit consisting of one common share, one- half of a series A warrant and one-half of a series B warrant. Each whole series A warrant entitles the holder to acquire one additional share within one year of the issuance of the warrant for $0.50. Each whole series B warrant entitles the holder to acquire one additional share within one year of the issuance of the warrant for a price of $0.75.

BCMC procured on July 25, 2002, $500,000 of the BCMC loan for PeruEx from a consortium of lenders comprised of our shareholders (accounting for approximately $19,000), PeruEx limited partners (accounting for approximately $260,000), and unrelated individuals and entities. BCMC’s related receivable from PeruEx and corresponding notes payable to the consortium accrue interest at LIBOR (1.813% at September 30, 2002) with all principal and accrued interest becoming due 12 months after the earlier of (i) the date on which the proposed transaction is completed or (ii) the date on which the proposed transaction is terminated. Subsequent to September 30, 2002, BCMC procured an additional $400,000 of the BCMC loan, under the same terms as the previous loans. Of the aggregate $900,000 of BCMC loans, $370,000 was obtained from BCMC shareholders $82894.50 was received by limited partners of PeruEx, $557105.5 was received by insiders of BCMC, $160,000 was received from Catherine McLeod-Seltzer and the remaining $100,000 was received from outside parties.

We have advanced to BCMC, by way of deposit, C$125,000 (approximately $83,000) of which C$100,000 is refundable. The refundable deposit is secured by a general security agreement and a fixed and floating charge over all of BCMC’s assets.

Subsequent to September 30, 2002, we entered into an arrangement to borrow C$177,500 (approximately $133,000) of which C$125,000 was lent by our current directors to fund ongoing expenses associated with completing the proposed transaction and the offering. The principal on this loan plus accrued interest of 12% per annum is payable upon completion of the proposed transaction and offering or alternatively will become payable on demand six months from receipt of the funds. In addition, 66,666 bonus shares will be paid to the lenders at that time. Should the proposed transaction and offering not complete, 166,666 bonus shares will be issued.

At September 30, 2002, PeruEx had a $80,659 non-interest bearing loan, due on demand payable to BCMC. BCMC, in turn, has a related non-interest bearing loan, due on demand deposit payable to us, which has a security interest in all the assets of PeruEx and BCMC.

On July 25, 2002, BCMC loaned $500,000 of the BCMC loan to PeruEx for its operations. The loan accrues interest at LIBOR (1.813% as of September 30, 2002) with principal and accrued interest payable twelve months after the earlier of (i) the date on which the proposed transaction is completed or (ii) the date on which the proposed transaction is terminated. Subsequent to September 30, 2002 BCMC loaned PeruEx an additional $400,000 of the BCMC loan for its operations. This loan carries the same terms.

At September 30, 2002, BCMC had a non-interest bearing, refundable deposit to us. As BCMC, in turn, loaned the deposit to PeruEx, we have a security interest in all the assets of BCMC, PeruEx and BCSP.

Our proposed directors and officers are aware of the existence of laws governing accountability of directors and officers for corporate opportunity and requiring disclosures by directors of conflicts of interest and we will rely upon such laws in respect of any directors’ and officers’ conflicts of interest or in respect of any breaches of duty by any of our directors or officers. All such conflicts will be disclosed by such directors or officers in accordance with the Yukon Business Corporations Act and they will govern themselves in respect thereof to the best of their ability in accordance with the obligations imposed upon them by law.

Both Catherine McLeod-Seltzer and Cheryl Wheeler are promoters of the proposed transaction having been instrumental in securing our proposed transaction with BCMC and PeruEx. As part of the proposed transaction, Cheryl Wheeler and Catherine McLeod-Seltzer have each lent C$61,250 (approximately $41,037) to us which sum is repayable with interest and the issuance of 20,417 bonus shares to each of them on the completion of the proposed transaction and the offering. Additionally, Catherine McLeod-Seltzer has lent $160,000 under the BCMC loan under which we have agreed to repay, on closing of the proposed transaction and the offering, by issuing to her 320,000 units consisting of 320,000 shares, 160,000 series A warrants to acquire an additional 160,000 shares, and 160,000 series B warrants to acquire a future 160,000 shares for an aggregate total of 640,000 shares.

EXPERTS

Our financial statements as at December 31, 2001, 2000, and 1999, and for each of the periods then ended appearing in this prospectus and registration statement have been audited by Staley Okada & Partners, independent chartered accountants, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of PeruEx and BCMC (with the exception of the Peruvian branch which was audited by Santa Cruz Yshiki Narciso Y Asociados) as at December 31, 2001, and for the fiscal year then ended and for the fiscal periods from the respective dates of inception through to December 31, 2000, appearing in this prospectus and registration statement have been audited by Semple & Cooper, independent certified public accountants, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

We engaged Peter A. Ronning, P.Eng., a geological engineer registered with The Association of Professional Engineers and Geoscientists of British Columbia, to undertake a review of PeruEx’s Santa Rosa, Lomo de Camello and Estrella mineral properties, which are those mineral properties we consider to be material to the proposed transaction. He is a qualified person, as defined under National Instrument 43-101 which provides Canadian standards for disclosure for mineral projects. The only consideration due to Mr. Ronning for performing his review of PeruEx’s mineral properties is his customary consulting fee.

LEGAL MATTERS

NEXUS Venture Capital Lawyers of Vancouver, British Columbia, and Lackowicz & Shier of Whitehorse, Yukon, have passed on the legality of the units and the other securities being registered.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

On closing of the proposed transaction, we will be a Yukon Territory incorporated company. The Yukon Business Corporations Act enables a corporation to indemnify a director for violations of the director’s fiduciary duty.

Section 126 of the Yukon Business Corporations Act empowers us to indemnify, except in respect of an action by or on behalf of us to procure a judgment in our favor, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was one of our directors, officers, employees or agents, or is or was serving as such with respect to another entity at our request. The act also permits us to purchase insurance on behalf of any such director, officer, employee or agent. Our articles of continuation provide in effect for the elimination of the personal liability of our directors for breaches of fiduciary duty and for the indemnification by us of each of our directors and officers to the fullest extent permitted by applicable law. We do not have nor do we anticipate purchasing or maintaining insurance on behalf of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not we would have the power or the obligation to indemnify him or her against such liability under the provisions of our articles of continuation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our shareholders on an annual basis; the statements will be prepared by management and audited by independent chartered accountants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on form SB-2 with the SEC. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits thereto as permitted by the rules and regulations of the SEC. For further information with respect to Bear Creek Mining Corporation, the units and the shares offered hereby, please refer to the registration statement, including its exhibits. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The reporting requirements of the securities exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. These reports can also be reviewed by accessing the SEC’s internet site.

Financial Statements

CONTENTS

EVE

BCMC

PeruEx

Proformas

Balance Sheets	1
Statements of Operations	2
Notes to Financial Statements	4

INDEPENDENT AUDITORS’ REPORT

To the Directors and Shareholders of Bear Creek Mining Corporation:

We have audited the balance sheet of Bear Creek Mining Corporation (formerly EVEolution Ventures Inc.) as at 31 December 2001 and 2000 and the statement of loss and deficit and statement of cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at 31 December 2001 and 2000 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles. As required by the Company Act of British Columbia, we report that, in our opinion, these principles have been applied on a consistent basis.

Langley, B.C. 23 January 2002	STALEY, OKADA, & PARTNERS CHARTERED ACCOUNTANTS

Statement 1

Bear Creek Mining Corporation
(Formerly EVEolution Ventures Inc.)

Balance Sheet
Canadian Funds

	30 September	31 December	31 December
ASSETS	2002	2001	2000

	(Unaudited)
Current
Cash and cash equivalents	$—	$328,615	$419,705
Goods and services tax recoverable	14,116	3,938	4,833
Prepaid expenses	20,000	—	1,500

	34,116	332,553	426,038
Capital Assets (Note 3)	5,739	6,190	6,299
Advances to Bear Creek Mining Company (Note 7)	100,000	—	—
Deferred Acquisition Costs (Note 7)	216,551	—	—
Deferred Share Issuance Costs (Note 7)	56,907	—	—

	$413,313	$338,743	$432,337

LIABILITIES
Current
Checks issued in excess of funds on deposit	$3,928	$—	$—
Accounts payable and accrued liabilities	124,520	3,277	14,956

	128,448	3,277	14,956

SHAREHOLDERS’ EQUITY(Note 4)
Share Capital (Note 4)	455,954	455,954	455,954
Deficit - Statement 2	(171,089)	(120,488)	(38,573)

	284,865	335,466	417,381

	$413,313	$338,743	$432,337

ON BEHALF OF THE BOARD:

“Catherine McLeod-Seltzer”, Director

“Cheryl Wheeler”, Director

- See Accompanying Notes -

Statement 2

Bear Creek Mining Corporation
(Formerly EVEolution Ventures Inc.)
Statement of Loss and Deficit
Canadian Funds

	Nine Months	Nine Months
	Ended	Ended	Year Ended	Year Ended
	30 September	30 September	31 December	31 December
	2002	2001	2001	2000

	(Unaudited)	(Unaudited)
General and Administrative Expenses Listing and filing fees	$12,242	$5,630	$5,631	$4,377
Accounting and audit	11,135	1,712	—	—
Advertising	8,548	22,228	22,819	1,930
Professional fees	5,384	14,047	7,218	5,611
Legal	4,667	5,484	—	—
Travel	3,446	6,598	7,083	5,883
Office and sundry	3,273	11,011	17,260	6,036
Consulting fees	1,935	12,301	34,647	15,500
Printing fees	1,379	—	—	2,255
Amortization	958	1,561	1,388	1,225
Website maintenance	648	—	600	6,054
Professional development	—	775	—	—

Operating Loss	(53,615)	(81,347)	(96,646)	(48,871)
Interest Income	3,014	12,399	14,731	19,527

Loss for the Period	(50,601)	(68,948)	(81,915)	(29,344)
Deficit — Beginning of period	(120,488)	(38,573)	(38,573)	(9,229)

Deficit — End of Period	$(171,089)	$(107,521)	$(120,488)	$(38,573)

Loss per Share — Basic and Diluted	$(0.05)	$(0.07)	$(0.08)	$(0.03)

Weighted Average Common Shares Outstanding — Basic and Diluted	1,000,000	1,000,000	1,000,000	1,000,000

- See Accompanying Notes -

Statement 3

Bear Creek Mining Corporation
(Formerly EVEolution Ventures Inc.)

Statement of Cash Flows
Canadian Funds

	Nine Months	Nine Months
	Ended	Ended	Year Ended	Year Ended
Cash Resources Provided By	30 September	30 September	31 December	31 December
(Used In)	2002	2001	2001	2000

	(Unaudited)	(Unaudited)
Operating Activities
Loss for the period	$(50,601)	$(68,948)	$(81,915)	$(29,344)
Item not affecting cash Amortization	958	1,561	1,388	1,225
Changes in non-cash working capital
Goods and services tax recoverable	(10,178)	(3,767)	895	(4,320)
Prepaid expenses	(20,000)	1,500	1,500	2,000
Accounts payable	121,244	(12,792)	(11,679)	12,566

	41,423	(82,446)	(89,811)	(17,873)

Investing Activities
Purchase of capital assets	(508)	(1,278)	(1,279)	(6,885)
Advances to Bear Creek Mining Company	(100,000)	—	—	—
Deferred acquisition costs	(216,551)	—	—	—

	(317,059)	(1,278)	(1,279)	(6,885)

Financing Activities
Share capital issued for cash, net	—	—	—	155,954
Deferred share issuance costs	(56,907)	—	—	—
Checks issued in excess of funds on deposit	3,928	—	—	—

	(52,979)	—	—	155,954

Net Increase (Decrease) in Cash	(328,615)	(83,724)	(91,090)	131,196
Cash and cash equivalents — Beginning of period	328,615	419,705	419,705	288,509

Cash and Cash Equivalents - End of Period	$—	$335,981	$328,615	$419,705

- See Accompanying Notes -

Bear Creek Mining Corporation
(Formerly EVEolution Ventures Inc.)

Notes to Financial Statements
30 September 2002
Canadian Funds

1. Incorporation / Nature of Business

The company was incorporated under the Company Act of British Columbia on 31 August 1999 as 4271 Investments Ltd. On 30 September 1999, the company changed its name to EVEolution Ventures Inc. and on 14 November 2002 the name was changed to Bear Creek Mining Corporation.

On 11 April 2000, the company obtained a listing on Vancouver’s TSX Venture Exchange (“the Exchange”), as a venture capital pool company (“a Capital Pool Company”) pursuant to Policy 30 of the Vancouver Stock Exchange. The company is required by the Exchange to complete a qualifying transaction in a specified time period in order to maintain its listing. At the company’s request, trading was halted effective 29 April 2002 due to the initiation of the qualifying transaction (Note 7).

The company’s sole business to date has been to identify and evaluate business opportunities with a view towards completing a Qualifying Transaction. The proposed transaction (Note 7), will constitute a Qualifying Transaction and represents the culmination of all business efforts to date.

Upon completing the Qualifying Transaction, the company’s business will be to carry on the previously existing businesses acquired from Peru Exploration Venture LLLP (“PeruEx”) and Bear Creek Mining Company (“BCMC”), that collectively being the business of acquiring and exploring various properties principally in the Republic of Peru with the objective of identifying mineralized deposits economically worthy of subsequent development, mining and sale.

2. Significant Accounting Policies

a) Cash and Cash Equivalents

For purposes of reporting cash flows, the company considers cash and cash equivalents to include amounts held in banks and highly liquid debt investments with remaining maturities at point of purchase of three months or less. The company places its cash and cash investments with institutions of high-credit worthiness. At times, such investments may be in excess of federal insurance limits.

b) Capital Assets

Capital assets are recorded at cost. The company provides for amortization on computer equipment at 30% declining balance method. One-half of the above rate is taken in the year of acquisition. This policy materially approximates a four year straight-line method.

c) Income Taxes

Income taxes are accounted for using the asset and liability method. Future taxes are recognized for the tax consequences of “temporary differences” by applying enacted or substantively enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and tax basis of existing assets and liabilities. The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. In addition, the method requires the recognition of future tax benefits to the extent that realization of such benefits is more likely than not.

Bear Creek Mining Corporation
(Formerly EVEolution Ventures Inc.)

Notes to Financial Statements
30 September 2002
Canadian Funds

2. Significant Accounting Policies - Continued

d) Loss per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the year. The computation of diluted earnings per share assumes the conversion, exercise or contingent issuance of securities only when such conversion, exercise or issuance would have a dilutive effect on earnings per share. The dilutive effect of convertible securities is reflected in diluted earnings per share by application of the “if converted” method. The dilutive effect of outstanding options and warrants and their equivalents is reflected in diluted earnings per share by application of the treasury stock method.

e) Management’s Estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

f) Change in Accounting Policy

The company has adopted the new recommendations of CICA Handbook Section 3870, stock-based compensation and other stock-based payments. It is applied on a prospective basis and applies to all awards granted on or after 1 January 2002. Section 3870 establishes standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services.

Non-employees

The standard requires that all stock-based awards made to non-employees be measured and recognized using a fair value based method.

Employees

The standard encourages the use of a fair value based method for all awards granted to employees, but only requires the use of a fair value based method for direct awards of stock, stock appreciation rights, and awards that call for settlement in cash or other assets. Awards that a company has the ability to settle in stock are recorded as equity, whereas awards that the entity is required to or has a practice of settling in cash are recorded as liabilities. The company has elected to account for employee stock options by measuring compensation cost for options as the excess, if any, of the quoted market price of the company’s common shares at the date of grant over the amount an employee must pay to acquire the common shares. As required for the employee stock options, the company will disclose pro-forma income (loss) and pro-forma earnings (loss) per share using a fair value based method.

Bear Creek Mining Corporation
(Formerly EVEolution Ventures Inc.)

Notes to Financial Statements
30 September 2002
Canadian Funds

2. Significant Accounting Policies - Continued

g) Year-End

The company’s fiscal year-end is 31 December.

h) Foreign Currency Translation

The accounts of the company’s foreign transactions have been translated into Canadian dollars as follows:

•	Monetary assets and liabilities at period-end rates,

•	All other assets and liabilities at historical rates, and

•	Revenue and expense at an appropriately weighted average rate of exchange prevailing during the period.

Exchange gains and losses arising from these transactions are reflected in income or expense in the year that they occur.

i) Derivative Financial Instruments

The company was not a party to any derivative financial instruments during any of the reported fiscal periods.

j) Comparative Figures

Certain of the comparative figures have been reclassified, where applicable, to conform with the presentation used in the current period.

k) Interim Financial Statements Adjustments

The financial information given in the accompanying unaudited financial statements reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods reports. All such adjustments are of a normal recurring nature.

3. Capital Asset

     Details are as follows:

			30 September	31 December
			2002	2001
		Accumulated	Net Book	Net Book
	Cost	Amortization	Value	Value

	(Unaudited)	(Unaudited)	(Unaudited)
Computer equipment	$9,335	$3,596	5,739	$6,190

Bear Creek Mining Corporation
(Formerly EVEolution Ventures Inc.)

Notes to Financial Statements
30 September 2002
Canadian Funds

4. Share Capital

a) Details of share capital are as follows:

		Number	Amount

Authorized:
50,000,000 common shares without par value
Issued and fully paid:
Balance - 31 December 1999	*	3,000,000	$300,000
Issued — Initial prospectus offering		1,000,000	200,000
Share issuance costs		—	(44,046)

Balance - 31 December 2000 and 2001 and 30 September 2002 (unaudited)		4,000,000	$455,954

•	The shares issued are subject to an escrow agreement and may not be transferred, assigned or otherwise dealt with, without the consent of the governing regulatory bodies.

b) As at 30 September 2002 (unaudited) and 31 December 2001, the following share purchase options were outstanding:

	Number	Price per Share	Grant Date	Expiry Date

Directors and officers	220,000	$0.20	11 April 2000	11 April 2005
Advisors and consultants	100,000	$0.66	26 April 2000	26 April 2005
Advisors and consultants	40,000	$0.66	14 March 2001	14 March 2006

	360,000

All options vest immediately. No options, to date, have been exercised, cancelled, forfeited or been re-priced.

5. Fair Value of Financial Instruments

The company’s financial instruments consist of cash and cash equivalents, Goods and Services Tax recoverable, advances to BCMC, checks issued in excess of funds on deposit and accounts payable. Unless otherwise noted, it is management’s opinion that the company is not exposed to significant interest, currency or credit risks arising from the financial instruments. The fair value of these financial instruments approximates their carrying value due to their short-term maturity or capacity of prompt liquidation.

Bear Creek Mining Corporation
(Formerly EVEolution Ventures Inc.)

Notes to Financial Statements
30 September 2002
Canadian Funds

6. Income Taxes

The company has incurred non-capital losses for tax purposes of approximately $117,000 which may be carried forward and used to reduce taxable income. These losses expire as follows:

2006	$28,000
2007	9,000
2008	80,000

$117,000

The potential future tax benefits of these losses have not been recognized in the accounts of the company.

7. Qualifying Transaction

By letter of agreement accepted on 29 May 2002, the company has agreed to purchase all of the limited partner interests in PeruEx and all of the shares in the capital of its general partner, BCMC.

As consideration for the acquisition of the limited partner’s interest in PeruEx and all of the shares in the capital of BCMC, the company will issue 8,600,000 common shares. As additional consideration, current principals of the company will transfer, for nominal consideration, 2,400,000 common shares of the company, that are currently held by them in escrow, to the security holders of BCMC and the limited partnership.

Concurrent with the closing of the acquisition, the company intends to complete a prospectus offering of 11,000,000 units (“Units”) at a price of U.S. $0.50 per Unit for gross proceeds of U.S. $5,500,000. Each Unit consists of one common share and one-half of one share purchase warrant. Each warrant will entitle the holder to purchase an additional common share of the company within one year from the date of issue of the warrant for a price of U.S. $0.75 per common share.

The company has agreed to pay a fee to Haywood Securities Inc. (“Haywood”) of up to 7.5% of the gross proceeds of the financing, in cash, plus brokers’ warrants entitling Haywood to purchase up to a total of 12% of the shares issued under the financing within one year from the date of issue of the brokers’ warrants for U.S. $0.50.

The company has as a condition on completion of the qualifying transaction, also agreed to repay a debt owing by BCMC of U.S. $900,000 through the issuance of up to 1,800,000 Units, each Unit consisting of one common share, 1/2 Series “A” Bridge warrant and 1/2 Series “B” Bridge warrant. Each whole Series “A” Bridge warrant entitles the holder to acquire one additional common share of the company within one year of the issuance of the warrant for a price of U.S. $0.50. Each whole Series “B” Bridge warrant entitles the holder to acquire one additional common share of the company within one year of the issuance of the warrant for a price of U.S. $0.75.

The company has advanced to BCMC, by way of deposit, $125,000 of which $100,000 is refundable.

The refundable deposit is secured by a general security agreement and a fixed and floating charge over all of BCMC’s assets.

Bear Creek Mining Corporation
(Formerly EVEolution Ventures Inc.)

Notes to Financial Statements
30 September 2002
Canadian Funds

7. Qualifying Transaction - Continued

As at 30 September 2002, the company has the following deferred acquisition costs relating to the purchase of limited partner interest and BCMC:

Legal and accounting fees	$166,551
Sponsorship fees	25,000
Non-refundable advances to BCMC	25,000

$216,551

This qualifying transaction will be accounted for as a reverse takeover, because the control of the combined company will pass to the stakeholders of the entities being acquired, being PeruEx and BCMC. The purchase method of accounting is applied with the shares issued as consideration being recorded at the fair value of the net assets of the company, which has been determined to be equal to the net book value of the company.

The deferred acquisition costs will be written off and expensed prior to the acquisition as is required by Canadian generally accepted accounting principles for reverse takeovers.

The qualifying transaction is subject to shareholder and regulatory approval.

Should this transaction be completed, certain other changes will occur, such as name changes, employment contracts for key employees, and changes in directors and officers.

8. Subsequent Events

a) On 8 October 2002, the company incorporated a 100% owned subsidiary, EVEolution Ventures (USA) Inc. (“EVE-US”), in Arizona, USA. This will be accounted for under the purchase method of accounting.

b) Subsequent to 30 September 2002, the company entered into an arrangement to borrow ($177,500 received of which $125,000 is from directors of the company) to fund ongoing expenses associated with completing the qualifying transaction. The principal on this loan plus accrued interest of 12% per annum is payable upon completion of the qualifying transaction or alternatively will become payable on demand six months from receipt of the funds. In addition, 66,666 bonus shares will be paid to the lenders at that time. Should the qualifying transaction not complete, 166,666 bonus shares will be issued.

9. Differences Between United States and Canadian Generally Accepted
Accounting Principles (“GAAP”)

a) Accounting Policy Differences

These financial statements are prepared in accordance with accounting principles generally accepted in Canada. The significant differences between Canadian and U.S. GAAP are as follows:

Bear Creek Mining Corporation
(Formerly EVEolution Ventures Inc.)

Notes to Financial Statements
30 September 2002
Canadian Funds

9. Differences Between United States and Canadian GAAP - Continued

a) Accounting Policy Differences - Continued

Under Canadian GAAP, no value is attributed to the release of escrowed shares and no compensation expense is recorded. Under U.S. GAAP, stock compensation expense is recorded as such shares become eligible for release based upon the number of shares eligible for release and the market value of the shares at that time.

Under Canadian GAAP, the company was not required to record the effect of non-employee stock option based compensation expense in the financial statements until 1 January 2002. Under U.S. GAAP, stock compensation expense is recorded for non-employees based upon the discount from market at the date the option is granted.

b) Statement Reconciliation

i) A reconciliation of the financial statements from Canadian to U.S. presentation is as follows:

	30 September	30 September	31 December	31 December
	2002	2001	2001	2000

	(Unaudited)	(Unaudited)
Net Loss — Canadian Basis	$(50,601)	$(68,948)	$(81,915)	$(29,344)
Compensation expense on common stock options granted to non-employees	—	—	(3,469)	(18,807)

Net Loss — U.S. Basis	$(50,601)	$(68,948)	$(85,384)	$(48,151)

Net Loss U.S. Basis per Share — Basic and Diluted	$(0.05)	$(0.07)	$(0.09)	$(0.05)

Bear Creek Mining Corporation
(Formerly EVEolution Ventures Inc.)

Notes to Financial Statements
30 September 2002
Canadian Funds

9. Differences Between United States and Canadian GAAP - Continued

b) Statement Reconciliation - Continued

ii)	A reconciliation of certain balance sheet accounts from Canadian presentation to U.S. presentation is as follows:

	30 September	31 December	31 December
	2002	2001	2000

	(Unaudited)
Deficit — Canadian Basis	$(171,089)	$(120,488)	$(38,573)
Stock compensation expense, prior years’ cumulative	(22,276)	(18,807)	—
Stock compensation expense on common stock options granted to non-employees	—	(3,469)	(18,807)

Deficit — U.S. Basis	$(193,365)	$(142,764)	$(57,380)

	30 September	31 December	31 December
	2002	2001	2000

	(Unaudited)
Share Capital — Canadian Basis	$455,954	$455,954	$455,954
Stock compensation expense, prior years’ cumulative	22,276	18,807	—
Stock compensation expense on common stock options granted to non-employees	—	3,469	18,807

Share Capital — U.S. Basis	$478,230	$478,230	$474,761

c) Disclosure Reconciliation

A reconciliation of certain of the disclosure items from Canadian presentation to U.S. presentation is a follows:

In October 1995, the United States Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 123 (SFAS No. 123), “Accounting for Stock-Based Compensation”. SFAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. The statement encourages all entities to adopt a fair value based method of accounting, but allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, “Accounting for Stock Issued to Employees”. The company has adopted the disclosure provisions of SFAS No. 123 as follows:

31 December 2000

Net Loss
As reported	$(29,344)
Pro forma	$(173,192)
Net Loss Per Share
As reported	$(0.03)
Pro forma	$(0.17)

Bear Creek Mining Corporation
(Formerly EVEolution Ventures Inc.)

Notes to Financial Statements
30 September 2002
Canadian Funds

9. Differences Between United States and Canadian GAAP - Continued

c) Disclosure Reconciliation - Continued

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

30 December
2000

Expected dividend yield	0.00%
Expected stock price volatility	34.19%
Risk-free interest rate	6.21%
Expected life of options	5 years

All options granted, vest immediately. The weighted average grant-date fair value of employee options granted in 2000 was $0.65. No options were granted to employees in 2001 or 2002.

Option pricing models require the input of highly subjective assumptions including the expected price volatility. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the company’s stock options.

BEAR CREEK MINING COMPANY
(a exploration stage company)

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of
Bear Creek Mining Company (a exploration stage company)

We have audited the accompanying balance sheet of Bear Creek Mining Company (a exploration stage company and an Arizona corporation) as of December 31, 2001, and the related statements of operations, changes in stockholders’ equity, and cash flows for the fiscal year then ended and for the fiscal period from June 7, 2000, the date of inception, through December 31, 2000. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bear Creek Mining Company (a exploration stage company) as of December 31, 2001, and the results of its operations, changes in stockholders’ equity, and its cash flows for the fiscal year then ended, and for the fiscal period from June 7, 2000, the date of inception, through December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ Semple & Cooper, LLP
Certified Public Accountants

Phoenix, Arizona
September 5, 2002

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of
Bear Creek Mining Company (a development stage company)

We have audited the accompanying balance sheet of Bear Creek Mining Company, Sucursal del Peru, a Branch of Bear Creek Mining Company (a development stage company and an Arizona corporation) as of December 31, 2001, and the related statements of operations, changes in stockholders’ equity, and cash flows for the fiscal year then ended and for the fiscal period from August 31, 2000, the date of inception, through December 31, 2000. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Peru and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bear Creek Mining Company, Sucursal del Peru as of December 31, 2001, and the results of its operations, changes in stockholders’ equity, and its cash flows for the fiscal year then ended, and for the fiscal period from August 31, 2000, the date of inception, through December 31, 2000, in conformity with accounting principles generally accepted in the United States of America and the Republic of Peru.

Adolfo Santa Cruz Miranda
Certified Public Accountants under Peruvian law
Registration N° 1587

Lima, Peru
January 14, 2003

BEAR CREEK MINING COMPANY
(a exploration stage company)

BALANCE SHEETS (U.S. Funds)

ASSETS

	September 30,	December 31,
	2002	2001

	(Unaudited)
Current Assets:
Cash and cash equivalents (Note 2)	$2,106	$570
Related party receivables (Note 3)	80,659	—

Total Current Assets	82,765	570
Related party loan receivable (Note 4)	500,000	—
Related party accrued interest receivable (Note 4)	1,900	—

Total Assets	$584,665	$570

	LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Related party payables (Note 6)	$7,768	$—
Deposit payable (Note 7)	64,589	—
Accrued liabilities	12,595	—

Total Current Liabilities	84,952	—
Notes payable, including to related parties (Note 4)	500,000	—
Accrued interest, including to related parties (Note 4)	1,900	—

Total Liabilities	586,852	—

Commitments and Contingencies: (Note 8)	—	—
Stockholders’ (Deficit) Equity: (Note 9) Common stock, no par value, 10,000,000 shares authorized, 1,000 shares issued and outstanding at September 30, 2002 and December 31, 2001, respectively	1,000	1,000
Additional paid-in capital	2,500	1,500
Deficit accumulated during development stage	(5,687)	(1,930)

Total Stockholders’ (Deficit) Equity	(2,187)	570

Total Liabilities and Stockholders’ (Deficit) Equity	$584,665	$570

The accompanying notes are an integral part of these financial statements.

2

BEAR CREEK MINING COMPANY
(a exploration stage company)

STATEMENTS OF OPERATIONS (U.S. Funds)

	For The	For The
	Nine Month	Nine Month	For The	Inception	Inception
	Period Ended	Period Ended	Year Ended	Through	Through
	September 30,	September 30,	December 31,	December 31,	September 30,
	2002	2001	2001	2000	2002

	(Unaudited)	(Unaudited)			(Unaudited)
Revenues	$—	$—	$—	$62,500	$62,500
Cost of revenues	—	—	—	62,500	62,500

Gross profit	—	—	—	—	—
General and administrative expenses	19,844	1,981	2,325	—	22,169

Loss from operations	(19,844)	(1,981)	(2,325)	—	(22,169)
Other income (expense):
Interest expense	(1,900)	—	—	—	(1,900)
Interest income	1,917	44	52	—	1,969
Other income	16,070	—	343	—	16,413

Loss	$(3,757)	$(1,937)	$(1,930)	$—	$(5,687)

The accompanying notes are an integral part of these financial statements.

3

BEAR CREEK MINING COMPANY
(a exploration stage company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY (U.S. Funds)

	Common Stock		Additional	Stock		Total
			Paid-in	Subscription	Accumulated	Stockholders'
	Shares	Amount	Capital	Receivable	Deficit	(Deficit) Equity

Balance at inception, June 7, 2000	—	$—	$—	$—	$—	$—
Issuance of stock for subscriptions receivable	1,000	1,000	—	(1,000)	—	—

Balance at December 31, 2000	1,000	1,000	—	(1,000)	—	—
Payment for stock subscribed	—	—	—	1,000	—	1,000
Capital contributions	—	—	1,500	—	—	1,500
Loss for the year ended December 31, 2001	—	—	—	—	(1,930)	(1,930)

Balance at December 31, 2001	1,000	1,000	1,500	—	(1,930)	570
Capital contributions (Unaudited)	—	—	1,000	—	—	1,000
Loss for the nine month period ended September 30, 2002 (Unaudited)	—	—	—	—	(3,757)	(3,757)

Balance at September 30, 2002 (Unaudited)	1,000	$1,000	$2,500	$—	$(5,687)	$(2,187)

The accompanying notes are an integral part of these financial statements.

4

BEAR CREEK MINING COMPANY
(a exploration stage company)

STATEMENTS OF CASH FLOWS (U.S. Funds)

	For The	For The
	Nine Month	Nine Month	For The	Inception	Inception
	Period Ended	Period Ended	Year Ended	Through	Through
	September 30,	September 30,	December 31,	December 31,	September 30,
	2002	2001	2001	2000	2002

	(Unaudited)	(Unaudited)			(Unaudited)
Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Loss	$(3,757)	$(1,937)	$(1,930)	$—	$(5,687)
Changes in Assets and Liabilities:
Related party receivables	(80,659)	1,000	—	—	(80,659)
Related party payables	7,768	(22,576)	(22,576)	22,576	7,768
Accrued liabilities	12,595	—	—	—	12,595

Net cash (used) provided by operating activities	(64,053)	(23,513)	(24,506)	22,576	(65,983)

Cash flows from investing activities:
Related party loan receivable	(100,000)	—	—	—	(100,000)

Net cash used by investing activities	(100,000)	—	—	—	(100,000)

Cash flows from financing activities:
Deposit payable	64,589	—	—	—	64,589
Due to stockholder	500	—	—	—	500
Due to stockholder — repayment	(500)	—	—	—	(500)
Proceeds from notes payable	100,000	—	—	—	100,000
Receipt of common stock subscriptions	—	—	1,000	—	1,000
Capital contributions	1,000	1,500	1,500	—	2,500

Net cash provided (used) by financing activities	165,589	1,500	2,500	—	168,089

Net increase (decrease) in cash and cash equivalents	1,536	(22,013)	(22,006)	22,576	2,106
Cash and cash equivalents at beginning of period	570	22,576	22,576	—	—

Cash and cash equivalents at end of period	$2,106	$563	$570	$22,576	$2,106

The accompanying notes are an integral part of these financial statements.

5

BEAR CREEK MINING COMPANY
(a exploration stage company)

STATEMENTS OF CASH FLOWS (U.S. Funds)(Continued)

	For The	For The
	Nine Month	Nine Month	For The	Inception	Inception
	Period Ended	Period Ended	Year Ended	Through	Through
	September 30,	September 30,	December 31,	December 31,	September 30,
	2002	2001	2001	2000	2002

	(Unaudited)	(Unaudited)			(Unaudited)
Supplemental Disclosure of Cash Flow Information:
Non-Cash Transactions:
Accrued interest receivable	$1,900	$—	$—	$—	$1,900

Accrued interest payable	$1,900	$—	$—	$—	$1,900

Common stock issued for subscriptions receivable	$—	$—	$—	$1,000	$1,000

Proceeds from notes payable received directly by related party	$400,000	$—	$—	$—	$400,000

The accompanying notes are an integral part of these financial statements.

6

BEAR CREEK MINING COMPANY
(a exploration stage company)

NOTES TO FINANCIAL STATEMENTS (U.S. Funds)

Note 1
Nature of Operations and Organizational Structure

Bear Creek Mining Company (hereinafter “the Company” or “BCMC”) was formed and incorporated on June 7, 2000 in the State of Arizona as an S-corporation. The Company has a 1.01% interest in, and is the sole general partner of, Peru Exploration Venture LLLP (hereinafter “PeruEx”).

PeruEx was formed on June 22, 2000 and subsequently registered on September 19, 2000 in the State of Arizona, as an Arizona limited liability limited partnership. PeruEx’s business has been, and continues to be, to identify, acquire or lease rights to, and explore mineral properties located primarily in the Republic of Peru (hereinafter “Peru”), with the objective of identifying mineralized deposits economically worthy of subsequent exploration, mining and sale. However, as Peru does not legally recognize PeruEx’s limited liability limited partnership form, PeruEx executed an agreement with the Company titled General Assignment of Rights to Exploration Venture (hereinafter “the General Assignment”). The General Assignment, as amended, sets forth the following:

•	BCMC, as the sole General Partner of the Limited Partnership, has heretofore conducted, and shall hereinafter conduct, exploration operations, and has acquired, and shall hereinafter acquire, interest in mineral properties in Peru, all for and on behalf of PeruEx, and

•	BCMC, in order to conduct such operations and acquisitions, established a division in Peru [named Bear Creek Mining Company — Sucursal del Peru (“BCSP”)] to enable it to conduct in the name of BCMC [or BCSP] such operations and acquisitions which, although conducted in the name of BCMC [or BCSP], have been, and shall hereinafter be, for the account of, and at the expense of, PeruEx, all pursuant to an agreement between BCMC and PeruEx.

The effect of the General Assignment, as amended, was to legally transfer control of BCSP from the Company to PeruEx. Accordingly, the Company has not consolidated the assets, liabilities and expenses of BCSP in its financial statements for any reported period. However, being PeruEx’s sole general partner, the Company has retained the ability to exercise significant influence over the operating and financial policies of PeruEx and BCSP. As such, the Company has collectively accounted for PeruEx and BCSP under the equity method of accounting (see Note 5).

The Company’s business has been, and continues to be, currently through PeruEx and BCSP, to identify, acquire or lease rights to, and explore mineral properties located primarily in Peru, with the objective of identifying mineralized deposits economically worthy of subsequent exploration, mining and sale. Since PeruEx and BCSP continue to constitute exploration stage entities with no revenues to date, the Company has correspondingly reported itself as a exploration stage company.

Note 2
Summary of Significant Accounting Policies

Fiscal Periods

The Company’s fiscal year ends on December 31st.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company’s historical results as well as management’s future expectations. The Company’s actual results could vary materially from management’s estimates and assumptions.

7

BEAR CREEK MINING COMPANY
(a exploration stage company)

NOTES TO FINANCIAL STATEMENTS (U.S. Funds)(continued)

Note 2
Summary of Significant Accounting Policies (continued)

Interim Financial Information

The interim financial information for the nine month period ended September 30, 2002 is unaudited. In the opinion of management, such statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair representation of the results of the interim period. The results of operations for the nine month period ended September 30, 2002 are not necessarily indicative of the results for the entire year.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid debt instruments purchased with an initial maturity of three (3) months or less.

Revenue Recognition

PeruEx’s Agreement of Limited Liability Limited Partnership sets forth that the Company, as general partner, is to provide supervision and management of PeruEx’s business operations and affairs for an annual management fee of $150,000. Pursuant to this agreement, the Company earned $62,500 in management fees during its fiscal 2000 period. The Company correspondingly incurred $62,500 in salary expense to its President. Beginning January 1, 2001, the Company’s President began personally providing these supervisory and management services directly to PeruEx, outside the context of his position with the Company, pursuant to an agreement between the Company, its President and PeruEx.

Income Taxes

The Company, being an S-corporation, is not a taxable entity although it does report to the US Internal Revenue Service. Instead, the Company’s individual shareholders are allocated pro rata any income, loss or tax credits of the Company and assume any associated income tax obligation or benefit.

Fair Value of Financial Instruments

The carrying values of the Company’s financial instruments, consisting of its cash and cash equivalents, related party receivables, accrued interest receivable, related party payables, deposit payable, and accrued liabilities, materially approximated their respective fair values at each balance sheet date due to the immediate or short-term maturity of these financial instruments. The fair value of long-term notes payable is based on current rates at which the Company could borrow funds with similar remaining maturities.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party receivables. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

8

BEAR CREEK MINING COMPANY
(a exploration stage company)

NOTES TO FINANCIAL STATEMENTS (U.S. Funds)(continued)

Note 2
Summary of Significant Accounting Policies (continued)

Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during any of the reported fiscal periods.

Segment Reporting

The Company’s chief operating decision maker, being its President, allocates resources to, and assesses the performance of, the Company’s business. He currently manages the Company’s business, assesses its performance, and allocates its resources as a single operating segment.

Recently Adopted Accounting Standards

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations” (hereinafter “SFAS No. 141”). SFAS No. 141 mandates the purchase method of accounting for all business combinations initiated after June 30, 2001. In addition, SFAS No. 141 addresses the accounting for intangible assets and goodwill acquired in business combinations completed after June 30, 2001. The Company adopted SFAS No. 141, as required, on July 1, 2001 with no material impact on its financial statements.

In June 2001, the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets” (hereinafter “SFAS No. 142”), which revises the accounting for purchased goodwill and other intangible assets. Under SFAS No. 142, goodwill and other intangible assets with indefinite lives will no longer be systematically amortized into operating results. Instead, each of these assets will be tested, in the absence of an indicator of possible impairment, at least annually, and upon an indicator of possible impairment, immediately. The Company adopted SFAS No. 142, as required, on January 1, 2002 with no material impact on its financial statements (unaudited).

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets” (hereinafter “SFAS No. 144”). SFAS No. 144 was issued to resolve certain implementation issues that had arisen under SFAS No. 121. Under SFAS No. 144, a single uniform accounting model is required to be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and certain additional disclosures are required. The Company adopted SFAS No. 144, as required, on January 1, 2002 with no material impact on its financial statements (unaudited).

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (hereinafter “SFAS No. 145”). SFAS No. 145 updates, clarifies and simplifies existing accounting pronouncements, by rescinding SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in Accounting Principles Board Opinion No. 30 will now be used to classify those gains and losses. Additionally, SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. Finally, SFAS No. 145 also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. The Company adopted the provisions of SFAS No. 145 that amended SFAS No. 13, as required, on May 15, 2002 for transactions occurring after such date with no material impact on its financial statements. The Company’s management currently does not expect that the adoption of the remaining provisions of SFAS No. 145, as required, on January 1, 2003 will have a material impact on its financial statements (unaudited).

9

BEAR CREEK MINING COMPANY
(a exploration stage company)

NOTES TO FINANCIAL STATEMENTS (U.S. Funds)(continued)

Note 2
Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Standards Not Yet Adopted (unaudited)

In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations” (hereinafter “SFAS No. 143”). SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related obligation for its recorded amount or incurs a gain or loss upon settlement. The Company’s management currently does not expect that the adoption of SFAS No. 143, as required, on January 1, 2003 will have a material impact on its financial statements.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (hereinafter “SFAS No. 146”). SFAS No. 146 was issued to address the financial accounting and reporting for costs associated with exit or disposal activities, unless specifically excluded. SFAS No. 146 requires that a liability for a cost associated with a covered exit or disposal activity be recognized and measured initially at its fair value in the period in which the liability is incurred, except for a liability for one-time termination benefits that is incurred over time. If employees are not required to render service until they are terminated in order to receive the one-time termination benefits or if employees will not be retained to render service beyond the minimum retention period (as dictated by existing law, statute or contract, or in the absence thereof, 60 days), a liability for the termination benefits shall be recognized and measured at its fair value at the communication date. If employees are required to render service until they are terminated in order to receive the one-time termination benefits and will be retained to render service beyond the minimum retention period, a liability for the termination benefits shall be measured initially at the communication date based on the fair value of the liability as of the termination date. The liability shall be recognized ratably over the future service period. SFAS No. 146 also dictates that a liability for costs to terminate an operating lease or other contract before the end of its term shall be recognized and measured at its fair value when the entity terminates the contract in accordance with the contract terms. A liability for costs that will continue to be incurred under a contract for its remaining term without economic benefit to the entity is to be recognized and measured at its fair value when the entity ceases using the right conveyed by the contract. SFAS No. 146 further dictates that a liability for other covered costs associated with an exit or disposal activity be recognized and measured at its fair value in the period in which the liability is incurred. The Company’s management currently does not expect that the adoption of SFAS No. 146, as required, on January 1, 2003 will have a material impact on its financial statements.

Note 3
Related Party Receivables (unaudited)

At September 30, 2002, the Company had a non-interest bearing, due on demand receivable from PeruEx.

Note 4
Related Party Loan Receivable and Notes Payable (unaudited)

On July 25, 2002, the Company procured $500,000 in funding for PeruEx from a consortium of lenders comprised of Company shareholders (accounting for approximately $19,000), PeruEx limited partners (accounting for approximately $260,000), and unrelated individuals and entities. The Company’s related receivable from PeruEx and corresponding notes payable to the consortium accrue interest at LIBOR (1.813% at September 30, 2002) with all principal and accrued interest becoming due twelve months after the earlier of (i) the date on which the EVE transaction is completed or (ii) the date on which the EVE transaction is terminated (See Note 8).

10

BEAR CREEK MINING COMPANY
(a exploration stage company)

NOTES TO FINANCIAL STATEMENTS (U.S. Funds)(continued)

Note 5
Investments in PeruEx and BCSP

As discussed in Note 1, the Company is the sole general partner of PeruEx. Therefore, the Company is deemed to have the ability to exercise significant influence over the operating and financial policies of PeruEx and BCSP. As such, the Company is required to collectively account for PeruEx and BCSP under the equity method of accounting. However, as the Company has not had, and continues not to have, any investment basis in PeruEx and BCSP, the Company has not recognized its proportionate share of PeruEx and BCSP’s combined losses to date.

The following is a summary of PeruEx and BCSP’s combined financial position at September 30, 2002 and December 31, 2001, and combined results of operations for the fiscal nine months ended September 30, 2002 and fiscal year ended December 31, 2001:

	September 30,	December 31,
	2002	2001

	(Unaudited)
Current assets	$213,125	$452,686
Property and equipment	38,922	45,633

Total assets	$252,047	$498,319

Current liabilities	$139,983	$25,652
Related party loan payable and accrued interest	501,900	—
Partners’ (deficit) capital	(389,836)	472,667

Total liabilities and partners’ capital	$252,047	$498,319

Loss	$(862,503)	$(1,018,597)

Note 6
Related Party Payables (unaudited)

At September 30, 2002, the Company had non-interest bearing, due on demand payables to PeruEx.

Note 7
Deposit Payable (unaudited)

At September 30, 2002, the Company had a non-interest bearing refundable deposit to EVEolution Ventures, Inc. (“EVE”) (see Note 8). As the Company, in turn, loaned the deposit to PeruEx (see Note 4), EVE has a security interest in all the assets of the Company, PeruEx and BCSP.

11

BEAR CREEK MINING COMPANY
(a exploration stage company)

NOTES TO FINANCIAL STATEMENTS (U.S. Funds)(continued)

Note 8
Acquisition Agreement (unaudited)

In May 2002, PeruEx, including BCSP, and the Company executed agreements with EVEolution Ventures, Inc, (hereinafter “EVE”), a Canadian public shell corporation, whereby, subject to certain closing conditions and EVE completing a public offering for $5,500,000 in gross proceeds (hereinafter “the Offering”), PeruEx, BCSP and the Company will merge and acquire EVE in a reverse acquisition (hereinafter “EVE Transaction”).

The EVE Transaction, if completed, would legally consist of the following series of sequential events:

•	EVE will issue to EVEolution Ventures (USA), Inc. (hereinafter “EVE USA”), a newly-formed, wholly-owned subsidiary incorporated in the State of Arizona, 8,600,000 common shares (hereinafter “the Transaction Shares”) in exchange for an equal number of shares in the common stock of EVE USA.

•	Pursuant to a Securities Exchange Agreement among the Company, PeruEx, and PeruEx’s limited partners, the Company will issue shares of its common stock to PeruEx’s limited partners in exchange for all of their limited partner interests (hereinafter, the Company’s shareholders, including the former limited partners of PeruEx, are referred to as the “the Partnership Security Holders”). As a result, PeruEx will be merged into the Company and cease to exist as a separate legal entity as a matter of law.

•	Pursuant to a Merger Agreement and a Representation Agreement among the Company, EVE, EVE USA, and the Partnership Security Holders,

•	(i) EVE USA will issue the Transaction Shares to the Partnership Security Holders in proportion to their shareholdings in the Company; and

•	(ii) EVE’s Escrowed Shareholders will transfer 2,400,000 of their 3,000,000 escrowed common shares (“the Transfer Shares”) to the Partnership Security Holders.

Collectively, the Transaction Shares and Transfer Shares constitute the Merger Consideration Shares. As a result of the foregoing, (i) BCMC will be merged into EVE USA and BCMC will cease to exist as a separate legal entity and (ii) the only remaining legal entities will be EVE and its wholly-owned subsidiary, EVE USA.

However, as the Partnership Security Holders would own in excess of 50% of the outstanding common shares of EVE, prior to the Offering, the acquisition would be accounted for as a reverse acquisition with the Partnership Security Holders being identified as the acquirer for accounting purposes. Under the purchase method of accounting, the Transaction Consideration Shares would be recorded at the fair value of the net assets of EVE which has been determined to be the net book value of EVE. The consolidated financial statements of the combined entity would be issued under the name of the legal parent, being EVE, although, they would be, in substance, a continuation of the combined historical financial statements of PeruEx, BCSP and the Company.

12

BEAR CREEK MINING COMPANY
(a exploration stage company)

NOTES TO FINANCIAL STATEMENTS (U.S. Funds)(continued)

Note 8
Acquisition Agreement (unaudited) (continued)

Pursuant to the executed agreements, the Company would become obligated to pay EVE a break-up fee upon the occurrence of either of the following:

(i)	The Company’s entering into a transaction involving either the securities or substantially all of the assets of PeruEx or the Company which excludes EVE and is completed on or before December 31, 2003 (“a Non-EVE Transaction”), or

(ii)	The announcement of a Non-EVE Transaction, the effect of which transaction would (a) preclude EVE from completing the EVE Transaction or (b) make it highly imprudent for EVE to proceed with the EVE Transaction.

The break-up fee would consist of (i) reimbursing EVE in cash for all expenses incurred by it in connection with the proposed EVE Transaction and Offering and (ii) remitting to EVE ten percent of the consideration to be received by the Company or PeruEx in a Non-EVE Transaction.

Note 9
Stockholders’ Equity

Effective September 18, 2002, the Company’s shareholders unanimously approved an amendment to the Articles of Incorporation, changing the Company’s authorized common stock from 100,000 shares with a $1 par value, to 10,000,000 shares with no par value.

Note 10
Subsequent Event

With reference to Note 4, the Company borrowed, subsequent to September 30, 2002, an additional $150,000 with the same interest and repayment terms from certain members of the original consortium (including $120,000 from a shareholder of the Company).

Note 11
Interim Financial Statements Adjustments (unaudited)

The financial information given in the accompanying unaudited interim financial statements reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods reported. All such adjustments are of a normal recurring nature.

13

PERU EXPLORATION VENTURE LLLP
(a exploration stage partnership)

and

BEAR CREEK MINING COMPANY — SUCURSAL DEL PERU
(an assigned exploration stage division)

COMBINED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of Peru Exploration Venture LLLP (a exploration stage partnership)

We have audited the accompanying combined balance sheet of Peru Exploration Venture LLLP (a exploration stage partnership and an Arizona limited liability limited partnership) and Bear Creek Mining Company — Sucursal del Peru (an assigned exploration stage division formally registered by public deed in the Republic of Peru), (hereinafter collectively referred to as the “Partnership”) as of December 31, 2001, and the related combined statements of operations and partners’ capital, and cash flows, for the fiscal year then ended, and for the fiscal period from June 22, 2000, the date of Peru Exploration Venture LLLP’s inception, through December 31, 2000. These combined financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We did not audit the financial statements of Bear Creek Mining Company - Sucursal del Peru, all the assets, liabilities and expenses of which have been included in the Partnership’s combined financial statements pursuant to a general assignment agreement (see Note 1). The financial statements of Bear Creek Mining Company — Sucursal del Peru reflect total assets of $51,434 as of December 31, 2001, and a loss of $651,912 for the fiscal year then ended, and a loss of $208,609 for the fiscal period from August 11, 2000, the date of its inception, through December 31, 2000. The financial statements of Bear Creek Mining Company — Sucursal del Peru were audited by other auditors whose report has been furnished to us, and our opinion insofar as it relates to the amounts included for Bear Creek Mining Company — Sucursal del Peru is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Peru Exploration Venture LLLP (a exploration stage partnership) and Bear Creek Mining Company — Sucursal del Peru (an assigned exploration stage division) as of December 31, 2001, and the combined results of their operations and cash flows for the fiscal year then ended, and for the fiscal period from June 22, 2000, the date of Peru Exploration Venture LLLP’s inception, through December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ Semple & Cooper, LLP
Certified Public Accountants

Phoenix, Arizona
September 5, 2002

PERU EXPLORATION VENTURE LLLP (a exploration stage partnership)

and

BEAR CREEK MINING COMPANY — SUCURSAL DEL PERU (a exploration stage division)

COMBINED BALANCE SHEETS (U.S. Funds)

ASSETS

	September 30,	December 31,
	2002	2001

	(Unaudited)
Current Assets:
Cash and cash equivalents (Note 2)	$190,198	$447,518
Receivables — non-trade (Note 3)	1,947	—
Related party receivables (Note 4)	7,768	1,750
Prepaid expenses	13,212	3,418

Total Current Assets	213,125	452,686
Property and equipment, net (Notes 2 and 5)	38,922	45,633

Total Assets	$252,047	$498,319

LIABILITIES AND PARTNERS’ (DEFICIT) CAPITAL
Current Liabilities:
Accounts payable — trade	$7,314	$219
Related party payables (Note 6)	80,659	—
Accrued liabilities	52,010	25,433

Total Current Liabilities	139,983	25,652
Long-Term Liabilities:
Related party loan payable (Note 7)	500,000	—
Related party accrued interest (Note 7)	1,900	—

Total Liabilities	641,883	—

Commitments and Contingencies: (Note 8)	—	—
Partners’ (Deficit) Capital	(389,836)	472,667

Total Liabilities and Partners’ (Deficit) Capital	$252,047	$498,319

The accompanying notes are an integral part of these combined financial statements.

2

PERU EXPLORATION VENTURE LLLP (a exploration stage partnership)

and

BEAR CREEK MINING COMPANY — SUCURSAL DEL PERU (a exploration stage division)

COMBINED STATEMENTS OF OPERATIONS AND PARTNERS’ CAPITAL (U.S. Funds)

	For The	For The
	Nine Month	Nine Month	For The	Inception	Inception
	Period Ended	Period Ended	Year Ended	Through	Through
	September 30,	September 30,	December 31,	December 31,	September 30,
	2002	2001	2001	2000	2002

	(Unaudited)	(Unaudited)			(Unaudited)
Operating Expenses:
General and administrative	$351,438	$255,977	$255,128	$146,509	$753,075
Exploration	510,805	618,292	772,082	274,590	1,557,477

Loss from Operations	(862,243)	(874,269)	(1,027,210)	(421,099)	(2,310,552)

Other Income (Expense):
Interest income	1,640	7,677	8,502	7,363	17,505
Interest expense	(1,900)	—	—	—	(1,900)
Other	—	—	111	—	111

	(260)	7,677	8,613	7,363	15,716

Loss	(862,503)	(866,592)	(1,018,597)	(413,736)	(2,294,836)
Partners’ Capital, beginning	472,667	541,264	541,264	—	—
Contributions	—	475,000	950,000	955,000	1,905,000

Partners’ (Deficit) Capital, ending	$(389,836)	$149,672	$472,667	$541,264	$(389,836)

The accompanying notes are an integral part of these combined financial statements.

3

PERU EXPLORATION VENTURE LLLP (a exploration stage partnership)

and

BEAR CREEK MINING COMPANY — SUCURSAL DEL PERU (a exploration stage division)

COMBINED STATEMENTS OF CASH FLOWS (U.S. Funds)

	For The	For The
	Nine Month	Nine Month	For The	Inception	Inception
	Period Ended	Period Ended	Year Ended	Through	Through
	September 30,	September 30,	December 31,	December 31,	September 30,
	2002	2001	2001	2000	2002

	(Unaudited)	(Unaudited)			(Unaudited)
Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Loss	$(862,503)	$(866,592)	$(1,018,597)	$(413,736)	$(2,294,836)
Adjustments to reconcile loss to net cash used by operating activities:
Depreciation	7,770	2,671	10,872	2,795	21,437
Net changes in assets and liabilities:
Receivables — non-trade	(1,947)	—	—	—	(1,947)
Related party receivables	(6,018)	21,294	27,801	(29,551)	(7,768)
Prepaid expenses	(9,794)	(1,244)	(3,394)	(24)	(13,212)
Accounts payable — trade	7,095	(496)	219	—	7,314
Related party payables	80,659	—	—	—	80,659
Accrued liabilities	26,577	5,471	21,495	3,938	52,010
Increase in related party accrued interest payable	1,900	—	—	—	1,900

Net cash used by operating activities	(756,261)	(838,896)	(961,604)	(436,578)	(2,154,443)

The accompanying notes are an integral part of these combined financial statements.

4

PERU EXPLORATION VENTURE LLLP (a exploration stage partnership)

and

BEAR CREEK MINING COMPANY — SUCURSAL DEL PERU (a exploration stage division)

COMBINED STATEMENTS OF CASH FLOWS (U. S. Funds)(Continued)

	For The	For The
	Nine Month	Nine Month	For The	Inception	Inception
	Period Ended	Period Ended	Year Ended	Through	Through
	September 30,	September 30,	December 31,	December 31,	September 30,
	2002	2001	2001	2000	2002

	(Unaudited)	(Unaudited)			(Unaudited)
Cash flows from investing activities:
Purchase of property and equipment	(1,059)	(5,250)	(4,980)	(54,320)	(60,359)

Net cash used by investing activities	(1,059)	(5,250)	(4,980)	(54,320)	(60,359)

Cash flows from financing activities:
Related party loan payable	500,000	—	—	—	500,000
Partner contributions	—	475,000	950,000	955,000	1,905,000

Net cash provided by financing activities	500,000	475,000	950,000	955,000	2,405,000

Net (decrease) increase in cash and cash equivalents	(257,320)	(369,146)	(16,584)	464,102	190,198
Cash and cash equivalents at beginning of period	447,518	464,102	464,102	—	—

Cash and cash equivalents at end of period	$190,198	$94,956	$447,518	$464,102	$190,198

Supplemental Disclosure of Cash Flow Information:

None

The accompanying notes are an integral part of these combined financial statements.

5

PERU EXPLORATION VENTURE LLLP (a exploration stage partnership) and

BEAR CREEK MINING COMPANY — SUCURSAL DEL PERU (a exploration stage division)

NOTES TO COMBINED FINANCIAL STATEMENTS (U.S. Funds)

Note 1
Nature of Operations, Organizational Structure and Combined Financial Presentation

Peru Exploration Venture LLLP (hereinafter “PeruEx”) was formed on June 22, 2000 and subsequently registered on September 19, 2000 in the State of Arizona as a limited liability limited partnership. Bear Creek Mining Company (hereinafter “BCMC”), an Arizona
S-corporation, is the sole general partner of PeruEx.

PeruEx’s business has been, and continues to be, to identify, acquire or lease rights to, and explore mineral properties located primarily in the Republic of Peru (hereinafter “Peru”), with the objective of identifying mineralized deposits economically worthy of subsequent exploration, mining and sale. However, as Peru does not legally recognize PeruEx’s limited liability limited partnership form, PeruEx executed an agreement with BCMC titled General Assignment of Rights to Exploration Venture (hereinafter “the General Assignment”). The General Assignment, as amended, sets forth the following:

•	BCMC, as the sole General Partner of the Limited Partnership, has heretofore conducted, and shall hereinafter conduct, exploration operations, and has acquired, and shall hereinafter acquire, interest in mineral properties in Peru, all for, and on behalf of, PeruEx, and

•	BCMC, in order to conduct such operations and acquisitions, established a division in Peru [named Bear Creek Mining Company — Sucursal del Peru (hereinafter “BCSP”)] to enable it to conduct in the name of BCMC [or BCSP] such operations and acquisitions which, although conducted in the name of BCMC [or BCSP], have been, and shall hereinafter be, for the account of, and at the expense of, PeruEx, all pursuant to an agreement between BCMC and PeruEx.

The effect of the General Assignment, as amended, was to legally transfer control of BCSP from BCMC to PeruEx. Accordingly, all assets, liabilities and expenses of BCSP have been included with that of PeruEx to present these combined financial statements. Both PeruEx and BCSP (hereinafter collectively referred to as the “Partnership”) continue to constitute exploration stage entities with no revenues to date. All inter-Partnership transactions and accounts have been eliminated in combination.

Note 2
Summary of Significant Accounting Policies

Fiscal Periods

PeruEx and BCSP both have fiscal years which end on December 31st.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Partnership’s historical combined results as well as management’s future expectations. The Partnership’s actual combined results could vary materially from management’s estimates and assumptions.

6

PERU EXPLORATION VENTURE LLLP (a exploration stage partnership) and

BEAR CREEK MINING COMPANY — SUCURSAL DEL PERU (a exploration stage division)

NOTES TO COMBINED FINANCIAL STATEMENTS (U.S. Funds) (continued)

Note 2
Summary of Significant Accounting Policies (continued)

Interim Financial Information

The interim financial information for the nine month period ended September 30, 2002 is unaudited. In the opinion of management, such statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair representation of the results of the interim period. The results of operations for the nine month period ended September 30, 2002 are not necessarily indicative of the results for the entire year.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid debt instruments purchased with an initial maturity of three months or less.

Property and Equipment

Property and equipment, including any major additions and improvements, are recorded at cost. Minor additions and improvements, as well as maintenance and repairs, which do not materially extend the useful life of property or equipment are charged to operations as incurred. The net book value of property or equipment sold or retired is removed from the asset and related accumulated depreciation accounts with any resulting gain or loss included in results of operations.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives for property and equipment range from five to ten years.

Management periodically reviews all of the Partnership’s property and equipment for the presence of impairment indicators that would suggest that the carrying amount of one or more assets may not be recoverable. When it is determined that an asset has in fact become impaired, that asset’s carrying value is immediately reduced to its net realizable value with the resulting write-down immediately recognized in results of operations.

Reclamation and Remediation Costs

The Partnership’s operations are subject to the minimum mine reclamation and environmental remediation standards of Peruvian governmental agencies. Although no accruals have yet been required due to the early exploratory stages of the Partnership’s leased mineral properties, the Partnership will prospectively accrue, on an undiscounted basis, management’s best estimate of any future costs that become probable of incurrence, provided that such costs are reasonably estimatable.

Income Taxes

PeruEx, being a limited liability limited partnership, and BCSP, being a division of an S-corporation, are not taxable entities although they do jointly report to the US Internal Revenue Service. Instead, PeruEx’s individual partners are allocated pro rata any income, loss or tax credits of the Partnership and assume any associated income tax obligation or benefit. Any future earnings directly attributable to BCSP will be subject to taxation by Peruvian taxing authorities.

7

PERU EXPLORATION VENTURE LLLP (a exploration stage partnership) and

BEAR CREEK MINING COMPANY — SUCURSAL DEL PERU (a exploration stage division)

NOTES TO COMBINED FINANCIAL STATEMENTS (U.S. Funds)(continued)

Note 2
Summary of Significant Accounting Policies (continued)

Exploration Costs

Exploration costs are expensed as incurred as all the Partnership’s leased mineral properties remain in the early exploratory stage with any probable or proven mineral reserves yet to be established. If and when the Partnership’s management determines that economically extractable proven or probable mineral reserves have been established, the subsequent costs incurred to develop such property, including costs to further delineate the ore body and remove over burden to initially expose the ore body, will be capitalized.

Foreign Currency Translation

The Partnership operates in Peru through BCSP. BCSP’s functional currency is the U.S. dollar. Accordingly, the Partnership translates BCSP’s (i) asset and liability accounts at the fiscal period end exchange rate, (ii) equity accounts at historical rates, and (iii) income and expenses at an appropriately weighted average exchange rate for the fiscal period. Translation adjustments are reflected in partners’ (deficit) capital and transaction gains and losses are reflected in the results of operations for the fiscal period.

Fair Value of Financial Instruments

The carrying values of the Partnership’s financial instruments, consisting of its cash and cash equivalents, receivables — non-trade, related party receivables, accounts payable — trade, accrued liabilities and related party payables, materially approximated their respective fair values at each balance sheet date due to the immediate or short-term maturity of these financial instruments.

Concentrations of Credit Risk

The Partnership’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents, receivables — non-trade and related party receivables. The Partnership places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Partnership’s management also routinely assesses the financial strength and credit worthiness of any parties to which it extends loans and advances, and as such, it believes that any associated credit risk exposures are limited.

Derivative Financial Instruments

The Partnership was not a party to any derivative financial instruments during any of the reported fiscal periods.

Segment Reporting

The Partnership’s chief operating decision maker, being the President of BCMC, allocates resources to, and assesses the performance of, the Partnership’s business. He currently manages the Partnership’s business, assesses its performance, and allocates its resources as a single operating segment.

8

PERU EXPLORATION VENTURE LLLP (a exploration stage partnership) and

BEAR CREEK MINING COMPANY — SUCURSAL DEL PERU (a exploration stage division)

NOTES TO COMBINED FINANCIAL STATEMENTS (U.S. Funds)(continued)

Note 2
Summary of Significant Accounting Policies (continued)

Recently Adopted Accounting Standards

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations” (hereinafter “SFAS No. 141”). SFAS No. 141 mandates the purchase method of accounting for all business combinations initiated after June 30, 2001. In addition, SFAS No. 141 addresses the accounting for intangible assets and goodwill acquired in business combinations completed after June 30, 2001. The Partnership adopted SFAS No. 141, as required, on July 1, 2001 with no material impact on its combined financial statements.

In June 2001, the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets” (hereinafter “SFAS No. 142”), which revises the accounting for purchased goodwill and other intangible assets. Under SFAS No. 142, goodwill and other intangible assets with indefinite lives will no longer be systematically amortized into operating results. Instead, each of these assets will be tested, in the absence of an indicator of possible impairment, at least annually, and upon an indicator of possible impairment, immediately. The Partnership adopted SFAS No. 142, as required, on January 1, 2002 with no material impact on its combined financial statements (unaudited).

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets” (hereinafter “SFAS No. 144”). SFAS No. 144 was issued to resolve certain implementation issues that had arisen under SFAS No. 121. Under SFAS No. 144, a single uniform accounting model is required to be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and certain additional disclosures are required. The Partnership adopted SFAS No. 144, as required, on January 1, 2002 with no material impact on its combined financial statements (unaudited).

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (hereinafter “SFAS No. 145”). SFAS No. 145 updates, clarifies and simplifies existing accounting pronouncements, by rescinding SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in Accounting Principles Board Opinion No. 30 will now be used to classify those gains and losses. Additionally, SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. Finally, SFAS No. 145 also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. The Partnership adopted the provisions of SFAS No. 145 that amended SFAS No. 13, as required, on May 15, 2002 for transactions occurring after such date with no material impact on its combined financial statements. The Partnership’s management currently does not expect that the adoption of the remaining provisions of SFAS No. 145, as required, on January 1, 2003 will have a material impact on its combined financial statements (unaudited).

Recently Issued Accounting Standards Not Yet Adopted (unaudited)

In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations” (hereinafter “SFAS No. 143”). SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related obligation for its recorded amount or incurs a gain or loss upon settlement. The Partnership’s management currently does not expect that the adoption of SFAS No. 143, as required, on January 1, 2003 will have a material impact on its combined financial statements.

9

PERU EXPLORATION VENTURE LLLP (a exploration stage partnership) and

BEAR CREEK MINING COMPANY — SUCURSAL DEL PERU (a exploration stage division)

NOTES TO COMBINED FINANCIAL STATEMENTS (U.S. Funds)(continued)

Note 2
Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Standards Not Yet Adopted (continued) (unaudited)

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (hereinafter “SFAS No. 146”). SFAS No. 146 was issued to address the financial accounting and reporting for costs associated with exit or disposal activities, unless specifically excluded. SFAS No. 146 requires that a liability for a cost associated with a covered exit or disposal activity be recognized and measured initially at its fair value in the period in which the liability is incurred, except for a liability for one-time termination benefits that is incurred over time. If employees are not required to render service until they are terminated in order to receive the one-time termination benefits or if employees will not be retained to render service beyond the minimum retention period (as dictated by existing law, statute or contract, or in the absence thereof, 60 days), a liability for the termination benefits shall be recognized and measured at its fair value at the communication date. If employees are required to render service until they are terminated in order to receive the one-time termination benefits and will be retained to render service beyond the minimum retention period, a liability for the termination benefits shall be measured initially at the communication date based on the fair value of the liability as of the termination date. The liability shall be recognized ratably over the future service period. SFAS No. 146 also dictates that a liability for costs to terminate an operating lease or other contract before the end of its term shall be recognized and measured at its fair value when the entity terminates the contract in accordance with the contract terms. A liability for costs that will continue to be incurred under a contract for its remaining term without economic benefit to the entity is to be recognized and measured at its fair value when the entity ceases using the right conveyed by the contract. SFAS No. 146 further dictates that a liability for other covered costs associated with an exit or disposal activity be recognized and measured at its fair value in the period in which the liability is incurred. The Partnership’s management currently does not expect that the adoption of SFAS No. 146, as required, on January 1, 2003 will have a material impact on its combined financial statements.

Note 3
Receivables — non-trade (unaudited)

At September 30, 2002, the Partnership had non-interest bearing, due on demand, non-trade receivables from third parties.

Note 4
Related Party Receivables

At December 31, 2001, the Partnership had non-interest bearing, due on demand receivables from employees. At September 30, 2002, the Partnership had non-interest bearing, due on demand receivables from BCMC (unaudited).

10

PERU EXPLORATION VENTURE LLLP (a exploration stage partnership) and

BEAR CREEK MINING COMPANY — SUCURSAL DEL PERU (a exploration stage division)

NOTES TO COMBINED FINANCIAL STATEMENTS (U.S. Funds)(continued)

Note 5
Property and Equipment

At September 30, 2002 and December 31, 2001, property and equipment consisted of the following:

	September 30,	December 31,
	2002	2001

	(Unaudited)
Furniture and fixtures	$6,854	$6,854
Vehicles	45,896	45,896
Equipment	7,609	6,550

	60,359	59,300
Less: accumulated depreciation	(21,437)	(13,667)

	$38,922	$45,633

Note 6
Related Party Payables (unaudited)

At September 30, 2002, the Partnership had a $80,659 non-interest bearing, due on demand payable to BCMC. BCMC, in turn, has a related non-interest, due on demand deposit payable to EVEolution Ventures Inc. (see Note 8), which has a security interest in all the assets of the Partnership and BCMC.

Note 7
Related Party Loan Payable and Accrued Interest (unaudited)

On July 25, 2002, BCMC loaned $500,000 to the Partnership for its operations. The loan accrues interest at LIBOR (1.813% as of September 30, 2002) with principal and accrued interest payable twelve months after the earlier of (i) the date on which the EVE Transaction is completed or (ii) the date on which the EVE Transaction is terminated (see Note 9).

Note 8
Commitments and Contingencies

Operating Lease

BCSP has a non-cancelable operating lease agreement for the rental of office space in Peru pursuant to which the Partnership incurred aggregate rent of $11,450 for the fiscal period ended December 31, 2000 and $16,968 for the fiscal year ended December 31, 2001. Aggregate rent expense of $12,000 was incurred for the nine months ended September 30, 2002 (unaudited).

On July 17, 2002, the above lease was superceded by a non-cancelable one year lease with rental payments of $1,200 per month. Future minimum rental payments through July 17, 2003 are $10,800 (unaudited). Such lease is renewable after one year at the option of BCSP (unaudited).

11

PERU EXPLORATION VENTURE LLLP (a exploration stage partnership) and

BEAR CREEK MINING COMPANY — SUCURSAL DEL PERU (a exploration stage division)

NOTES TO COMBINED FINANCIAL STATEMENTS (U.S. Funds)(continued)

Note 8
Commitments and Contingencies (continued)

Option to Purchase and Lease Agreements (unaudited)

BCSP has entered into, on behalf of the Partnership, several option to purchase and lease agreements with respect to mineral properties located in Peru, as summarized below:

			Single	Purchase
	Commencement	Option and	Lease	Option
Property	Date	Lease Term	Payment	Price

Santa Rosa	March 15, 2002	48 months	$2,000	$900,000
Lomo de Camello — Carola/Paraiso	January 17, 2002	36 months	1,000	610,000
Lomo de Camello — Pechereque	June 3, 2002	36 months	4,500	250,000
Estrella	July 22, 2002	48 months	300	3,000,000

				$4,760,000

Each unexercised purchase option requires that BCSP make, on the Partnership’s behalf, deposits in varying amounts at scheduled dates. Any failure to make a scheduled deposit is an act of default, which if not remedied, allows the applicable property title holder to terminate the agreement in its entirety and retain any previously made deposits. Should BCSP, on the Partnership’s behalf and at its instruction, exercise a purchase option, any previously made deposits will be applied against the purchase price. Should BCSP, on the Partnership’s behalf and upon its instruction, terminate any of the purchase option agreements, as is allowed, any previously made deposits will be forfeited. Under the terms of the Estrella agreement, should BCSP, on the Partnership’s behalf and upon its instruction, terminate the agreement within its first twelve months, BCSP, and as a result, the Partnership, will be required to pay the property title holder either of the following: (i) $5,000 for each month remaining to complete the first six months, if the termination takes place during the first six months or (ii) $7,500 for each month remaining to complete the second six months, if the termination takes place during the second six months.

PeruEx has entered into a term sheet dated May 29, 2002 with Minera del Suroeste S.A.C. (a subsidiary of Southwestern Resources Corp.) to earn a 50% interest and management control of the Ataspaca Project, a 600 hectare claim named “Brisa 1” in the department of Tacna, Southern Peru. The term sheet provides that the parties will enter into a formal agreement. PeruEx will earn an undivided 50% interest in the project on expending $50,000 in exploration expenditures by May 29, 2003. As of January 13, 2003, PeruEx has not made any expenditures on the Ataspaca Project.

PeruEx has entered into a letter of intent dated July 31, 2002 (the “La Pampa LOI”) to acquire the exclusive right to earn a 51% interest in the La Pampa Property (La Pampa uno Codigo 01-00168-99; La Pampa dos 01-00191-99) in the Department of Lamabayeque, Peru (the “La Pampa Property”), the mineral rights to which are held by Minera Solitario Peru S.A.C. (“MSP”). MSP is a wholly owned subsidiary of Solitario Resources Corporation (“Solitario”) of Denver, Colorado. Pursuant to the La Pampa LOI, PeruEx has the option to acquire an interest in the La Pampa Property by way of the acquisition of a shareholder’s interest in a new corporate entity to be formed under the laws of Peru (“Newco”) and which shall hold as its sole assets the La Pampa Property and its initial capital. MSP and PeruEx may enter into an Operating Agreement at such time as PeruEx deems appropriate which provides for the terms under which PeruEx shall conduct exploration during the option period and under which MSP and PeruEx may jointly invest in the property through Newco after PeruEx has vested its interest in Newco.

12

PERU EXPLORATION VENTURE LLLP (a exploration stage partnership) and

BEAR CREEK MINING COMPANY — SUCURSAL DEL PERU (a exploration stage division)

NOTES TO COMBINED FINANCIAL STATEMENTS (U.S. Funds)(continued)

Note 8
Commitments and Contingencies (continued)

In order to acquire a 51% interest in Newco, PeruEx must undertake $4.5M of exploration expenditures over a five-year period with respect to the La Pampa Property. PeruEx is not obligated to make the foregoing commitments unless it wishes to acquire the interest in the La Pampa Property. PeruEx will require a satisfactory title opinion to the property before making any investment. However, under the La Pampa LOI, PeruEx is obligated to complete at least 1000 meters of exploration drilling by July 31, 2003, subject to PeruEx acquiring surface rights to perform exploration from the title holder(s) of the La Pampa Property under favorable terms and within a reasonable time frame.

PeruEx may elect to increase its corporate interest in Newco to 65% by committing to complete a bankable feasibility study within two years of its election to exercise the option. If a party’s interest in Newco is diluted to 10%, such party’s interest shall revert to a 2.5% Net Smelter Return. As of January 13, 2003, PeruEx has not made any exploration expenditures, nor has it completed any of the exploration drilling required to earn its interest in La Pampa.

As of September 30, 2002, BCSP had made, on the Partnership’s behalf, $159,000 (unaudited) of required deposits. The balance of required deposits at September 30, 2002 is scheduled below:

Year Ended
December 31,	Amount

2002	$30,000
2003	360,000
2004	700,000
2005	600,000

$1,690,000

Finders Fee Agreements (unaudited)

The Santa Rosa and Lomo de Camello properties were brought to the attention of BCSP by two individuals pursuant to related finder’s fee agreements dated December 10, 2001 and November 8, 2001, respectively. Under each of these agreements, BCSP is obligated to compensate these individuals the lesser of (i) an initial $10,000 fee, which fees have been paid, plus 10% of the direct exploration expenditures on the included properties, subject to a guaranteed minimum payment in any 12-month period of $20,000, or (ii) $500,000.

Note 9
Acquisition Agreement (unaudited)

In May 2002, the Partnership and BCMC executed agreements with EVEolution Ventures Inc, (hereinafter “EVE”), a Canadian public shell corporation, whereby, subject to certain closing conditions and EVE completing a public offering for $5,500,000 in gross proceeds (hereinafter “the Offering”), the Partnership and BCMC will merge and acquire EVE in a reverse acquisition (hereinafter “the EVE Transaction”).

13

PERU EXPLORATION VENTURE LLLP (a exploration stage partnership) and

BEAR CREEK MINING COMPANY — SUCURSAL DEL PERU (a exploration stage division)

NOTES TO COMBINED FINANCIAL STATEMENTS (U.S. Funds)(continued)

Note 9
Acquisition Agreement (unaudited) (continued)

The EVE Transaction, if completed, would legally consist of the following series of sequential events:

•	EVE will issue to EVEolution Ventures (USA) Inc. (hereinafter “EVE USA”), a newly-formed, wholly-owned subsidiary incorporated in the State of Arizona, 8,600,000 common shares (hereinafter “the Transaction Shares”) in exchange for an equal number of shares in the common stock of EVE USA.

•	Pursuant to a Securities Exchange Agreement among the Partnership, its limited partners and BCMC, BCMC will issue shares of its common stock to the Partnership’s limited partners in exchange for all of their limited partner interests (hereinafter, BCMC’s shareholders, including the Partnership’s former limited partners, are referred to as “the Partnership Security Holders”). As a result, the Partnership will be merged into BCMC and the Partnership will cease to exist as a separate legal entity as a matter of law.

•	Pursuant to a Merger Agreement and a Representation Agreement among BCMC, EVE, EVE USA, and the Partnership Security Holders,

•	(i) EVE USA will issue the Transaction Shares to the Partnership Security Holders in proportion to their shareholdings in BCMC; and

•	(ii) EVE’s Escrowed Shareholders will transfer 2,400,000 of their 3,000,000 escrowed common shares (hereinafter “the Transfer Shares”) to the Partnership Security Holders.

Collectively, the Transaction Shares and Transfer Shares constitute the Merger Consideration Shares. As a result of the foregoing, (i) BCMC will be merged into EVE USA and BCMC will cease to exist as a separate legal entity and (ii) the only remaining legal entities will be EVE and its wholly-owned subsidiary, EVE USA. Prior to the offering, BCMC shareholders and former limited partners of the Partnership will have no interest (0%) in EVE USA, EVE, or Bear Creek Mining Corporation. Note that on November 14, 2002, EVE reincorporated and changed its name to Bear Creek Mining Corporation, which will be the surviving entity following the offering.

However, as the Partnership Security Holders would own in excess of 50% of the outstanding common shares of EVE, prior to the Offering, the acquisition would be accounted for as a reverse acquisition with the Partnership Security Holders being identified as the acquirer for accounting purposes. Under the purchase method of accounting, the Transaction Shares would be recorded at the fair value of the net assets of EVE which has been determined to be the net book value of EVE. The consolidated financial statements of the combined entity would be issued under the name of the legal parent, being EVE, although, they would be, in substance, a continuation of the combined historical financial statements of the Partnership and BCMC.

Note 10
Interim Financial Statements Adjustments (unaudited)

The financial information given in the accompanying unaudited interim financial statements reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods reported. All such adjustments are of a normal recurring nature.

14

BEAR CREEK MINING CORPORATION

(Formerly EVEolution Ventures Inc.)

(An Exploration Stage Company)

PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS

30 SEPTEMBER 2002

Statement 1

Bear Creek Mining Corporation
(Formerly EVEolution Ventures Inc.)
(An Exploration Stage Company)

Pro Forma Consolidated Balance Sheet
As at 30 September 2002
US Funds
Unaudited

				Pro Forma
				Adjustments
				and		Pro Forma
		Peru	Bear Creek	Eliminating		Consolidated
	EVEolution	Exploration	Mining	Entries		EVEolution Ventures
ASSETS	Ventures Inc.	Venture, LLLP	Company	(Note 3)		Inc.

Current				400,000	c
Cash and cash equivalents	$—	$190,198	$2,106	$4,853,249	d	$5,445,553
Receivables	8,868	1,947	—	—		10,815
Due from a related party	—	7,768	80,659	(88,427)	e	—
Prepaid expenses	12,564	13,212	—	—		25,776

	21,432	213,125	82,765	5,164,822		5,482,144
Related Party Loan Receivable	—	—	500,000	(500,000)	e	—
Related Party Accrued Interest Receivable	—	—	1,900	(1,900)	f	—
Property, Plant and Equipment	3,605	38,922	—	—		42,527
Advances to Bear Creek Mining Company	64,589	—	—	(64,589)	a	—
				(16,070)	a	—
Deferred Acquisition Costs	134,268	—	—	(118,198)	b
Deferred Share Issuance Costs	35,749	—	—	(35,749)	d	—

	$259,643	$252,047	$584,665	$4,428,316		$5,524,671

LIABILITIES
Current
Checks issued in excess of funds on deposit	$2,468	$—	$—	$—		$2,468
Accounts payable and accrued liabilities	78,223	59,324	12,595	—		150,142
Due to related party	—	80,659	7,768	(88,427)	e	—
Due to EVEolution	—	—	64,589	(64,589)	a	—

	80,691	139,983	84,952	(153,016)		152,610

Related Party Loan Payable	—	500,000	—	(500,000)	e	—

Related Party Accrued Interest	—	1,900	—	(1,900)	f	—

Notes Payable	—	—	500,000	(500,000)	c	—

Accrued Interest on Notes Payable	—	—	1,900	(1,900)	c	—

SHAREHOLDERS’ EQUITY (DEFICIENCY)
				(286,430)	b
				60,754	b
				901,900	c
				5,500,000	d
Share Capital (Note 4)	286,430	—	3,500	(682,500)	d	5,783,654
				(16,070)	a
Deficit	(107,478)	(389,836)	(5,687)	107,478	b	(411,593)

	178,952	(389,836)	(2,187)	5,585,132		5,372,061

	$259,643	$252,047	$584,665	$4,428,316		$5,524,671

ON BEHALF OF THE BOARD:

“Catherine McLeod-Seltzer", Director     “Cheryl Wheeler” , Director

- See Accompanying Notes -

Statement 2

Bear Creek Mining Corporation
(Formerly EVEolution Ventures Inc.)

Pro Forma Consolidated Statement of Operations
For the Nine Months Ended 30 September 2002
US Funds
Unaudited

				Pro Forma
				Adjustments
				and		Pro Forma
		Peru	Bear Creek	Eliminating		Consolidated
	EVEolution	Exploration	Mining	Entries		EVEolution Ventures
	Ventures Inc.	Venture, LLLP	Company	(Note 3)		Inc.

General and Administrative Expenses
Accounting and audit	$7,090	$59,236	$12,331	$—		$78,657
Advertising	5,443	—	—	—		5,443
Amortization	610	7,770	—	—		8,380
Consulting fees	1,232	43,508	—	—		44,740
Exploration expense	—	510,805	—	—		510,805
Legal	2,971	64,537	7,363	—		74,871
Listing and filing fees	7,794	—	—	—		7,794
Office and sundry	2,084	26,649	150	—		28,883
Printing fees	878	—	—	—		878
Professional fees	3,428	—	—	—		3,428
Salaries and benefits	—	125,505	—	—		125,505
Travel	2,194	24,233	—	—		26,427
Website maintenance	413	—	—	—		413

Operating Loss	(34,137)	(862,243)	(19,844)	—		(916,224)
Interest expense	—	(1,900)	(1,900)	1,900	c	—
				1,900	f
Interest income	1,919	1,640	1,917	(1,900)	f	3,576
Other income	—	—	16,070	(16,070)	a	—
Transaction acquisition costs	—	—	—	(118,198)	b	(118,198)

Loss for the Period	$(32,218)	$(862,503)	$(3,757)	$(132,368)		$(1,030,846)

Loss per Share
Basic and fully diluted						$(0.04)

Weighted average number of common shares						25,466,666

- See Accompanying Notes -

Statement 3

Bear Creek Mining Corporation
(Formerly EVEolution Ventures Inc.)

Pro Forma Consolidated Statement of Operations
For the Year Ended 31 December 2001
US Funds
Unaudited

				Pro Forma
				Adjustments
				and	Pro Forma
		Peru	Bear Creek	Eliminating	Consolidated
	EVEolution	Exploration	Mining	Entries	EVEolution Ventures
	Ventures Inc.	Venture, LLLP	Company	(Note 3)	Inc.

General and Administrative Expenses Accounting and audit	$—	$15,050	$—	$—	$15,050
Advertising	14,736	—	—	—	14,736
Amortization	896	10,872	—	—	11,768
Consulting fees	22,375	45,650	—	—	68,025
Exploration expense	—	772,082	—	—	772,082
Legal	—	12,622	—	—	12,622
Listing and filing fees	3,636	—	—	—	3,636
Office and sundry	11,148	22,696	280	—	34,124
Professional fees	4,662	2,300	2,045	—	9,007
Salaries and benefits	—	121,222	—	—	121,222
Travel	4,574	24,716	—	—	29,290
Website maintenance	387	—	—	—	387

Operating Loss	(62,414)	(1,027,210)	(2,325)	—	(1,091,949)
Interest income	9,513	8,502	52	—	18,067
Other income	—	111	343	—	454
Transaction acquisition costs	—	—	—	(118,198)	(118,198)

Loss for the Year	$(52,901)	$(1,018,597)	$(1,930)	$(118,198)	$(1,191,626)

Loss per Share Basic and fully diluted					$(0.05)

Weighted average number of common shares					25,466,666

- See Accompanying Notes -

Bear Creek Mining Corporation
(Formerly EVEolution Ventures Inc.)
Notes to Pro Forma Consolidated Financial Statements
30 September 2002
US Funds
Unaudited

1.	Proposed Arrangement and Basis of Presentation

The accompanying pro forma consolidated financial statements have been compiled for purposes of inclusion in the Form SB-2 registration statement relating to the proposed acquisition by Bear Creek Mining Corporation (formerly EVEolution Ventures Inc.) (“EVE”) of:

•	all of the limited partner interests in Peru Exploration Venture, LLLP (“PeruEx”), an Arizona limited liability limited partnership which, along with its assigned Peruvian division, Bear Creek Mining Company Sucursal del Peru, is in the business of identifying and acquiring purchase or lease rights to, and exploring mineral properties located primarily in Peru, with the objective of identifying mineralized deposits economically worthy of subsequent development, mining and sale, and;

•	all of the shares in the capital of PeruEx’s general partner, Bear Creek Mining Company (“BCMC”), an Arizona Company.

By letter of agreement accepted 29 May 2002, the following conditions for the above mentioned acquisitions (“the transaction”) must occur:

•	EVE will issue 8,600,000 common shares to the stakeholders of BCMC and PeruEx.

•	The current principals of EVE will transfer, for nominal consideration, 2,400,000 common shares of EVE, that are currently held by them in escrow, to the stakeholders of BCMC and PeruEx.

•	EVE must advance to BCMC, by way of deposit, $80,659 (advanced) of which $64,589 is refundable if the transaction does not occur.

•	EVE must arrange bridge financing on behalf of BCMC for an amount of $900,000 (completed). As part of the transaction, EVE will repay the bridge financing through the issuance of up to 1,800,000 Units, each Unit consisting of one common share, 1/2 Series “A” Bridge warrant and 1/2 Series “B” Bridge warrant. Each whole Series “A” Bridge warrant entitles the holder to acquire one additional common share of the company within one year of the issuance of the warrant for a price of $0.50. Each whole Series “B” Bridge warrant entitles the holder to acquire one additional common share of the company within one year of the issuance of the warrant for a price of $0.75.

•	Concurrent with the closing of the acquisition, EVE must complete a prospectus offering of up to 11,000,000 units (“Units”) at a price of $0.50 per Unit for gross proceeds up to $5,500,000. Each Unit consists of one common share and one-half of one share purchase warrant. Each whole warrant will entitle the holder to purchase an additional common share of the company within one year from the date of issue of the warrant for a price of $0.75 per common share.

The company has agreed to pay a fee to Haywood Securities Inc. (“Haywood”) of up to 7.5% of the gross proceeds of the financing, in cash, plus brokers’ warrants entitling Haywood to purchase up to a total of 12% of the shares issued under the financing within one year for $0.50.

The transaction is subject to shareholder and regulatory approval.

Bear Creek Mining Corporation
(Formerly EVEolution Ventures Inc.)

Notes to Pro Forma Consolidated Financial Statements
30 September 2002
US Funds
Unaudited

1.	Proposed Arrangement and Basis of Presentation - Continued

The pro forma consolidated financial statements should be read in conjunction with the historical financial statements of each entity. Financial statements of EVE as at 30 September 2002 and 31 December 2001 and for the periods then ended and financial statements of PeruEx and BCMC as at 30 September 2002 and 31 December 2001 and for the periods then ended were used in the preparation of the pro forma consolidated balance sheet as at 30 September 2002 and the pro forma consolidated statements of operations for the nine month period ended 30 September 2002 and year ended 31 December 2001.

As this proposed transaction will result in the former stakeholders of PeruEx and BCMC owning greater than 50% of the outstanding common shares of EVE, immediately prior to the offering, the acquisition has been treated as a reverse take-over with PeruEx and BCMC, as a group, identified as the acquirer. The purchase method of accounting has been applied with the shares issued as consideration being recorded at the fair value of the net assets of EVE which has been determined to be equal to the net book value of EVE.

As the functional currency of the company will be U.S. Dollars, these proforma consolidated financial statements have been shown in U.S. funds. Canadian dollars were converted to U.S. dollars at the appropriately weighted average rate of exchange prevailing during the period (.6458 and .6367, respectively, for the 2001 statement of operations and the 2002 statement of operations) and the period end rate of .6282 was used for the 30 September 2002 balance sheet.

2.	Reverse Takeover Accounting

The control of the combined company will pass to the stakeholders of PeruEx and BCMC therefore the acquisition will be accounted for under the purchase method, as a reverse takeover, which means that:

•	the consolidated financial statements of the combined entity will be issued under the name of the legal parent (EVE), but will be a continuation of the combined financial statements of PeruEx and BCMC

•	PeruEx and BCMC are deemed to be the acquirer for accounting purposes and as such, their assets and liabilities will be included in the consolidated financial statements of the combined entity at their historical carrying values

•	the accumulated deficit of EVE up to the date of acquisition will be eliminated

•	the capital structure of the governing legal consolidated entity will be that of EVE, but the dollar amount of the issued share capital in the consolidated balance sheet immediately prior to acquisition will be that of BCMC, plus the value of shares issued by EVE to acquire PeruEx and BCMC, plus any shares issued by the company subsequent to the acquisition.

Bear Creek Mining Corporation
(Formerly EVEolution Ventures Inc.)

Notes to Pro Forma Consolidated Financial Statements
30 September 2002
US Funds
Unaudited

3.	Pro Forma Assumptions and Adjustments

The pro forma consolidated balance sheet as at 30 September 2002 has been prepared assuming that the transaction related to the proposed arrangement occurred on 30 September 2002. The pro forma consolidated statements of operations for the nine month period ended 30 September 2002 and for the year ended 31 December 2001 have been compiled assuming the transaction relating to the proposed arrangement occurred as at 1 January 2001. The pro forma consolidated statements of operations are not necessarily indicative of the results of operations that would have been attained had the acquisition taken place as at 1 January 2001 and does not purport to be indicative of the effects that may be expected to occur in the future.

The pro forma consolidated financial statements give effect to the following transactions:

a)	The advanced funds by EVE of $80,659 of which $64,589 was to be refundable has been eliminated upon consolidation. The non - refundable portion has been eliminated from the results of operations.

b)	Acquisition of EVE (at net book value), using reverse take-over accounting, and the related elimination of the share capital and deficit of EVE and expensing of deferred acquisition costs associated with the transaction.

c)	Satisfaction of the $900,000 bridge financing and related accrued interest by the issuance of 1,800,000 Units. Each Unit consisting of one common share, 1/2 Series “A” Bridge warrant and 1/2 Series “B” Bridge warrant. Each whole Series “A” Bridge warrant entitles the holder to acquire one additional common share of the company within one year of the issuance of the warrant for a price of $0.50. Each whole Series “B” Bridge warrant entitles the holder to acquire one additional common share of the company within one year of the issuance of the warrant for a price of $0.75. For purposes of this pro-forma, the bridge warrants have been assumed not to have been exercised. $150,000 of the bridge financing was received subsequent to 30 September 2002.

d)	Completion of the prospectus offering of 11,000,000 units (“Units”) at a price of $0.50 per Unit for gross proceeds of $5,500,000. Each Unit consists of one common share and one-half of one share purchase warrant. Each warrant will entitle the holder to purchase an additional common share of the company within one year from the date of issue of the warrant for a price of $0.75 per common share. For the purposes of this pro-forma, the warrants have been assumed not to have been exercised. In addition, share issuance costs totaling $682,500 are anticipated to be incurred by management to complete the financing.

e)	Elimination of the inter-entity balances.

f)	Elimination of the interest accrued on inter-entity balances.

Bear Creek Mining Corporation
(Formerly EVEolution Ventures Inc.)

Notes to Pro Forma Consolidated Financial Statements
30 September 2002
US Funds
Unaudited

4.	Pro Forma Consolidated Share Capital

Details are as follows:

	Number	Amount

Authorized:
50,000,000 common shares without par value Issued as at 30 September 2002 - EVE capital prior to acquisition	4,000,000	$286,430
Elimination of EVEolution share capital amount	—	(286,430)
BCMC share capital	—	3,500
Shares issued for acquisition	8,600,000	60,754
Shares issued for bridge financing	1,800,000	901,900
Shares issued by Prospectus	11,000,000	5,500,000
Bonus shares issued to EVE lenders for lending $177,500 to EVE until close of transaction	66,666	—
Share issuance costs	—	(682,500)

Pro Forma Consolidated Balance - 30 September 2002	25,466,666	$5,783,654

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As provided in our by-laws, except in respect of an action by or on behalf of us to procure a judgment in our favour we will indemnify our directors and officers, our former directors and officers or a person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor, or a person who undertakes or has undertaken any liability on our behalf or any such body corporate, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been our director or officer, if:

a)	He acted honestly and in good faith with a view to our best interests; and

b)	In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Additionally, we will, with the approval of the Supreme Court of the Yukon Territory, indemnify a person referred to in the paragraph above for any action by or on our behalf or a body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of ours or of a body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfils the conditions set out in (a) and (b) above.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses, other than certain placement expenses, to be incurred by the Registrant in connection with the preparation and filing of this Registration Statement. All amounts shown are estimates except for the SEC registration fee. The Registrant will pay all expenses in connection with the distribution of the shares of common stock being sold by the selling security holders, except for the fees and expenses of brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

SEC Registration Fee		$1,557.29
Blue Sky (State) Fees and Expenses		$6,000.00
Printing and Engraving		$10,000.00
Accountants’ Fees and Expenses		$64,000.00
Legal Fees and Expenses		$156,150.00
Transfer Agent Fees and Expenses	$	Nil
Transfer Agent Fees and Expenses		$5,000.00
Other Offering Expenses		$27,092.71

Total		$270,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

All of our sales of securities over the last 3 years have been unregistered and made in reliance of Regulation S. On September 30, 1999 we issued 3,000,000 common shares to our current directors and officers at a price of C$0.10 per share for proceeds of C$300,000 (approximately $150,000). On April 11, 2000 we issued 1,000,000 common shares and agent’s warrants to acquire a further 100,000 common shares, under our IPO, at a price of C$0.20 per share for aggregate gross proceeds of C$200,000 (approximately $100,000). On July 17, 2002, July 25, 2002, October 31, 2002 and January 20, 2003, we entered into promissory notes with the lenders under the BCMC loans under which we agreed to repay an aggregate of $900,000 of debt of BCMC, conditional on closing of the proposed transaction and the offering, through the issuance of 1,800,000 units consisting of 1,800,000 shares, 900,000 series A warrants to acquire an additional 900,000 shares, and 900,000 series B warrants to acquire an additional 900,000 shares. On October 11, 2002, we borrowed C$177,500 (approximately $118,300) of up to C$200,000 (approximately $133,295) of loan from the EVE lenders and agreed to issue 66,666 shares if the proposed transaction and offering close or 166,666 shares if the proposed transaction and offering do not close. Please refer to the section “Bear Creek Mining Corporation” starting on page 15 of this prospectus for more details.

ITEM 27. EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-B.

Exhibit No.	Document Description
1.1	Letter of Intent with Haywood Securities Inc.*
1.2	Amended Sponsorship and Agency Agreement with Haywood Securities Inc.
2.1	Letter Agreement*
2.2	Merger Agreement*
2.3	Representation Agreement*
2.4	Anti-Dilution Agreement*
2.5	Amended and Reinstated General Assignment Agreement*
3.1	Articles of Continuance*
3.2	Bylaws #1*
4.1	Specimen Share Certificate*
4.2	Specimen Series A warrant certificate*
4.3	Specimen Series B warrant certificate*
4.4	Specimen Series C warrant certificate*
4.5	Amended Warrant Indenture for Series A, Series B and Series C Warrants
4.6	Specimen Agent’s warrant certificate*
5.1	Opinion of Nexus Venture Capital Lawyers on the legality of the securities having been registered
5.2	Opinion of Lackowicz & Shier on the legality of the securities to be issued
5.3	Consulting Agreement with Andrew Swarthout. Previously filed as Exhibit 99.1
5.4	Consulting Agreement with David Volkert. Previously filed as Exhibit 99.2
5.5	Escrow Agreement between our principals, Pacific Corporate Trust Company and us. Previously filed as Exhibit 99.3
5.6	Value Escrow Agreement between ourselves, our “principals” and Pacific Corporate Trust Company. Previously filed as Exhibit 99.4
5.7	Pooling Agreement between our non-Principal shareholders and Pacific Corporate Trust Company. Previously filed as Exhibit 99.5
5.8	Amended Consulting Agreement between us and each of Catherine McLeod-Seltzer, Cheryl Wheeler, Melanie McMillan, Lenora Gates, Mat Wilcox, Karen Anderson, Neil MacKenzie and Lisa Pankratz
5.9	Incentive Stock Option Plan. Previously filed as Exhibit 99.7
5.10	Stock Option Agreement between us and each of Catherine McLeod-Seltzer, Cheryl Wheeler, Melanie McMillan, Lenora Gates, Mat Wilcox, Karen Anderson, Neil MacKenzie and Lisa Pankratz. Previously filed as Exhibit 99.8
10.1	Option to Purchase and Lease Agreement — Pechereque Mineral Rights*
10.2	Option to Purchase and Lease Agreement — Carola/Paraiso Mineral Rights*
10.3	Option to Purchase and Lease Agreement — Santa Rosa Mineral Rights*
10.4	Option to Purchase and Lease Agreement — Estrella Mineral Rights*
10.5	Yuri Mineral Rights Letter Agreement
10.6	Term Sheet for the Ataspaca property
10.7	Letter of Intent for the La Pampa property
21.1	List of Subsidiaries of Registrant
23.1	Amended Consent of Semple & Cooper
23.2	Amended Consent of Staley Okada and Partners
23.3	Consent of Adolfo Santa Cruz Miranda
23.4	Consent of NEXUS Venture Capital Lawyers (include in its opinion filed at 5.1)
23.5	Consent of Lackowicz & Shier (include in its opinion filed at 5.2)
23.6	Consent of Author for geological reports at Exhibits 99.1, 99.2, and 99.3
99.1	Geological Report for the Santa Rosa Project, Peru, and accompanying Certificate of Author dated August 1, 2002. Previously filed as Exhibit 99.9
99.2	Geological Report for the Lomo de Camello Project, Peru, and accompanying Certificate of Author dated August 1, 2002. Previously filed as Exhibit 99.10
99.3	Geological Report for the Estrella Project, Peru, and accompanying Certificate of Author dated August 2, 2002. Previously filed as Exhibit 99.11
99.4	TSX Venture Exchange preliminary approval letter dated November 29, 2002
99.5	Consulting Agreement between EVEolution Ventures Inc. and New Caledonian Geological Consulting dated June 3, 2002

*	Filed by reference to the Company's SB-2 filed on November 27, 2002

Exhibit No.	Document Description
99.6	Letter Agreement between Pacific Rim Mining Corporation and Bear Creek Mining Corporation dated January 9, 2003 regarding sub-let of office space to Bear Creek Mining Corporation

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.	To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (Section 230.424(b)) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	To provide to the agent at the closing specified in the sponsorship and agency agreement certificates in such denominations and registered in such names as required by the Agent to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 24th day of January, 2003.

BEAR CREEK MINING CORPORATION

BY:	“Cheryl Wheeler” Cheryl Wheeler President and Chief Executive Officer

BY:	“Lenora Gates” Lenora Gates, Corporate Secretary, Chief Financial Officer, Controller and Director

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Cheryl Wheeler, as true and lawful attorney-in-fact and agent, with full power of substitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
“Cheryl Wheeler” Cheryl Wheeler	President, Principal Executive Officer and a Member of the Board of Directors	January 24, 2003

“Lenora Gates” Lenora Gates	Chief Financial Officer, Corporate Secretary, Controller and a Member of the Board of Directors	January 24, 2003

“Melanie McMillan” Melanie McMillan	Member of the Board of Directors	January 24, 2003

“Catherine McLeod-Seltzer” Catherine McLeod-Seltzer	Member of the Board of Directors	January 24, 2003

CERTIFICATE OF THE COMPANY

Dated: January 24, 2003

The foregoing constitutes full, true and plain disclosure of all material facts relating to the Units offered by this Prospectus as required by the securities legislation of British Columbia, Alberta and Ontario and the respective regulations thereunder.

“Cheryl Wheeler” (Signed) CHERYL WHEELER Chief Executive Officer	“Lenora Gates” (Signed) LENORA GATES Chief Financial Officer and Controller

ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

“Catherine McLeod-Seltzer” (Signed) CATHERINE MCLEOD-SELTZER Director	“Melanie McMillan” (Signed) MELANIE MCMILLAN Director

CERTIFICATE OF THE PROMOTERS

Dated: January 24, 2003

The foregoing constitutes full, true and plain disclosure of all material facts relating to the Units offered by this Prospectus as required by the securities legislation of British Columbia, Alberta and Ontario and the respective regulations thereunder.

“Cheryl Wheeler” (Signed) CHERYL WHEELER	“Catherine McLeod-Seltzer” (Signed) CATHERINE MCLEOD-SELTZER

CERTIFICATE OF THE AGENT

Dated: January 24, 2003

To the best of our knowledge, information and belief, the foregoing constitutes full, true and plain disclosure of all material facts relating to the Units offered by this Prospectus as required by the securities legislation of British Columbia, Alberta and Ontario and the respective regulations thereunder.

HAYWOOD SECURITIES INC.

“Fabio Banducci”

By: (Signed) FABIO BANDUCCI Vice President, Corporate Finance

PROSPECTUS BACK PAGE

Until        , 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[to be attached to the filed exhibits separately from the SB-2]

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-B.

Exhibit No.	Document Description
1.1	Letter of Intent with Haywood Securities Inc.*
1.2	Amended Sponsorship and Agency Agreement with Haywood Securities Inc.
2.1	Letter Agreement*
2.2	Merger Agreement*
2.3	Representation Agreement*
2.4	Anti-Dilution Agreement*
2.5	Amended and Reinstated General Assignment Agreement*
3.1	Articles of Continuance*
3.2	Bylaws #1*
4.1	Specimen Share Certificate*
4.2	Specimen Series A warrant certificate*
4.3	Specimen Series B warrant certificate*
4.4	Specimen Series C warrant certificate*
4.5	Amended Warrant Indenture for Series A, Series B and Series C Warrants
4.6	Specimen Agent’s warrant certificate*
5.1	Opinion of Nexus Venture Capital Lawyers on the legality of the securities having been registered
5.2	Opinion of Lackowicz & Shier on the legality of the securities to be issued
5.3	Consulting Agreement with Andrew Swarthout. Previously filed as Exhibit 99.1
5.4	Consulting Agreement with David Volkert. Previously filed as Exhibit 99.2
5.5	Escrow Agreement between our principals, Pacific Corporate Trust Company and us. Previously filed as Exhibit 99.3
5.6	Value Escrow Agreement between ourselves, our “principals” and Pacific Corporate Trust Company. Previously filed as Exhibit 99.4
5.7	Pooling Agreement between our non-Principal shareholders and Pacific Corporate Trust Company. Previously filed as Exhibit 99.5
5.8	Amended Consulting Agreement between us and each of Catherine McLeod-Seltzer, Cheryl Wheeler, Melanie McMillan, Lenora Gates, Mat Wilcox, Karen Anderson, Neil MacKenzie and Lisa Pankratz
5.9	Incentive Stock Option Plan. Previously filed as Exhibit 99.7
5.10	Stock Option Agreement between us and each of Catherine McLeod-Seltzer, Cheryl Wheeler, Melanie McMillan, Lenora Gates, Mat Wilcox, Karen Anderson, Neil MacKenzie and Lisa Pankratz. Previously filed as Exhibit 99.8
10.1	Option to Purchase and Lease Agreement — Pechereque Mineral Rights*
10.2	Option to Purchase and Lease Agreement — Carola/Paraiso Mineral Rights*
10.3	Option to Purchase and Lease Agreement — Santa Rosa Mineral Rights*
10.4	Option to Purchase and Lease Agreement — Estrella Mineral Rights*
10.5	Yuri Mineral Rights Letter Agreement
10.6	Term Sheet for the Ataspaca property
10.7	Letter of Intent for the La Pampa property
21.1	List of Subsidiaries of Registrant
23.1	Amended Consent of Semple & Cooper
23.2	Amended Consent of Staley Okada and Partners
23.3	Consent of Adolfo Santa Cruz Miranda
23.4	Consent of NEXUS Venture Capital Lawyers (include in its opinion filed at 5.1)
23.5	Consent of Lackowicz & Shier (include in its opinion filed at 5.2)
23.6	Consent of Author for geological reports at Exhibits 99.1, 99.2, and 99.3
99.1	Geological Report for the Santa Rosa Project, Peru, and accompanying Certificate of Author dated August 1, 2002. Previously filed as Exhibit 99.9
99.2	Geological Report for the Lomo de Camello Project, Peru, and accompanying Certificate of Author dated August 1, 2002. Previously filed as Exhibit 99.10
99.3	Geological Report for the Estrella Project, Peru, and accompanying Certificate of Author dated August 2, 2002. Previously filed as Exhibit 99.11
99.4	TSX Venture Exchange preliminary approval letter dated November 29, 2002

*	Filed by reference to the Company's SB-2 filed on November 27, 2002

Exhibit No.	Document Description
99.5	Consulting Agreement between EVEolution Ventures Inc. and New Caledonian Geological Consulting dated June 3, 2002
99.6	Letter Agreement between Pacific Rim Mining Corporation and Bear Creek Mining Corporation dated January 9, 2003 regarding sub-let of office space to Bear Creek Mining Corporation